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                                                                     EXHIBIT 2.1


                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG



                               RSA SECURITY INC.,



                            FALCON ACQUISITION CORP.,



                          SECURANT TECHNOLOGIES, INC.,



                             RH INVESTMENTS 2001 LLC



                                       AND



                               WILLIAM J. MCLAREN






                               As of July 30, 2001








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                                TABLE OF CONTENTS
                                                                         Page
ARTICLE I  THE MERGER...................................................   1
                  1.1   The Merger......................................   1
                  1.2   The Closing.....................................   2
                  1.3   Actions at the Closing..........................   2
                  1.4   Additional Action...............................   3
                  1.5   Conversion of Shares............................   3
                  1.6   Dissenting Shares...............................  10
                  1.7   Exchange of Shares..............................  11
                  1.8   Adjustments Before and After the Closing........  12
                  1.9   Payments on Account of Adjustments..............  15
                  1.10  Shareholders' Representative....................  15
                  1.11  Escrow..........................................  17
                  1.12  Articles of Incorporation and By-laws...........  18
                  1.13  Directors and Officers..........................  18
                  1.14  No Further Rights...............................  18
                  1.15  Closing of Transfer Books.......................  18
                  1.16  Taxes...........................................  19

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............  19
                  2.1   Organization, Qualification and Corporate Power.  19
                  2.2   Capitalization..................................  19
                  2.3   Authorization of Transaction....................  20
                  2.4   Noncontravention................................  21
                  2.5   Subsidiaries....................................  22
                  2.6   Financial Statements............................  22
                  2.7   Absence of Certain Changes......................  23
                  2.8   Undisclosed Liabilities.........................  23
                  2.9   Tax Matters.....................................  23
                  2.10  Assets..........................................  27
                  2.11  Owned Real Property.............................  27
                  2.12  Intellectual Property...........................  27
                  2.13  Real Property Leases............................  30
                  2.14  Contracts.......................................  31
                  2.15  Powers of Attorney..............................  33
                  2.16  Insurance.......................................  33
                  2.17  Litigation......................................  33
                  2.18  Employees and Subcontractors....................  34
                  2.19  Employee Benefits...............................  35
                  2.20  Environmental Matters...........................  37

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                  2.21  Legal Compliance................................  39
                  2.22  Permits.........................................  39
                  2.23  Certain Business Relationships With Affiliates..  39
                  2.24  Brokers' Fees...................................  39
                  2.25  Books and Records...............................  39
                  2.26  Prepayments, Prebilled Invoices and Deposits....  40
                  2.27  Banking Facilities..............................  40
                  2.28  Accounts Receivable.............................  40
                  2.29  Warranties......................................  41
                  2.30  Customers and Suppliers.........................  41
                  2.31  Disclosure......................................  41

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE
TRANSITORY SUBSIDIARY...................................................  41
                  3.1   Organization and Corporate Power................  42
                  3.2   Authorization of Transaction....................  42
                  3.3   Noncontravention................................  42
                  3.4   Broker's Fees...................................  43
                  3.5   Sufficient Resources............................  43

ARTICLE IV  COVENANTS...................................................  43
                  4.1   Closing Efforts.................................  43
                  4.2   Governmental and Third-Party Notices and
                        Consents........................................  43
                  4.3   Shareholder Approval; Termination of Options
                        and Warrants....................................  44
                  4.4   Operation of Business...........................  45
                  4.5   Access to Information...........................  47
                  4.6   Notice of Breaches..............................  47
                  4.7   Exclusivity.....................................  48
                  4.8   Expenses........................................  48
                  4.9   Additional Financial Statements.................  48
                  4.10  Benefit Plans...................................  49
                  4.11  Amendment to Financial Advisor Agreement........  49
                  4.12  Satisfaction of Disclosure Items................  49
                  4.13  Bridge Financing................................  49

ARTICLE V  CONDITIONS TO CONSUMMATION OF MERGER.........................  50
                  5.1   Conditions to Each Party's Obligations..........  50
                  5.2   Conditions to Obligations of the Buyer and the
                        Transitory Subsidiary...........................  50
                  5.3   Conditions to Obligations of the Company........  52

ARTICLE VI  INDEMNIFICATION.............................................  54
                  6.1   Indemnification by the Company Shareholders.....  54
                  6.2   Indemnification by the Buyer....................  55

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                  6.3   Indemnification Claims..........................  55
                  6.4   Survival of Representations and Warranties......  58
                  6.5   Limitations.....................................  58
                  6.6   Special Indemnification by William J. McLaren
                        and the Company Shareholders....................  59

ARTICLE VII  TERMINATION................................................  61
                  7.1   Termination of Agreement........................  61
                  7.2   Effect of Termination...........................  62

ARTICLE VIII  DEFINITIONS...............................................  62

ARTICLE IX  MISCELLANEOUS...............................................  66
                  9.1   Press Releases and Announcements................  66
                  9.2   No Third Party Beneficiaries....................  66
                  9.3   Entire Agreement................................  66
                  9.4   Succession and Assignment.......................  66
                  9.5   Counterparts and Facsimile Signature............  66
                  9.6   Headings........................................  66
                  9.7   Notices.........................................  66
                  9.8   Governing Law...................................  68
                  9.9   Amendments and Waivers..........................  68
                  9.10  Severability....................................  68
                  9.11  Submission to Jurisdiction......................  68
                  9.12  Construction....................................  69
                  9.13  Specific Performance............................  69


Exhibit A -       Shareholder Agreement

Exhibit B-1 -     Merger Agreement

Exhibit B-2 -     Certificate of Merger

Exhibit C-1 -     Escrow Agreement

Exhibit C-2 -     Special Escrow Agreement

Exhibit D -       Exchange Agreement

Exhibit E -       Opinion of Counsel to the Company

Exhibit F -       Non-Competition Agreements

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Schedule 1.5      Preliminary Allocation Schedule

Schedule 1.8(b)   Potential Qualified Bookings

Schedule 4.4(c)   Approved Bridge Financing Providers

Schedule 4.8      Expenses of Professional Advisors

Schedule 5.2(i)   Non-Competition Parties


Disclosure Schedule

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                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


         This Amended and Restated Agreement and Plan of Merger (the "Agreement"), dated as of July 30, 2001, is entered into by and among RSA SECURITY INC., a Delaware corporation (the "Buyer"); FALCON ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"); SECURANT TECHNOLOGIES, INC., a California corporation (the "Company"); RH Investments 2001 LLC, a Delaware limited liability company, solely in its capacity as Shareholders' Representative (as defined herein) and solely for the purposes set forth in Sections 1.8, 1.10, 9.7, 9.8, 9.11 and 9.13 and Article VI; and William J. McLaren, solely for the purposes set forth in Sections 1.5(f), 1.11, 6.6, 9.7, 9.8, 9.11 and 9.13. The Buyer, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

         This Agreement contemplates a merger of the Transitory Subsidiary into the Company. In such merger, the shareholders of the Company will receive cash in exchange for their shares of capital stock of the Company.

         Concurrently with the execution of this Agreement, and as a condition and inducement of the willingness of Buyer to enter into this Agreement, certain shareholders of the Company have executed Shareholder Agreements in favor of the Buyer in the form attached hereto as EXHIBIT A (the "Shareholder Voting Agreement"), pursuant to which such shareholders have agreed to vote and to give Buyer a proxy to vote all of the shares of capital stock of the Company that such shareholders own in favor of the transactions described herein.

         The parties hereto have previously entered into that certain Agreement and Plan of Merger, dated as of July 30, 2001 (the "Prior Agreement"), and this Agreement amends and restates the Prior Agreement in its entirety.

         Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I
                                   THE MERGER

         1.1 THE MERGER. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the later to occur of (i) the time at which the Surviving Corporation files the Agreement of Merger in the form attached hereto as EXHIBIT B-1 (the "Agreement of Merger") or other appropriate documents, together with the required officers' certificates and the certificates of satisfaction from the California Franchise Tax Board for the Transitory Subsidiary and the Company (collectively, the "California Merger Filings"), in accordance with

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Section 1103 of the California General Corporation Law, with the Secretary of
State of the State of California, and (ii) the time at which the Surviving Corporation files a certificate of merger in the form attached hereto as EXHIBIT B-2 or other appropriate documents prepared and executed in accordance with
Section 252(c) of the Delaware General Corporation Law with the Secretary of State of the State of Delaware (the "Delaware Merger Filings"). The Merger shall have the effects set forth in Section 1107 of the California General Corporation Law and in Section 259 of the Delaware General Corporation Law.

         1.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, commencing at 9:00 a.m. local time on August 31, 2001, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in
Article V hereof (the "Closing Date").

         1.3   ACTIONS AT THE CLOSING.  At the Closing:

               (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in
Section 5.2;

               (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in
Section 5.3;

               (c) the Surviving Corporation shall file the California Merger Filings with the Secretary of State of the State of California and the Delaware Merger Filings with the Secretary of State of the State of Delaware;

               (d) the Buyer shall deliver the Preliminary Merger Consideration (as defined in Section 1.8(a)) to U.S. Bank Trust National Association (the "Exchange Agent") in accordance with Section 1.7 (subject to reduction by such adjustments, if any, as may be required by Sections 1.8(a) in respect of the Preliminary Balance Sheet and 1.10(a) in respect of the Shareholders' Representative Fund and the Expenses);

               (e) the Buyer shall cause the Shareholders' Representative Fund and the Expenses to be paid from the Merger Consideration, respectively, pursuant to the written directions received by the Buyer under Section 1.10(a), and the Buyer shall also pay (without reducing the Merger Consideration) the $300,000 sum of professional expenses to be borne by the Buyer under Section 4.8 to the professionals entitled thereto as identified by written notice given to the Buyer prior to the Closing by the Company and the Shareholders' Representative; and

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               (f) the Buyer, the Shareholders' Representative (as defined in
Section 1.10) and United States Trust Company (the "Escrow Agent") shall execute and deliver each of the Escrow Agreement attached hereto as EXHIBIT C-1 (the "Escrow Agreement") and, together with William J. McLaren, the Escrow Agreement attached hereto as EXHIBIT C-2 (the "Special Escrow Agreement"), and the Buyer or the Transitory Subsidiary shall deposit an aggregate of $21,000,000 with the Escrow Agent in accordance with Sections 1.5(f) and 1.11.

         1.4 ADDITIONAL ACTION. The Surviving Corporation may, at any time and from time to time from and after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate and give effect to the transactions contemplated by this Agreement.

         1.5  CONVERSION OF SHARES.

              (a) DEFINITIONS. For the purposes hereof, the following definitions shall apply:

                   (i) "Aggregate Escrow Fund" shall mean $20,700,000, which amount equals the sum of the Escrow Fund and the Shareholder Special Escrow Contribution (each as defined in Section 1.11).

                   (ii) "Aggregate Participation Amount" shall mean (A) the Net Merger Consideration less (B) to the extent the following preferences are payable in accordance with the provisions hereof, the sum of (1) the product of
(x) the Series A Preference and (y) the number of Company Series A Shares, AND
(2) the product of (x) the Series B Preference and (y) the number of Company Series B Shares, AND (3) the product of (x) Series C Preference and (y) and the number of Company Series C Shares, AND (4) the product of (x) the Series C-1 Preference and the number of Company Series C-1 Shares.

                   (iii) "Company Common Shares" shall mean shares of Company's common stock, no par value.

                   (iv) "Company Option" shall mean each unexpired option to acquire Company Common Shares.

                   (v) "Company Series A Shares" shall mean shares of the Company's Series A preferred stock, no par value.

                   (vi) "Company Series B Shares" shall mean shares of the Company's Series B preferred stock, no par value.

                   (vii) "Company Series C Shares" shall mean shares of the Company's Series C preferred stock, no par value.

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                   (viii) "Company Series C-1 Shares" shall mean shares of the
Company's Series C-1 preferred stock, no par value.

                   (ix) "Company Shares" shall mean the sum of the Company Common Shares, Company Series A Shares, Company Series B Shares, Company Series C Shares, Company Series C-1 Shares and the Company Vested Options.

                   (x) "Company Vested Options" shall mean the sum of the number of shares of the Company's Common Stock (A)(i) underlying the vested portion of each Company Option as such may be amended on or before the Effective Time, to the extent such amendment is permitted under Section 4.4(a), (ii) which are not otherwise included in outstanding Company Common Shares for purposes of this
Section 1.5, and (iii) which underlie the portion, if any, of the Company Vested Options for which a direct cash payment is otherwise allocated pursuant to this
Section 1.5 without the requirement that such options be exercised and (B)(i) underlying the otherwise vested portion of such Company Option for which a valid exercise has not been made prior to the date specified by the Company prior to the Closing, (ii) which are not otherwise included in outstanding Company Common Shares for purposes of this Section 1.5, and (iii) which underlie the portion, if any, of the Company Vested Options for which a direct cash payment is otherwise allocated pursuant to this Section 1.5 without the requirement that such options be exercised.

                   (xi) "Merger Consideration" shall mean $140,000,000.

                   (xii) "Net Merger Consideration" shall mean the Merger Consideration less (A) Expenses (as defined in Section 1.10 hereof) and, (B) the Shareholders' Representative Fund (as defined in Section 1.10 hereof), (C) the Retention Bonus Fund (defined below) and (D) any withholding, payroll, employment or similar Taxes (as defined in Section 2.9 hereof) required to be withheld or paid by the Buyer, the Company, or the Surviving Corporation with respect to any amounts payable or contemplated hereunder ("Withholding Taxes").

                   (xiii) "Net Participation Amount" shall mean the Aggregate Participation Amount less the Aggregate Escrow Fund.

                   (xiv) "Outstanding Company Shares" shall mean the aggregate number of Company Shares outstanding at the Effective Time (but before cancellation thereof by operation of the Merger).

                   (xv) "Per Share Net Participation Amount" shall mean the Net Participation Amount divided by the Outstanding Company Shares.

                   (xvi) "Per Share Escrow Amount" shall mean the Aggregate Escrow Fund divided by the Outstanding Company Shares.

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

                   (xvii) "Preferred Shares" shall mean the Company Series A Shares, Company Series B Shares, Company Series C Shares and Company Series C-1 Shares.

                   (xviii) "Restated Articles" shall mean the Company's 6th Amended & Restated Articles of Incorporation.

                   (xix) "Series A Preference" shall mean $0.17.

                   (xx) "Series B Preference" shall mean $1.48.

                   (xxi) "Series C Preference" shall mean $3.99.

                   (xxii) "Series C-1 Preference" shall mean $3.99.

              (b)  CONVERSION OF COMPANY SHARES.

                   (i) COMPANY COMMON STOCK. As of the Effective Time, each Company Common Share that is issued and outstanding at the Effective Time (but before cancellation thereof by operation of the Merger) (except for Dissenting Shares) shall, by virtue of the Merger and without any action on the part of any Party or holder thereof, be cancelled and converted into the right to receive:

                          (A) an amount in cash equal to the Per Share Net Participation Amount; and

                          (B) a conditional amount of cash per share equal to the Per Share Escrow Amount.

                   (ii) COMPANY SERIES A PREFERRED STOCK. As of the Effective Time, each Company Series A Share that is issued and outstanding at the Effective Time (but before cancellation thereof by operation of the Merger) (except for Dissenting Shares) shall by virtue of the Merger and without any action on the part of any Party or holder thereof, be cancelled and converted into the right to receive:

                          (A) an amount in cash equal to the Series A
                          Preference;

                          (B) an amount in cash equal to the Per Share Net Participation Amount; and

                          (C) a conditional amount in cash equal to the Per Share Escrow Amount.

Notwithstanding the foregoing, in the event that the sum of (A), (B) and (C) above is in excess of $0.51, then, in accordance with Section 2(a)(iv) of
Article IV of the Restated Articles, each Company Series A Share shall be deemed a "Company Common Share" for purposes of this

                                     - 5 -
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Section 1.5 and each holder thereof shall be entitled to receive the consideration described in Section 1.5(b)(i) in the manner provided therein.

              (iii) COMPANY SERIES B PREFERRED STOCK. As of the Effective Time, each Company Series B Share that is issued and outstanding at the Effective Time (but before cancellation thereof by operation of the Merger) (except for Dissenting Shares) shall by virtue of the Merger and without any action on the part of any Party or holder thereof, be cancelled and converted into the right to receive:

                          (A) an amount in cash equal to the Series B
                          Preference;

                          (B) an amount in cash equal to the Per Share Net Participation Amount; and

                          (C) a conditional amount in cash equal to the Per Share Escrow Amount.

Notwithstanding the foregoing, in the event that the sum (A), (B) and (C) above is in excess of $4.44, then, in accordance with Section 2(a)(iv) of Article IV of the Restated Articles, each Company Series B Share shall be deemed a "Company Common Share" for purposes of this Section 1.5 and each holder thereof shall be entitled to receive the consideration described in Section 1.5(b)(i) in the manner provided therein.

              (iv) COMPANY SERIES C PREFERRED STOCK. As of the Effective Time, each Company Series C Share that is issued and outstanding at the Effective Time (but before cancellation thereof by operation of the Merger) (except for Dissenting Shares) shall by virtue of the Merger and without any action on the part of any Party or holder thereof, be cancelled and converted into the right to receive:

                          (A) an amount in cash equal to the Series C
                          Preference;

                          (B) an amount in cash equal to the Per Share Net Participation Amount; and

                          (C) a conditional amount in cash equal to the Per Share Escrow Amount.

Notwithstanding the foregoing, in the event that the sum of (A), (B) and (C) above is in excess of $11.97, then, in accordance with Section 2(a)(iv) of
Article IV of the Restated Articles, each Company Series C Share shall be deemed a "Company Common Share" for purposes of this Section 1.5 and each holder thereof shall be entitled to receive the consideration described in Section 1.5(b)(i) in the manner provided therein.

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              (v) COMPANY SERIES C-1 PREFERRED STOCK. As of the Effective Time,
each Company Series C-1 Share that is issued and outstanding at the Effective Time (but before cancellation thereof by operation of the Merger) (except for Dissenting Shares) shall by virtue of the Merger and without any action on the part of any Party or holder thereof, be cancelled and converted into the right to receive:

                          (A) an amount in cash equal to the Series C-1 Preference;

                          (B) an amount in cash equal to the Per Share Net Participation Amount; and

                          (C) a conditional amount in cash equal to the Per Share Escrow Amount.

Notwithstanding the foregoing, in the event that the sum of (A), (B) and (C) above is in excess of $11.97, then, in accordance with Section 2(a)(iv) of
Article IV of the Restated Articles, each Company Series C-1 Share shall be deemed a "Company Common Share" for purposes of this Section 1.5 and each holder thereof shall be entitled to receive the consideration described in Section 1.5(b)(i) in the manner provided therein.

              (c)  COMPANY OPTIONS.

                   (i) COMPANY OPTIONS. Subject to the reduction in the cash payments for amounts specified in Sections 1.5(c)(ii) and (iii), each Company Vested Option that is outstanding immediately prior to the Effective Time, including all unexercised Company Options which have vested in accordance with their normal vesting schedule and any Company Options which vest solely as a result of the Merger, shall be cancelled and converted into the right to receive an amount of cash per share subject to that Company Vested Option equal to the Per Share Net Participation Amount and a conditional amount in cash equal to the Per Share Escrow Amount. Thereafter, without impairing the rights of the holders of Company Vested Options to receive cash payments to the extent set forth herein, the holders of Company Options shall, as of the Effective Time, cease to have any further right or entitlement to acquire any Company Common Shares or any shares of capital stock of the Buyer or the Surviving Corporation under the cancelled Company Options.

                   (ii) WITHHOLDING FROM CASH FOR COMPANY OPTIONS. The Buyer shall withhold from the cash payments made with respect to Company Options held by employees of the Company or any Subsidiary (as defined below), in lieu of paying the withheld amounts to those holders of Company Options, all Withholding Taxes. After the Closing, the Buyer will timely file, or will cause the Surviving Corporation to timely file, any related returns of such Withholding Taxes and will timely remit, or cause the timely remission of, these withheld amounts to the taxing authorities entitled to receive the same. It is the express intention of the Parties that the Exchange Fund shall be reduced to the extent of any Withholding Taxes, which, to the extent withheld from such fund, shall not be treated as a liability of the Company for purposes of the Closing Balance Sheet. The Company and the Shareholders' Representative agree to provide the Buyer with such information as it may reasonably require in order to calculate any Withholding Taxes.

                   (iii) ADJUSTMENTS TO PAYMENTS OR SHARES UNDER CERTAIN OPTIONS. To the extent that the Company has permitted any Company Options to be cancelled in exchange for cash payments, the cash payments to be received by the holder of those Company Options shall be reduced by the applicable aggregate exercise price not paid in cash by such holder.

                   (iv) OTHER RIGHTS TO ACQUIRE COMPANY SHARES. The Company shall take all other actions necessary or appropriate so that, as of the Effective Time and as a result of the Merger, (A) no options, warrants or other rights to acquire any Company Shares or any securities, debt or other rights convertible into or exchangeable or exercisable for shares of Company's capital stock are outstanding, and (B) no person other than the holders of Company Shares and/or Company Options, prior to the Closing, shall have any right, title or interest in or to the ownership of the Company or the Surviving Corporation or any securities issued by Company or the Surviving Corporation, and (C) the holders of Company Shares and holders of Company Options shall, on and after the Closing, have no right, title or interest in or to Company or the Surviving Corporation or any securities of Company or the Surviving Corporation, other than the right to payments of cash in the manner described herein, and (D) no person holding Company Shares and/or Company Options or rights to acquire Company Shares or Company Options shall by virtue of any such securities have any right to acquire any securities of the Buyer.

                   (v) NO INFERRED AMENDMENTS TO COMPANY OPTIONS. No provision of this Section 1.5 or other provision of this Agreement is intended by its terms to amend any Company Option or to give any rights to any holders of Company Options to require accelerated vesting or other amendments to Company Options, except to the extent that the Company in its discretion and prior to the Closing, elects to implement any such accelerated vesting or other amendments in accordance with and subject to the provisions of Section 4.4(a) hereof.

              (d) RETENTION BONUS PROGRAM. The Company may (but is not obligated to), not later than three (3) business days before the Closing, designate a portion of the Merger Consideration to be separately funded by the Buyer within the Exchange Fund (the "Retention Bonus Fund") and paid as retention bonuses to certain Company employees whose employment with the Surviving Corporation continues until December 31, 2001 and to certain other Company employees on terms to be specified by the Company prior to the Closing, provided that such arrangements are approved before the Closing by the Buyer, which approval shall not be unreasonably withheld or delayed, and such arrangements, including amounts needed to fund applicable employer and employee withholding requirements upon payment of the retention bonuses, do not increase the cash payments of the Merger Consideration otherwise payable by the Buyer under this Agreement. To the extent that such retention bonuses are not paid under the terms specified, the Exchange Agreement shall specify that the sums not paid will be promptly distributed to the holders of Company Shares in the proportionate amounts otherwise established by the Exchange Agreement.

              (e) SM NON-COMPETE PAYMENT. If and only if (i) William J. McLaren has executed and delivered on or before the date of this Agreement the Shareholder Voting Agreement and Non-Competition Agreement in the forms attached hereto to be signed by him, and (ii) the Closing occurs pursuant to this Agreement, the Buyer shall deduct from the Preliminary Merger Consideration (as defined in Section 1.8(a)) and, on the Closing Date, and the Company shall pay to William J. McLaren the sum of Eight Hundred Thousand Dollars ($800,000.00) (the "SM Non-Compete Payment"), in immediately available funds to an account designated by William J. McLaren at least two (2) business days prior to the Closing. The Parties agree that the SM Non-Compete payment is to be made in consideration of obligations under the Non-Competition Agreement executed and delivered by William J. McLaren pursuant to this Agreement, and do not intend that such payment be in the nature of a severance payment or other payment for his past employment by the Company.

              (f) SM ESCROW CONTRIBUTION. Notwithstanding the allocation of Merger proceeds otherwise payable to William J. McLaren pursuant to this Section 1.5, the Buyer shall deposit $300,000 of such amount (the "SM Escrow Contribution") into the Special Escrow Fund (as defined in Section 1.11).

              (g) PRELIMINARY ALLOCATION OF PROCEEDS. The Company has prepared
Schedule 1.5 attached hereto (the "Preliminary Allocation Schedule") as a preliminary summary of the allocation of proceeds to holders of Company Shares contemplated by this Section 1.5 based on, among other things, the Company's allocation of preferences set forth in Section 1.5(b), certain assumptions concerning Company Options and the Retention Bonus Fund, and estimates of the adjustments to the Merger Consideration required under this Agreement as of the Effective Time, but EXCLUDING any assumptions concerning (i) estimated Withholding Taxes, (ii) the adjustments, if any, based on the Closing Balance Sheet described in Sections 1.8 and 1.9, or (iii) any claims against either the Escrow Fund or the Special Escrow Fund. The Parties acknowledge and agree that the Company and the Buyer will jointly amend Schedule 1.5 as of the Effective Time to (i) reflect the actual adjustments and allocation of proceeds then required by the applicable provisions of this Agreement and the respective rights, preferences and privileges of the Company Shares, (ii) reflect Withholding Taxes and (iii) instruct the Exchange Agent as to the portion of the Exchange Fund payable as of the Effective Time to specific holders of Company Shares. The Parties acknowledge that the aggregate dollar amount allocated to holders of Company Shares at the Closing may differ from the Preliminary Allocation Schedule based upon (i) final amounts allocated to the Expenses, the Shareholders' Representative Fund, the Retention Bonus Fund, the SM Non-Compete Payment, Withholding Taxes, and adjustments based on the Closing Balance Sheet,
(ii) the number of Company Shares issued or deemed issued as of the Effective Time pursuant to Company Options and other outstanding securities of the Company convertible into or exercisable for Company Shares, and (iii) other applicable provisions of this Agreement. Notwithstanding the foregoing or anything to the contrary set forth herein, in no event shall the aggregate amounts payable by the Buyer to the Exchange Fund, the Escrow Fund and the Special Escrow Fund exceed $140,000,000, but without regard to any positive or negative adjustments provided for in Section 1.8 hereof.

              (h) COMPANY TREASURY SHARES. Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment therefor.

              (i) TRANSITORY SUB SHARES. Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

         1.6  DISSENTING SHARES.

              (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held by holders thereof who are entitled to vote on the Merger (within the meaning of Section 1300 of the California General Corporation Law) and who have not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Chapter 13 of the California General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive the Merger Consideration which the holders of Outstanding Company Shares (the "Company Shareholders") are entitled to receive pursuant to
Section 1.5, unless such Company Shareholder's right to appraisal shall have ceased in accordance with Section 1309 of the California General Corporation Law or the Company Shareholder shall have properly withdrawn his, her or its demand for appraisal. If such Company Shareholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then, as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration payable in respect of such Company Shares pursuant to Section 1.5.

              (b) The Company shall give the Buyer prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company. Until such time, if any, as the number of Dissenting Shares exceeds five percent (5%) of the number of outstanding Company Shares on an as-converted basis, the Company shall provide the Buyer with the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the California General Corporation Law; provided, however, that prior to the Effective Time the Buyer shall not be permitted to settle any such demand for appraisal without the Company's consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event the number of Dissenting Shares exceeds five percent (5%) of the number of outstanding Common Shares on an as-converted basis, (i) prior to the Effective Time, the Buyer and the Company shall mutually agree on the method by which negotiations and proceedings with respect to such demands for appraisal under the California General Corporation Law shall be conducted and
(ii) from and after the Effective Time, the Buyer shall direct all such negotiations and proceedings. The Company shall not, except with the prior written consent of the Buyer, make or agree to make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

         1.7  EXCHANGE OF SHARES.

              (a) Prior to the Effective Time, the Buyer and the Shareholders' Representative shall enter into an agreement with the Exchange Agent in the form attached hereto as EXHIBIT D (the "Exchange Agreement"), to (i) effect the exchange for the Merger Consideration of certificates or other Securities Documentation (as defined in the Exchange Agreement) held by the Company Shareholders that, immediately prior to the Effective Time, represented Outstanding Company Shares converted into the Merger Consideration pursuant to
Section 1.5 ("Certificates") and (ii) pay any excess Adjusted Merger Consideration (as defined in Section 1.8(f)) to the Company Shareholders in accordance with the provisions of Section 1.9 of this Agreement. On the Closing Date, the Buyer shall deliver to the Exchange Agent, in trust for the benefit the Company Shareholders, a wire transfer in the amount of $119,000,000, subject to the adjustments provided in Sections 1.8 and 1.10 (the "Exchange Fund"). As soon as practicable after the Effective Time (but in no event later than five
(5) business days thereafter), the Buyer shall cause the Exchange Agent to send a notice and a transmittal form to each Company Shareholder advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Merger Consideration payable pursuant to Section 1.5. Each Company Shareholder, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld and without interest) the Merger Consideration payable to such holder pursuant to Section 1.5. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Merger Consideration payable pursuant to Section 1.5. Company Shareholders shall not be entitled to receive the Merger Consideration to which they would otherwise be entitled until such Certificates are properly surrendered.

               (b) If any Merger Consideration is to be delivered to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the delivery of such Merger Consideration that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers,
(ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to a holder of Company Shares for any Merger Consideration payable to such holder pursuant to Section 1.5 that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in exchange therefor pursuant to Section 1.5. The Exchange Agent may, in its discretion, and shall at the reasonable request of the Buyer, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Exchange Agent a bond for the benefit of the Exchange Agent and the Buyer in such sum as it may direct as indemnity against any claim that may be made against the Exchange Agent and/or the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

               (d) Any portion of the Exchange Fund which remains undistributed to the holders of Company Shares for six (6) months after the Effective Time, unless such period is otherwise extended in accordance with the Exchange Agreement, shall be delivered to the Buyer, upon demand, and any holder of Company Shares who has not previously complied with this Section 1.7 shall thereafter look only to the Buyer, as a general unsecured creditor, for payment of its Merger Consideration pursuant to Section 1.5.

         1.8 ADJUSTMENTS BEFORE AND AFTER THE CLOSING. The Merger Consideration shall be subject to adjustment as follows:

               (a) Not later than three business days prior to the Closing Date, the Company shall prepare and deliver to the Buyer a balance sheet of the Company as of a date (the "Preliminary Closing Balance Sheet Date") within five business days of the Closing Date (the "Preliminary Closing Balance Sheet"). The Preliminary Closing Balance Sheet shall be prepared in accordance with the provisions relating to the preparation of the Closing Balance Sheet (as defined below) set forth in this Section 1.8. The Preliminary Closing Balance Sheet shall be accompanied by (i) all relevant backup materials and schedules, in detail reasonably acceptable to the Buyer, and (ii) a statement setting forth the amount, if any, by which the estimated Closing Working Capital (as hereinafter defined) is greater than, or less than, the Target Amount (as hereinafter defined) (the "Preliminary Closing Working Capital"). In the event that the Preliminary Closing Working Capital on the Preliminary Closing Balance Sheet is $50,000 or more less than the Target Amount, the amount of such deficiency shall be deducted from the $119,000,000 portion of the Merger Consideration otherwise payable at the Closing under Section 1.7(a) (as so adjusted, the "Preliminary Merger Consideration").

               (b) Not later than 35 calendar days after the Closing Date, the Shareholders' Representative shall deliver to the Buyer a balance sheet of the Company and the Subsidiaries (as defined in Section 2.4) as of the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be audited by Ernst & Young LLP (the "Company's Auditor") and shall be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied consistently with the Company's past practice (to the extent such past practices are consistent with GAAP), subject to the adjustments set forth in this Section
1.8 (which shall be in
addition to and not in lieu of those required by GAAP). The cost of the preparation of the Closing Balance Sheet shall be paid one half by the Company Shareholders, whose share of the cost thereof shall be paid from the Escrow Fund (as defined in Section 1.11), and one half by the Buyer; provided, however that the Buyer's share of the cost of the preparation of the Closing Balance Sheet shall not exceed $30,000. The Closing Balance Sheet shall (i) exclude as liabilities of the Company up to $300,000 of financial advisor, legal and accounting expenses incurred by the Company and its Subsidiaries (as defined in Section 2.4) to be borne by the Buyer and the Surviving Corporation pursuant to Section 4.8 of this Agreement, and also exclude as liabilities the portion of those expenses which are deducted from the Preliminary Merger Consideration and paid to the professional advisors as of the Closing from amounts otherwise included in the Preliminary Merger Consideration; (ii) exclude as an asset any loan payable to the Company by any employee or former employee of the Company or any of its Subsidiaries, provided that all repayments of such loans by applications of the Preliminary Merger Consideration or other payments received by the Company within thirty (30) days after the Closing Date shall be included as assets of the Company for purposes of the Closing Balance Sheet and adjustments in the Merger Consideration relating thereto; (iii) include as an asset Qualified Bookings (as defined herein) that are made by the Company during the period commencing on July 30, 2001 and ending on September 30, 2001; and
(iv) include as a liability the SM Non-Compete Payment. For purposes of this Agreement, "Qualified Bookings" shall mean sales to any of the entities listed on SCHEDULE 1.8(b) hereto that are entered into in the Ordinary Course of Business (as defined in Section 2.4) and not otherwise included on the Closing Balance Sheet for which valid, enforceable contracts have been entered into and the products and/or services are deliverable and/or performable on or before September 30, 2001. The Buyer shall afford the Shareholders' Representative and the Company's Auditor reasonable access to the Company's books and records during normal business hours for purposes of the preparation of the Closing Balance Sheet.

               (c) The Closing Balance Sheet delivered pursuant to paragraph (b) above shall be accompanied by (i) relevant backup materials and schedules, in detail reasonably acceptable to the Buyer, (ii) copies of all accounting work papers relevant to the preparation of the Closing Balance Sheet, and (iii) a statement setting forth the amount, if any, by which the Closing Working Capital is greater than, or less than, $3,500,000 (the "Target Amount") (the amount of such difference, as it may be adjusted pursuant to the resolution of any disputes resolved pursuant to paragraph (d) below, the "Closing Working Capital Adjustment") (with the Closing Working Capital Adjustment to be expressed as a positive number if the Closing Working Capital on the Closing Balance Sheet is greater than the Target Amount and as a negative number if the Closing Working Capital on the Closing Balance Sheet is less than the Target Amount). For purposes of this Agreement, "Closing Working Capital" shall mean the total consolidated current assets of the Company and its Subsidiaries minus the total consolidated current liabilities of the Company and its Subsidiaries (including in current assets all cash and cash equivalents, accounts receivable, unbilled receivables, inventory and prepaid expenses and excluding from current assets all income tax assets, and including in current liabilities accounts payable and accrued expenses, and excluding from current liabilities income tax liabilities).

               (d) In the event that the Buyer disputes the Closing Balance Sheet or the calculation of the Closing Working Capital, the Buyer shall notify the Shareholders' Representative in writing (the "Dispute Notice") of the amount, nature and basis of such dispute, within 30 calendar days after delivery of the Closing Balance Sheet. In the event of such a dispute, the Buyer and the Shareholders' Representative shall first use their diligent good faith efforts to resolve such dispute between themselves. If the parties are unable to resolve the dispute within 30 calendar days after delivery of the Dispute Notice, then any remaining items in dispute shall be submitted to an independent nationally recognized accounting firm selected in writing by the Shareholders' Representative and the Buyer or, if the Shareholders' Representative and the Buyer fail or refuse to select a firm within 10 calendar days after written request therefor by the Shareholders' Representative or the Buyer, such an independent nationally recognized accounting firm shall be selected in accordance with the rules of the Boston, Massachusetts office of the American Arbitration Association (the "Arbitrator"). All determinations pursuant to this paragraph (d) shall be in writing and shall be delivered to the Parties. The determination of the Arbitrator as to the resolution of any dispute shall be binding and conclusive upon all Parties. A judgment on the determination made by the Arbitrator pursuant to this Section 1.8 may be entered in and enforced by any court having jurisdiction thereover.

               (e) The fees and expenses of the Arbitrator in connection with the resolution of disputes pursuant to paragraph (d) above shall be shared equally by the Company Shareholders and the Buyer; PROVIDED, however, that if the Arbitrator determines that one Party has adopted a position or positions with respect to the Closing Balance Sheet or the calculation of the Closing Working Capital that is frivolous or clearly without merit, the Arbitrator may, in its discretion, assign a greater portion of any such fees and expenses to such Party.

               (f) Immediately upon the expiration of the 30-day period for giving the Dispute Notice, if no Dispute Notice is given, or upon notification by the Buyer to the Shareholders' Representative that no Dispute Notice will be given, or immediately upon the resolution of disputes, if any, pursuant to this
Section 1.8, the Merger Consideration shall be adjusted as follows (as so adjusted, the "Adjusted Merger Consideration"):

                   (i) If the Closing Working Capital Adjustment is negative, such deficiency shall be deducted from the Merger Consideration to obtain the Adjusted Merger Consideration.

                   (ii) If the Closing Working Capital Adjustment is zero, the Adjusted Merger Consideration shall be equal to the Merger Consideration.

                   (iii) If the Closing Working Capital Adjustment is positive, such additional amount shall be added to the Merger Consideration to obtain the Adjusted Merger Consideration.

         1.9 PAYMENTS ON ACCOUNT OF ADJUSTMENTS. In the event (i) the Adjusted Merger Consideration is greater than (ii) the sum of the Preliminary Merger Consideration and the Aggregate Escrow Fund, the Buyer shall pay the difference to the Company Shareholders upon the expiration of the 30-day period for giving the Dispute Notice, if no Dispute Notice is given, or upon notification by the Buyer to the Shareholders' Representative that no Dispute Notice will be given, or immediately upon final resolution of any dispute in connection with the determination of the Adjusted Merger Consideration. In the event (i) the Adjusted Merger Consideration is less than (ii) the sum of the Preliminary Merger Consideration and the Aggregate Escrow Fund, the Company Shareholders shall pay the difference to the Buyer upon the expiration of the 30-day period for giving the Dispute Notice, if no Dispute Notice is given, or upon notification by the Buyer to the Shareholders' Representative that no Dispute Notice will be given, or immediately upon final resolution of any dispute in connection with the determination of the Adjusted Merger Consideration. Any amounts payable to the Buyer pursuant to this Section 1.9 shall be promptly paid solely from the Escrow Fund. Any amounts payable to the Company Shareholders pursuant to this Section 1.9 shall be promptly deposited with the Exchange Agent for distribution by the Exchange Agent to the Company Shareholders.

         1.10  SHAREHOLDERS' REPRESENTATIVE.

               (a) In order to efficiently administer the transactions contemplated hereby, including (i) the determination of the Closing Working Capital Adjustment and the Adjusted Merger Consideration, (ii) the waiver of any condition to the obligations of the Company and the Company Shareholders to consummate the transactions contemplated hereby, and (iii) the defense and/or settlement of any claims for which the Company Shareholders may be required to indemnify the Buyer and/or the Surviving Corporation pursuant to Article VI hereof, the Company Shareholders, by the approval and adoption of this Agreement, shall designate RH Investments 2001 LLC as their representative (the "Shareholders' Representative"). The parties acknowledge that the Company and the Shareholders' Representative shall, prior to the Closing, direct by joint written notice(s) to the Buyer and the Exchange Agent that, on the Closing Date
(i) a portion of the Preliminary Merger Consideration, not to exceed an amount to be disclosed in the Information Statement (as defined in Section 4.3) (the "Shareholders' Representative Fund"), shall be withheld and paid directly by the Buyer to an account designated in such notice, as a fund for the fees and expenses of the Shareholders' Representative incurred in connection with this Agreement, with any balance of the Shareholders' Representative Fund not incurred for such purposes to be returned to the Company Shareholders in proportion to their interests in the Escrow Fund, and in such manner that the Shareholders' Representative and the Company may prior to the Closing agree in writing, and (ii) a portion of the Preliminary Merger Consideration, in excess of the $300,000 of such expenses to be borne by the Buyer under Section 4.8, but not to exceed an amount to be disclosed in the Information Statement, shall be paid directly by the Buyer to certain financial and professional advisors and legal counsel to the Company in amounts to be set forth in such joint written notice (such amounts, after deducting such $300,000 sum, the "Expenses").

               (b) The Company Shareholders by the approval and adoption of this Agreement authorize the Shareholders' Representative (i) to make all decisions relating to the determination of the Closing Working Capital Adjustment and the Adjusted Merger Consideration, (ii) to take all action necessary in connection with the waiver of any condition to the obligations of the Company Shareholders to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Company Shareholders may be required to indemnify the Buyer and/or the Surviving Corporation pursuant to Article VI hereof, (iii) to give and receive all notices required to be given under the Agreement, and (iv) to take any and all additional action as is contemplated to be taken by or on behalf of the Company Shareholders by the terms of this Agreement.

               (c) In the event that the Shareholders' Representative dies, becomes unable to perform his or her responsibilities hereunder or resigns from such position, the Company Shareholders holding, prior to the Closing, a majority of the Outstanding Company Shares (on an as-converted basis) are authorized to and shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Shareholders' Representative for all purposes of this Agreement and the documents delivered pursuant hereto.

               (d) All decisions and actions by the Shareholders' Representative, including without limitation any agreement between the Shareholders' Representative and the Buyer relating to the determination of the Closing Working Capital Adjustment and/or the Adjusted Merger Consideration, or the defense or settlement of any claims for which the Company Shareholders may be required to indemnify the Buyer and/or the Surviving Corporation pursuant to
Article VI hereof, shall be binding upon all of the Company Shareholders, and no Company Shareholder shall have the right to object, dissent, protest or otherwise contest the same.

               (e) The Shareholders' Representative shall not have any liability to any of the Parties or the Company Shareholders for any act done or omitted hereunder as Shareholders' Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Shareholders shall severally indemnify the Shareholders' Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

               (f) By his, her or its approval of the Merger, this Agreement, the Escrow Agreement and the Special Escrow Agreement, each Company Shareholder agrees, in addition to the foregoing, that:

                   (i) the Buyer shall be entitled to rely conclusively on the instructions and decisions of the Shareholders' Representative as to the determination of the Closing Working Capital Adjustment and/or the Adjusted Merger Consideration, or the settlement of any claims for indemnification by the Buyer and/or the Surviving Corporation pursuant to Article VI hereof, or any other actions required or permitted to be taken by the Shareholders'

Representative hereunder, and no party hereunder shall have any cause of action against the Buyer for any action taken by the Buyer in reliance upon the instructions or decisions of the Shareholders' Representative;

                   (ii) all actions, decisions and instructions of the Shareholders' Representative shall be conclusive and binding upon all of the Company Shareholders and no Company Shareholder shall have any cause of action against the Shareholders' Representative for any action taken, decision made or instruction given by the Shareholders' Representative under this Agreement, except for Fraud (as defined in Section 6.4) or willful misconduct by the Shareholders' Representative in connection with the matters described in this
Section 1.10;

                   (iii) the provisions of this Section 1.10 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Company Shareholder may have in connection with the transactions contemplated by this Agreement;

                   (iv) remedies available at law for any breach of the provisions of this Section 1.10 are inadequate; therefore, the Buyer and the Surviving Corporation shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either the Buyer and/or the Surviving Corporation brings an action to enforce the provisions of this Section 1.10; and

                   (v) the provisions of this Section 1.10 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees and successors of each Company Shareholder, and any references in this Agreement to a Company Shareholder or the Company Shareholders shall mean and include the successors to the Company Shareholder's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

         1.11  ESCROW.

               (a) On the Closing Date, in addition to the SM Escrow Contribution to be delivered by the Buyer to the Escrow Agent pursuant to
Section 1.5(f), the Buyer shall (or shall cause the Transitory Subsidiary to) deliver to the Escrow Agent a wire transfer in the aggregate amount of $20,700,000, which amount shall be withheld from the total $140,000,000 of Merger Consideration defined in Section 1.5(a) of this Agreement and shall be deposited with the Escrow Agent, of which amount (i) $20,000,000 shall be deposited for the purpose of securing the indemnification and Merger Consideration adjustment obligations of the Company Shareholders set forth in this Agreement (together with all accrued interest thereon, except as provided in the Escrow Agreement, the "Escrow Fund") and (ii) $700,000 shall be deposited in the Special Escrow Fund (together with all accrued interest thereon, except as provided in the Special Escrow Agreement, the "Shareholder Special Escrow Contribution").

               (b) For purposes of this Agreement, "Special Escrow Fund" shall mean the sum of the SM Escrow Contribution and the Shareholder Special Escrow Contribution, which amounts shall be deposited by the Buyer with the Escrow Agent for the purpose of securing the indemnification obligations of William J. McLaren and the Company Shareholders set forth in Section 6.6. The Escrow Fund shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Special Escrow Fund shall be held by the Escrow Agent under the Special Escrow Agreement pursuant to the terms thereof.

               (c) Each of the Escrow Fund and the Special Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the respective terms thereof.

               (d) The adoption of this Agreement and the approval of the Merger by the Company Shareholders shall constitute approval of each of the Escrow Agreement and Special Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of each of the Escrow Fund and Special Escrow Fund in escrow in accordance with the respective terms thereof.

         1.12  ARTICLES OF INCORPORATION AND BY-LAWS.

               (a) The Articles of Incorporation of the Surviving Corporation immediately following the Effective Time shall be in the form attached to the Agreement of Merger.

               (b) The By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-laws of the Company immediately prior to the Effective Time.

         1.13 DIRECTORS AND OFFICERS. The directors of the Transitory Subsidiary shall become the directors of the Surviving Corporation as of the Effective Time. Officers of the Transitory Subsidiary shall become the officers of the Surviving Corporation as of the Effective Time, in their respective positions as with the Transitory Subsidiary.

         1.14 NO FURTHER RIGHTS. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of certificates formerly representing Company Shares shall cease to have any rights with respect thereto except as provided herein or by law.

         1.15 CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, certificates and other Securities Documentation formerly representing Company Shares or the right to acquire Company Shares effective at the Closing are presented to the Buyer or the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration in accordance with Section 1.5, subject to Section 1.11 and to applicable law in the case of Dissenting Shares.

          1.16 TAXES. Notwithstanding any other provision in this Agreement, the Buyer shall have the right to withhold or cause the Exchange Agent to withhold Taxes from any payments to be made hereunder (including any payments to be made under any of the Exchange Agreement, Escrow Agreement or Special Escrow Agreement) if such withholding is required by law and to collect Forms W-8 or W-9, as applicable, from the Company Shareholders.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Buyer and the Transitory Subsidiary that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule shall be initialed by the Parties and shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article II, and the disclosures in any section or paragraph of the Disclosure Schedule shall qualify other sections and paragraphs in this Article II only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections and paragraphs.

          2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of California. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, and each such jurisdiction is set forth in Section 2.1 of the Disclosure Schedule. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer true and complete copies of its Articles of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Company has at all times complied with, and is not in default under or in violation of any provision of, its Articles of Incorporation or By-laws.

         2.2 CAPITALIZATION. The authorized capital stock of the Company consists of (a) 50,000,000 Common Shares, of which, as of the date of this Agreement, 10,983,440 shares are issued and outstanding and no shares are held in the treasury of the Company, and (b) 25,000,000 Preferred Shares, of which
(i) 3,646,542 shares have been designated as Series A Preferred Stock, all of which, as of the date of this Agreement, shares are issued and outstanding, (ii) 3,743,233 shares have been designated as Series B Preferred Stock, of which, as of the date of this Agreement, 3,707,666 shares are issued and outstanding,
(iii) 8,300,000 shares have been designated as Series C Preferred Stock, of which, as of the date of this Agreement, 2,418,058 shares are issued and outstanding, and (iv) 12,000,000 shares have been designated as Series C-1 Preferred Stock, of which, as of the date of this Agreement, 5,600,620 shares are issued and outstanding. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of (i) all shareholders of the Company, indicating the number and class or series of Company Shares held by each Shareholder and (for Shares other than Common Shares) the number of

Common Shares (if any) into which such Company Shares are convertible, (ii) all outstanding options to purchase Company Shares pursuant to the Company's 1996 Stock Plan, 1997 Director & Officer Stock Plan and 2001 Stock Plan (the "Option Plans") or otherwise ("Options") and warrants to purchase Company Shares other than Options ("Warrants"), indicating (A) the holder thereof, (B) the number and class or series of Company Shares subject to each Option and Warrant and (for Company Shares other than Common Shares) the number of Common Shares (if any) into which such Company Shares are convertible, (C) the exercise price, date of grant, vesting schedule and expiration date for each Option or Warrant, and (D) any terms regarding the acceleration of vesting, and (iii) the Stock Option Plans and other stock or equity-related plans of the Company. All of the Options and Warrants will terminate and be of no further force or effect at or immediately prior to the Effective Time, and none of the Company, the Buyer, the Transitory Subsidiary or the Surviving Corporation shall, thereafter, have any liability or obligation, including any obligation to pay any Merger Consideration, with respect thereto. All of the issued and outstanding Company Shares are, and all Company Shares that may be issued upon exercise of Options or Warrants will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than the Options and Warrants listed in Section 2.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act of 1933, as amended (the "Securities Act"), or any foreign securities law, or sale or transfer (including without limitation agreements relating to preemptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. To the best knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

         2.3 AUTHORIZATION OF TRANSACTION. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by (i) a majority of the votes represented by the outstanding Preferred Stock entitled to vote on this Agreement and the Merger, voting as a single class, and (ii) a majority of the votes represented by the outstanding Common Stock entitled to vote on this Agreement and the Merger Agreement, voting as a single class (collectively, the "Requisite Shareholder Approval"), the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its shareholders, (ii) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law and the California General Corporation Law, and (iii) directed that this Agreement and the Merger be submitted to the shareholders of the Company for their adoption and approval and resolved to recommend that the shareholders of Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Buyer and the Transitory Subsidiary, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         2.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), and the filing of the California Merger Filings and the Delaware Merger Filings, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company or the Company Shareholders of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Articles of Incorporation or By-laws of the Company, (b) require on the part of the Company or any corporation, partnership, limited liability company or other form of business association (a "Business Entity") with respect to which the Company, directly or indirectly, has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or managers (a "Subsidiary") any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets is subject, (d) result in the imposition of any Security Interest upon any assets of the Company or any Subsidiary or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation, and
(iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") of the Company and the Subsidiaries and not material to the Company and the Subsidiaries, taken as a whole.

          2.5 SUBSIDIARIES. Section 2.5 of the Disclosure Schedule sets forth for each Subsidiary (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock,
(c) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof and the number of shares held by each such holder, (d) the number of shares of its capital stock held in treasury, and
(e) its directors, managers and officers. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, each of which is listed in
Section 2.5 of the Disclosure Schedule. Each Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Buyer correct and complete copies of the charter and By-laws of each Subsidiary, as amended to date. No Subsidiary is in default under or in violation of any provision of its charter or By-laws. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary. The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust, or other business association which is not a Subsidiary.

          2.6 FINANCIAL STATEMENTS. The Company has provided to the Buyer (a) the audited consolidated balance sheet and statements of income, changes in shareholders' equity and cash flows of the Company and the Subsidiaries as of and for the fiscal year ended December 31, 1999; and (b) the audited consolidated balance sheet (the "Most Recent Balance Sheet") and statements of income, changes in shareholders' equity and cash flows of the Company and the Subsidiaries for the fiscal year ended December 31, 2000 (the "Balance Sheet Date"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries.

          2.7 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, (a) there has not been any material adverse change in the assets, business, financial condition, results of operations or future prospects of the Company and its Subsidiaries, taken as a whole, nor to the Company's best knowledge has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future, and (b) neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs
(a) through (o) of Section 4.4 below without, in the case of events arising after the date of this Agreement, the prior written consent of the Buyer.

          2.8 UNDISCLOSED LIABILITIES. None of the Company and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for
(a) liabilities accrued or expressly reserved for on the Most Recent Balance Sheet, a copy of which is included in Section 2.8 of the Disclosure Schedule,
(b) liabilities which have arisen since the Balance Sheet Date in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual liabilities incurred in the Ordinary Course of Business of the Company and its Subsidiaries which are not required by GAAP to be reflected on a balance sheet and that are not in the aggregate material.

          2.9 TAX MATTERS.

              (a)  For purposes of this Agreement:

                   (i) The term "Taxes" means (x) all taxes, and any and all other charges, fees, levies, duties, deficiencies, customs or other similar assessments or liabilities in the nature of a tax, including without limitation any income, gross receipts, ad valorem, premium, value-added, excise, severance, stamp, occupation, windfall profits, real property, personal property, sales, use, transfer, transfer gains, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, and franchise taxes imposed by any federal, state, local, or foreign government, or any agency or political subdivision thereof, (y) any interest, fines, penalties, assessments, or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph or any contest or dispute thereof, and (z) any items described in this paragraph that are attributable to another person but that the Company or any Subsidiary is liable to pay by law, by contract, or otherwise; and

                   (ii) The term "Tax Returns" means all reports, returns, declarations, statements, forms, or other information required to be supplied to a taxing authority or to any individual or entity in connection with Taxes and any associated schedules or work papers provided in connection with such items.

              (b) Each of the Company and the Subsidiaries has properly filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were correct and complete in all respects. Each of the Company and the Subsidiaries has properly paid on a timely basis all Taxes, whether or not shown on any of its Tax Returns, that were due and payable. All Taxes that the Company and any Subsidiary is or was required by law to withhold or collect have been withheld or collected and, to the extent required, have been properly paid on a timely basis to the appropriate Governmental Entity.

              (c) The unpaid Taxes of the Company and the Subsidiaries for periods through the date of the Most Recent Balance Sheet do not exceed the accruals and reserves for Taxes (excluding reserves for deferred Taxes) set forth on the Most Recent Balance Sheet. All Taxes attributable to the period from and after the date of the Most Recent Balance Sheet and continuing through the Closing Date are attributable to the conduct by the Company and the Subsidiaries of their respective operations in the Ordinary Course of Business and are consistent both as to type and amount with Taxes attributable to such comparable period in the immediately preceding year.

              (d) Neither the Company nor any Subsidiary is or has ever been a member of any group of corporations with which it has filed (or been required to file) consolidated, combined, or unitary Tax Returns, other than a group of which only the Company and the Subsidiaries are or were members. Neither the Company nor any Subsidiary has any actual or potential liability under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), as a transferee or successor, by contract, or otherwise for any Taxes of any person (including without limitation any affiliated, combined, or unitary group of corporations or other entities that included the Company or any Subsidiary during a prior Tax period) other than the Company and the Subsidiaries. Neither the Company nor any Subsidiary is a party to, bound by, or obligated under any Tax allocation, Tax sharing, or Tax indemnity agreement.

              (e) The Company has delivered to the Buyer correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company or any Subsidiary with respect to all taxable years for which the applicable statute of limitations has not run. No examination or audit of any Tax Return of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the best knowledge of the Company or any Subsidiary, threatened or contemplated, and neither the Company nor any Subsidiary knows of any basis upon which a Tax deficiency or assessment could reasonably be expected to be asserted against the Company or any Subsidiary. Neither the Company nor any Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Company or any Subsidiary was required to file any Tax Return that was not filed.

               (f) Neither the Company nor any Subsidiary has in effect currently any waiver of any statute of limitations with respect to Taxes or agreed to an extension of time with respect to an assessment of or deficiency in Taxes that is currently in effect.

               (g) Neither the Company nor any Subsidiary is a party to any Tax litigation or, to the best knowledge of the Company or any Subsidiary, is the subject of any Tax audit.

Neither the Company nor any Subsidiary is and neither has been a party to any specific transaction the main purpose of which has been to avoid, defer, or reduce Taxes. Neither the Company nor any Subsidiary is and neither has been a party to any transaction or agreement that is in conflict with the Tax rules on transfer pricing in any relevant jurisdiction. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Internal Revenue Code of 1986, as amended (the "Code").

               (h) There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of the Company or any Subsidiary, other than with respect to Taxes not yet due and payable.

               (i) Neither the Company nor any Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company or any Subsidiary are subject to an election under Section 341(f) of the Code.

               (j) Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

               (k) Neither the Company nor any Subsidiary has made any payments, is obligated to make any payments or is a party to any agreement, contract, arrangement, or plan that could obligate it to make any payments, that are or could be, separately or in the aggregate, (i) "excess parachute payments" within the meaning of Section 280G of the Code (without regard to Section 280G(b)(4) thereof), or (ii) subject to the deduction limitations of Section 162(m) of the Code.

               (l) No Company Shareholder holds Company Shares that are non-transferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which a valid election under
Section 83(b) of the Code has not been made, and no payment to any Company Shareholder of any portion of the consideration payable pursuant to this Agreement will result in compensation or other income to such Company Shareholder with respect to which the Buyer, the Company or any Subsidiary would be required to deduct or withhold any Taxes.

               (m) None of the assets of the Company or any Subsidiary (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code, (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code, or
(iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

               (n) Neither the Company nor any Subsidiary has undergone or is required to undergo, nor has the Company or any Subsidiary agreed to undergo, and is not required (nor will be required as a result of the transactions contemplated in this Agreement) to undergo a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code. Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

              (o) Neither the Company nor any Subsidiary has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

              (p) There is no limitation on the utilization by the Company or any Subsidiary of its net operating losses, built-in losses, Tax credits, or similar items under Section 382, 383, or 384 of the Code or comparable provisions of state law (other than any such limitation arising as a result of the consummation of the transactions contemplated by this Agreement).

              (q) Neither the Company nor any Subsidiary has distributed to its shareholders or security holders stock or securities of a controlled corporation, nor have stock or securities of the Company or any Subsidiary been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code).

              (r) Neither the Company nor any Subsidiary is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

              (s) Neither the Company nor any Subsidiary is or has ever been a passive foreign investment company within the meaning of Sections 1291 - 1297 of the Code.

              (t) Neither the Company nor any Subsidiary has ever incurred (or been allocated) an "overall foreign loss" as defined in Section 904(f)(2) of the Code which has not been previously recaptured in full as provided in Sections 904(f)(1) and/or 904(f)(3) of the Code.

              (u) Neither the Company nor any Subsidiary is a party to any gain recognition agreement under Section 367 of the Code.

              (v) Neither the Company nor any Subsidiary owns any interest in an entity that is characterized as a partnership for federal income tax purposes.

               (w) The Tax bases of the assets of the Company and its Subsidiaries for purposes of determining future amortization, depreciation and other federal income tax deductions are accurately reflected on the Company's and Subsidiaries' Tax books and records.

               (x) At all times prior to June 30, 1998, the Company was properly treated as an S corporation for federal income Tax purposes and for purposes of filing any other Tax Returns in which the Company purported to be an S corporation.

         2.10 ASSETS.

              (a) Each of the Company and the Subsidiaries owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

              (b) No asset of the Company (tangible or intangible) is subject to any Security Interest.

              (c) Section 2.10(c) of the Disclosure Schedule sets forth (i) a true, correct and complete list of all items of tangible personal property, including without limitation purchased and capitalized software, owned by the Company or any Subsidiary as of the date hereof, or not owned by the Company or any Subsidiary but in the possession of or used in the business of the Company or any Subsidiary (the "Personal Property"), other than individual assets with a book value of less than $10,000, and (ii) a description of the owner of, and any agreement relating to the use of, each item of Personal Property not owned by the Company or any Subsidiary and the circumstances under which such Property is used. Each item of Personal Property not owned by the Company or any Subsidiary is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the Company or any Subsidiary and the owner or lessor thereof, the obligations of the Company or such Subsidiary to such owner or lessor will be discharged.

         2.11 OWNED REAL PROPERTY. None of the Company or any Subsidiary owns, or has ever owned, any real property.

         2.12 INTELLECTUAL PROPERTY.

              (a) Each of the Company and the Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property (as defined below in this Section 2.12) that are used to conduct its business as currently conducted or currently planned to be conducted. Each item of Intellectual Property owned or used in the operation of the business of the Company or any Subsidiary at any time during the period covered by the Financial Statements will be owned or available for use by the Surviving Corporation or a

Subsidiary on identical terms and conditions immediately following the Closing. Each of the Company and the Subsidiaries has taken reasonable measures to protect the proprietary nature of each item of Intellectual Property and to maintain in confidence all trade secrets and confidential information that it owns or, to its best knowledge, uses.

              (b) No other person or Business Entity has any rights to any of the Intellectual Property owned or used by the Company or any Subsidiary (other than any rights in any such Intellectual Property (i) not owned by the Company or any Subsidiary that constitutes commercially available software generally available to the public or (ii) owned by the Company or any Subsidiary and granted pursuant to software licenses or other agreements entered into in the Ordinary Course of Business), and, to the best knowledge of the Company, no other person or Business Entity is infringing, violating or misappropriating any of the Intellectual Property that the Company or any Subsidiary owns or uses. The Company or a Subsidiary has acquired all rights to Intellectual Property developed or held by any employees or third parties who developed such Intellectual Property for the Company or any Subsidiary. For purposes of this Agreement, "Intellectual Property" means all (A) patents, patent applications, patent disclosures and all related continuations, continuations in part, divisionals, reissues, reexaminations, utility models, certificates of invention and design patents, patent applications, registrations and applications for registrations, (B) trademarks, service marks, domain names, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, (D) computer software, data and documentation, (E) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (F) other proprietary rights relating to any of the foregoing, and
(G) copies and tangible embodiments thereof.

              (c) None of the products or services marketed or distributed by the Company or any of the Subsidiaries, and none of the activities or business conducted by the Company or any of the Subsidiaries, infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property rights of any other person or Business Entity. Neither the Company nor any Subsidiary has received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the best knowledge of the Company there is no basis for any such complaint, claim or notice.

              (d) Section 2.12(d) of the Disclosure Schedule identifies each (i) patent or registration that has been issued to the Company or any Subsidiary with respect to any of its Intellectual Property, (ii) pending patent application or application for registration that the Company or any Subsidiary has made with respect to any of its Intellectual Property, and (iii) material license or other material agreement pursuant to which the Company or any Subsidiary has granted any rights to any third party with respect to any of its Intellectual Property. The Company has delivered to the Buyer or Buyer's counsel, correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and written abstracts and filing information relating to all such applications. With respect to each item of Intellectual Property that the Company or any Subsidiary owns:

                   (i) subject to such rights as have been granted by the Company or any Subsidiary under agreements entered into with end user customers in the Ordinary Course of Business of the Company and the Subsidiaries, the Company or a Subsidiary possesses all right, title and interest in and to such item;

                   (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

                   (iii) except in accordance with the terms of the Company's standard forms of Proprietary Software License and Maintenance Agreement, Solution Integrator Agreement, Reseller Agreement, Referral Partner Agreement and Agreement of Securant Technologies Alliance Partnership Program, copies of which have previously been provided to the Buyer or Buyer's counsel, neither the Company nor any Subsidiary has agreed to indemnify any person or Business Entity for or against any infringement, misappropriation or other conflict with respect to such item.

              (e) Section 2.12(e) of the Disclosure Schedule identifies each item of Intellectual Property used by the Companies or the Subsidiaries in the operation of the business of the Company and the Subsidiaries at any time during the period covered by the Financial Statements, or that the Company or any Subsidiary plans to use in the future, that is owned by a party other than the Company or a Subsidiary (other than commercially available desktop software applications generally available to the public, which are not listed in Section 2.12(e) of the Disclosure Schedule but with respect to which the representations set forth below in this Section 2.11(e) are true). The Company has supplied the Buyer or Buyer's counsel with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date) pursuant to which the Company or any Subsidiary uses such Intellectual Property, all of which are listed on Section 2.12(e) of the Disclosure Schedule. With respect to each such item of Intellectual Property:

                   (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect with respect to the Company or any Subsidiary party thereto, and to the best knowledge of the Company, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto;

                   (ii) such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

                   (iii) neither the Company or any Subsidiary nor, to the best knowledge of the Company, any other party to such license, sublicense or other agreement is in breach or default thereof, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                   (iv) the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction to which the Company or any Subsidiary is a party or has been specifically named, nor to the best knowledge of the Company, subject to any other outstanding judgment, order, decree, stipulation or injunction;

                   (v) neither the Company nor any Subsidiary has agreed to indemnify any person or Business Entity for or against any interference, infringement, misappropriation or other conflict with respect to such item other than pursuant to license agreements entered into in the Ordinary Course of Business; and

                   (vi) no license or other fee is payable solely as the result of any transfer or assignment of such license, sublicense or other agreement by the terms thereof or the terms of any other agreement or arrangement with the other party or parties thereto.

         2.13 REAL PROPERTY LEASES. Section 2.13 of the Disclosure
Schedule lists all real property leased or subleased to the Company or any Subsidiary and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.13 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.13 of the Disclosure Schedule:

              (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect with respect to the Company or any Subsidiary party thereto, and to the best knowledge of the Company, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, subject, in each case, to (i) laws of general application relating to public policy, bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies;

              (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, subject to (i) laws of general application relating to public policy, bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies;

              (c) neither the Company nor any Subsidiary party to the lease or sublease is in breach or default thereunder, to the best knowledge of the Company, no other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

              (d) there are no disputes, oral agreements or enforceable forbearance programs in effect as to the lease or sublease;

              (e) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

              (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

              (g) no construction, alteration or other leasehold improvement work with respect to the lease or sublease remains to be paid for or performed by the Company or any Subsidiary.

         2.14 CONTRACTS. Section 2.14 of the Disclosure Schedule lists the following written arrangements (including without limitation written agreements) to which the Company or any Subsidiary is a party:

              (a) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $10,000 per annum or having a remaining term longer than six (6) months;

              (b) any written arrangement (or group of related written arrangements) for the licensing or distribution of software, products or other personal property or for the furnishing or receipt of services (i) which calls for performance over a period of more than six (6) months, (ii) which involves more than the sum of $10,000, or (iii) in which the Company or any Subsidiary has granted rights to license, sublicense or copy, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

              (c) any written arrangement establishing a partnership or joint venture;

              (d) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $10,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

              (e) any written arrangement concerning confidentiality or noncompetition (other than (i) the Company's standard form of confidentiality, nonsolicitation and non-competition agreement with its employees, a copy of which has been provided to the Buyer, (ii) the nondisclosure agreements entered into among any of the Parties in connection with the transactions contemplated by this Agreement, and (iii) nondisclosure agreements entered into with prospective customers of the Company or any Subsidiary which do not impose any ongoing obligations on the Company or any Subsidiary);

              (f) any written arrangement involving any of the Company Shareholders or their Affiliates (for the purpose of this Agreement, "Affiliate" shall mean (A) in the case of an individual, the members of the immediate family (including parents, siblings and children) of (i) the individual and (ii) the individual's spouse, and (iii) any Business Entity that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with any of the foregoing individuals, or (B) in the case of a Business Entity, another Business Entity or a person that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with the Business Entity), other than agreements providing for reimbursement of travel and related out of pocket expenses incurred in the Ordinary Course of Business;

              (g) any written arrangement under which the consequences of a default or termination could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company or any Subsidiary;

              (h) any agency, distributor, sales representative, franchise or similar agreements to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound; and

              (i) any other written arrangement (or group of related written arrangements) either involving more than $10,000 or not entered into in the Ordinary Course of Business of the Company or any Subsidiary.

         The Company has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.14 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect with respect to the Company or any Subsidiary party thereto and, to the best knowledge of the Company, the written arrangement is legal, valid, binding and in enforceable and in full force and effect with respect to each other party thereto, subject, in each case, to (a) laws of general application relating to public policy, bankruptcy, insolvency and the relief of debtors, and
(b) rules of law governing specific performance, injunctive relief and other equitable remedies; (ii) the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and (iii) neither the Company or any Subsidiary nor, to the best knowledge of the Company, any other party, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company or any Subsidiary or, to the best knowledge of the Company, by any such other party, or permit termination, modification or acceleration, under the written arrangement. Neither the Company nor any Subsidiary is a party to any oral contract, agreement or other arrangement, or any oral amendment to any written agreement, which, if reduced to written form, would be required to be listed in Section 2.14 of the Disclosure Schedule under the terms of this Section 2.14. Neither the Company nor any Subsidiary is restricted by any arrangement from carrying on its business anywhere in the world.

         2.15 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

         2.16 INSURANCE.

              (a) Section 2.16 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers' compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year. Each such insurance policy is in full force and effect and will continue to be in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing. All premiums due and payable under all such policies have been paid, neither the Company nor any Subsidiary may be liable for retroactive premiums or similar payments, and the Company and the Subsidiaries are otherwise in compliance with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy.

              (b) Neither the Company nor any Subsidiary is in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and neither the Company nor any Subsidiary has received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general.
Section 2.16 of the Disclosure Schedule identifies all claims asserted by the Company or any Subsidiary pursuant to any insurance policy since January 1, 1999 and describes the nature and status of such claim. Neither the Company nor any Subsidiary has incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. Each of the Company and the Subsidiaries is covered by insurance in scope and amount that the Company believes is customary and reasonable for the businesses in which it is engaged.

         2.17 LITIGATION. Except as identified and described in Section
2.17 of the Disclosure Schedule, (a) there is no action, suit, proceeding or investigation to which the Company or any Subsidiary is a party (either as a plaintiff or defendant) pending or, to the best knowledge of the Company, threatened before any court, Governmental Entity or arbitrator, and to the best knowledge of the Company, there is no basis for any such action, suit, proceeding or investigation; (b) neither the Company or any Subsidiary nor, to the best knowledge of the Company, any officer, director or employee of the Company or any Subsidiary has been permanently or temporarily enjoined by any order, judgment or decree of any court or Governmental Entity from engaging in or continuing to conduct the business of the Company or any Subsidiary; and (c) no order, judgment or decree of any court or Governmental Entity has been issued in any proceeding to which the Company or any Subsidiary is or was a party or, to the best knowledge of the Company, in any other proceeding that enjoins or requires the Company or any Subsidiary to take an action of any kind with respect to its business, assets or properties. None of the actions, suits, proceedings or investigations set forth in Section 2.17 of the Disclosure Schedule, individually or collectively, if determined adversely to the interests of the Company or any of its Subsidiaries, could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and the Subsidiaries taken as a whole.

         2.18  EMPLOYEES AND SUBCONTRACTORS.

              (a) Section 2.18(a) of the Disclosure Schedule contains a list of all employees of the Company and each Subsidiary, along with the position, date of hire and the annual rate of compensation of each such person including salary and other benefits (or, with respect to employees compensated on an hourly or per diem basis, the hourly or per diem rate of compensation) and estimated or target annual incentive compensation of each such employee. Each such employee has entered into a confidentiality/assignment of inventions agreement with the Company or a Subsidiary, a copy of which has previously been delivered to the Buyer. Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Neither the Company nor any Subsidiary has any knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Subsidiary.

              (b) Section 2.18(b) of the Disclosure Schedule sets forth (i) a list of all subcontractors currently performing services or under contract to perform future services for the Company or a Subsidiary and (ii) the start date, type of services to be provided, estimated completion date and hourly or per diem pay rate of such subcontractors.

              (c) Neither the Company nor any officer or director of the Company nor, to the Company's best knowledge, any of the Company Shareholders, any key employee of the Company, nor any director, officer or key employee of any of the Company Shareholders or any of the Subsidiaries, or any relatives of any of the foregoing, owns, directly or indirectly, individually or collectively, any interest in any corporation, company, partnership, entity or organization which is in a business similar or competitive to the businesses of the Company and the Subsidiaries or which has any existing undisclosed contractual relationship with the Company or any of the Subsidiaries, other than stock of publicly-traded companies, which holdings are less than five (5%) percent.

              (d) Neither the Company nor any of the Subsidiaries has violated any labor legislation, regulation or agreement in any relevant jurisdiction.

              (e) Since December 31, 2000, no increases have been made in the compensation of any employee of the Company or any Subsidiary.

              (f) The Company has complied with all applicable laws and regulations concerning the hiring and employment of employees and has not received any notice of its failure so to comply.

         2.19 EMPLOYEE BENEFITS.

              (a) Section 2.19(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company, any Subsidiary, or any ERISA Affiliate (as defined below). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, pension, retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. Full reservations have been made in the Financial Statements for all present and future liabilities in respect of pensions and other payments related to compensation to be paid to employees. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company or a Subsidiary. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last three plan years for each Employee Benefit Plan, (v) copies of the most recent reports relating to compliance with Sections 401(k), 401(m) and 410(b) of the Code, and (vi) all employee handbooks have been delivered to the Buyer. Each Employee Benefit Plan has been administered in accordance with its terms and each of the Company, the Subsidiaries and the ERISA Affiliates has met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company, each Subsidiary and all Employee Benefit Plans are in compliance with the currently applicable provisions of ERISA and the Code and other applicable federal, state and local laws and the regulations thereunder (including without limitation Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 ET SEQ. of ERISA). All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

              (b) There are no inquiries or investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any such claims under any Employee Benefit Plan.

              (c) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification. Neither the Company nor any of its Subsidiaries has taken any action, or failed to take an action, that would increase the cost of any Employee Benefit Plan, nor will the transactions contemplated by this Agreement give rise to any increased cost or liabilities with respect to any Employee Benefit Plan. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section (m)(2) of the Code for each plan year ending prior to the Closing Date.

              (d) Neither the Company, any Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

              (e) At no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

              (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980B of the Code or any similar state law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

              (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any Subsidiary or any ERISA Affiliate that would subject the Company, any Subsidiary or any ERISA Affiliate to any (i) fine, penalty, tax or liability imposed under ERISA or the Code (other than liabilities incurred in the Ordinary Course of Business that are consistent with the Code and ERISA, including liabilities for benefits, contributions, premiums and other similar costs), or (ii) contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

              (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

              (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan and any Employee Benefit Plan may be terminated without liability to the Company, any Subsidiary, the Surviving Corporation or the Buyer, except for benefits accrued through the date of termination and administrative and professional costs incurred in such termination. No former employees participate in any welfare benefit plans listed in Section 2.19(a) of the Disclosure Schedule. No Employee Benefit Plan includes in its assets any securities issued by the Company or any Subsidiary. No Employee Benefit Plan has been subject to tax under Section 511 of the Code.

              (j) Section 2.19(j) of the Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under
Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

              (k) Section 2.22(k) of the Disclosure Schedule sets forth the policy of the Company and any Subsidiary with respect to accrued vacation, accrued sick time and earned time-off and the amount of such liabilities as of December 31, 2000.

              (l) Each individual who has received compensation for the performance of services on behalf of the Company, any of the Company's Subsidiaries or its ERISA Affiliates, has been properly classified as an employee or independent contractor in accordance with applicable law.

         2.20 ENVIRONMENTAL MATTERS.

              (a) Each of the Company and the Subsidiaries has complied and is in compliance with all applicable Environmental Laws (as defined below). There is no pending or, to the best knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals;
(v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA").

              (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, leased, operated or controlled by the Company or a Subsidiary for which the Company or any Subsidiary may be liable under any Environmental Law. With respect to any such releases of Materials of Environmental Concern, the Company or a Subsidiary has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). Neither the Company nor any Subsidiary is aware of any other releases of Materials of Environmental Concern at parcels of real property or facilities (including, without limitation, those owned, leased, operated or controlled by the Company or a Subsidiary) that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company or a Subsidiary. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA or any Environmental
Law), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act or any Environmental Law), toxic materials, oil or petroleum and petroleum products, asbestos, or any other material subject to regulation under any Environmental Law.

              (c) Set forth in Section 2.20(c) of the Disclosure Schedule is a list of all environmental reports, investigations and audits possessed or controlled by the Company or any Subsidiary (whether conducted by or on behalf of the Company, a Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) issued or conducted during the past ten years and relating to premises currently or previously owned, leased, or operated by the Company or a Subsidiary. Complete and accurate copies of each such report, and the results of each such investigation or audit, have been provided to the Buyer.

              (d) Neither the Company nor any Subsidiary is aware of any material environmental liability on the part of any of the solid or hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by the Company or a Subsidiary.

         2.21 LEGAL COMPLIANCE. Each of the Company and the Subsidiaries, and the conduct and operations of their respective businesses, are and have been in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which
(a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company or a Subsidiary or their respective businesses.

         2.22 PERMITS. Section 2.22 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under applicable export laws or regulations, Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company or any Subsidiary. Such listed Permits are the only Permits that are required for the Company and the Subsidiaries to conduct their respective businesses as presently conducted or as proposed to be conducted. Each such Permit is in full force and effect and, to the best knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing.

         2.23 CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. No Affiliate of the Company or of any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) has any claim or cause of action against the Company or any Subsidiary, (c) is a party to any contract or other arrangement, written or verbal, with the Company or any Subsidiary, or (d) owes any money to the Company or any Subsidiary or is owed money by the Company or any Affiliate (the agreements, arrangements and relationships described in this sentence are hereinafter referred to as "Related Party Transactions"). Section 2.23 of the Disclosure Schedule describes any Related Party Transactions.

         2.24 BROKERS' FEES. Except as disclosed in Section 2.24 of the Disclosure Schedule, neither the Company nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         2.25 BOOKS AND RECORDS. The minute books and other similar records of the Company and each Subsidiary contain true and complete records of all actions taken at any meetings of the

Company's or such Subsidiary's shareholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and each Subsidiary accurately reflect the assets, liabilities, business, financial condition and results of operations of the Company or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices.

         2.26 PREPAYMENTS, PREBILLED INVOICES AND DEPOSITS.

              (a) Section 2.26(a) of the Disclosure Schedule sets forth (i) all prepayments, prebilled invoices and deposits that have been received by the Company or any Subsidiary as of the date hereof from customers for products to be shipped, or services to be performed, after the Closing Date, and (ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party and contract credited, (B) the date received or invoiced, (C) the products and/or services to be delivered, and (D) the conditions for the return of such prepayment, prebilled invoice or deposit. All such prepayments, prebilled invoices and deposits are properly accrued for on the Most Recent Balance Sheet in accordance with GAAP applied on a consistent basis with the past practice of the Company and the Subsidiaries.

              (b) Section 2.26(b) of the Disclosure Schedule sets forth (i) all prepayments, prebilled invoices and deposits that have been made or paid by the Company or any Subsidiary as of the date hereof to vendors or suppliers for products to be shipped, or services to be performed, after the Closing Date, and
(ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party to whom such prepayment, prebilled invoice or deposit was made or paid,
(B) the date made or paid, (C) the products and/or services to be delivered, and
(D) the conditions for the return of such prepayment, prebilled invoice or deposit. All such prepayments, prebilled invoices and deposits are properly accrued for on the Most Recent Balance Sheet in accordance with GAAP applied on a consistent basis with the past practices of the Company.

         2.27 BANKING FACILITIES. Section 2.27 of the Disclosure Schedule identifies:

              (a) each bank, savings and loan or similar financial institution in which the Company or any Subsidiary has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company or such Subsidiary thereat; and

              (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

         2.28 ACCOUNTS RECEIVABLE. All accounts receivable of the Company and the Subsidiaries reflected on the Most Recent Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of the

Company that have arisen since the Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

         2.29 WARRANTIES. No product or service manufactured, sold, leased, licensed or delivered by the Company or any Subsidiary is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Company or the appropriate Subsidiary, which are set forth in Section 2.29 of the Disclosure Schedule, and (ii) manufacturers' warranties for which neither the Company nor any Subsidiary has any liability. Section 2.29 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company and the Subsidiaries in fulfilling their obligations under their guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company knows of no reason why such expenses should significantly increase as a percentage of sales in the future.

         2.30 CUSTOMERS AND SUPPLIERS. Section 2.30 of the Disclosure
Schedule sets forth a list of (a) each customer that accounted for more than $10,000 of revenue of the Company during the last full fiscal year or the interim period through the Balance Sheet Date and the amount of revenues accounted for by each such customer during each such period and (b) each supplier that is the sole supplier of any significant product to the Company or a Subsidiary. No such customer or supplier has indicated within the past year that it will stop, or decrease the rate of, buying products or supplying products, as applicable, to the Company or any Subsidiary. No unfilled customer order or commitment obligating the Company or any Subsidiary to process, manufacture or deliver products or perform services will result in a loss to the Company or any Subsidiary upon completion of performance. No purchase order or commitment of the Company or any Subsidiary is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.

         2.31 DISCLOSURE. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                          AND THE TRANSITORY SUBSIDIARY

         Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company as follows:

         3.1 ORGANIZATION AND CORPORATE POWER. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         3.2 AUTHORIZATION OF TRANSACTION. Each of the Buyer and the
Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement, the Special Escrow Agreement, the Shareholder Agreements and the Exchange Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer and the Transitory Subsidiary of this Agreement and (in the case of the Buyer) the Escrow Agreement, the Special Escrow Agreement, the Shareholder Agreements and the Exchange Agreement and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary, respectively. Each of this Agreement, and, in the case of the Buyer, the Shareholder's Agreement has been (or, in the case of the Escrow Agreement, the Special Escrow Agreement and the Exchange Agreement, will be) duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes (or, in the case of the Escrow Agreement, the Special Escrow Agreement and the Exchange Agreement, will
be) a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its respective terms.

         3.3 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Act and subject to the filing of the California Merger Filings and the Delaware Merger Filings, and assuming (in the case of clause (b) below) the accuracy of the Company's representations and warranties in Section 2.6 above, neither the execution and delivery by the Buyer or the Transitory Subsidiary of this Agreement or (in the case of the Buyer) the Escrow Agreement, the Shareholder Agreements, the Special Escrow Agreement or the Exchange Agreement, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Articles of Incorporation or By-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

         3.4 BROKER'S FEES. Except for amounts payable to Salomon Smith
Barney and Credit Suisse First Boston, neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         3.5 SUFFICIENT RESOURCES. The Buyer has, and at the Effective Time will have, sufficient cash or cash equivalent funds available to pay the Merger Consideration and establish the Escrow Fund in accordance with the provisions hereof.

                                   ARTICLE IV
                                    COVENANTS

         4.1 CLOSING EFFORTS. Each of the Parties shall use its or his best efforts, to the extent commercially reasonable ("Reasonable Best Efforts"), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its or his Reasonable Best Efforts to ensure that (a) its or his representations and warranties remain true and correct in all material respects through the Closing Date and (b) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

         4.2  GOVERNMENTAL AND THIRD-PARTY NOTICES AND CONSENTS.

              (a) Each Party shall use its or his Reasonable Best Efforts to obtain, at its or his expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties shall promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, shall use its Reasonable Best Efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable; provided, however, that, notwithstanding anything to the contrary in this Agreement, the Buyer shall not be obligated to respond to any HSR Additional Action Request (as hereinafter defined). For purposes of this Agreement, an HSR Additional Action Request shall mean (A) a formal request for additional information or documentary material pursuant to 16 C.F.R. 803.20 under the Hart-Scott-Rodino Act or (B) a request to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of the Buyer or its Affiliates. Notwithstanding the foregoing, the Buyer shall be solely responsible for any and all filing fees due under the Hart-Scott Rodino Act in connection with the filings described above and neither the Company nor any Company Shareholder shall have any obligation with respect to the payment of such filing fees.

              (b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in
Section 2.4 of the Disclosure Schedule; provided, however, that any disclosure of the existence of this Agreement or the transactions contemplated hereby by the Company or its representatives in connection with the foregoing shall not be deemed a breach of that certain Confidentiality Agreement dated as of May 16, 2001 between the Company and the Buyer (the "NDA").

         4.3 SHAREHOLDER APPROVAL; TERMINATION OF OPTIONS AND WARRANTS.

              (a) The Company shall use its Reasonable Best Efforts to obtain, as promptly as practicable, the Requisite Shareholder Approval, either at a special meeting of shareholders or pursuant to a written Shareholder consent, all in accordance with the applicable requirements of the California General Corporation Law and the Delaware General Corporation Law. In connection with such special meeting of shareholders or written shareholder consent, the Company shall provide to its shareholders a written proxy or information statement (the "Information Statement") which includes (A) a summary of the material terms of the Merger and this Agreement (which summary shall include a summary of the material terms relating to the indemnification obligations of the Company Shareholders, the escrow arrangements and the authority of the Shareholders' Representative, and a statement that the adoption of this Agreement by the shareholders of the Company shall constitute approval of such terms) and (B) a statement that appraisal rights are available for the Company Shares pursuant to Chapter 13 of the California General Corporation Law and a copy of such Chapter
13. The Buyer agrees to cooperate with the Company in the preparation of the Information Statement. The Company agrees not to distribute the Information Statement until the Buyer has had a reasonable opportunity to review and comment on the Information Statement (which opportunity shall be deemed reasonable if at least three (3) business days) and the Information Statement has been approved by the Buyer (which approval may not be unreasonably withheld or delayed). If the Requisite Shareholder Approval is obtained by means of a written consent, the Company shall comply with 603 and other applicable provisions of the California General Corporation Law, including, without limitation, provisions regarding appraisal rights, and shall promptly inform the Buyer of the date on which such notice was sent. The Company, acting through its Board of Directors, shall include in the Information Statement the unanimous recommendation of its Board of Directors that the shareholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger.

              (b) The Company shall ensure that the Information Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information concerning the Buyer or the Transitory Subsidiary furnished by the Buyer in writing for inclusion in the Information Statement).

              (c) The Company shall use its Reasonable Best Efforts to take all actions required to terminate all outstanding Options, Warrants or other rights to purchase Company Shares or other equity interests which have not been exercised in full immediately prior to the Effective Time.

              (d) Prior to the Effective Time, the Company shall take all actions required to waive the Company's right of first refusal to acquire all Company Shares issued or issuable upon the exercise of any Option or Warrant.

         4.4 OPERATION OF BUSINESS. Except as otherwise required by this Agreement or the Shareholders Agreements, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time except as required by this Agreement or the Shareholder Voting Agreements, the Company shall not (and shall cause each Subsidiary not to), without the written consent of the Buyer:

              (a) issue, sell or deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock or other securities of the Company or any Subsidiary or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of Preferred Shares, Options or Warrants outstanding on the date hereof or the convertible promissory notes issued in the Bridge Financing (as defined herein) (such notes, the "Bridge Notes")), or, except to the extent necessary to give effect to the arrangements contemplated by Section 4.3(c), amend any of the terms of (including without limitation the vesting of) any such Options or Warrants, provided that nothing in this Section 4.4 shall prevent, prohibit, limit or otherwise restrict the Company's ability to amend any options, warrants or other rights to purchase or otherwise acquire securities of the Company outstanding on the date hereof to permit the early exercise or acceleration of any such options, warrants or other rights to purchase;

              (b) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

              (c) create, incur or assume any indebtedness (including obligations in respect of capital leases) other than ordinary trade payables incurred in the Ordinary Course of Business; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity; PROVIDED, HOWEVER, that (i) the Company may close its Bridge Financing (as hereinafter defined) and (ii) the Company may negotiate (but not commit to or close) arrangements for a financing which does not result in a change in control with those Business Entities set forth on SCHEDULE 4.4(c) or such other Business Entities as may be approved by Buyer, which approval shall not be unreasonably withheld or delayed. The Company shall promptly apprise Buyer of all material developments regarding any such financing. "Bridge Financing" shall mean the Company's current round of bridge financing from the Company's existing shareholders of not more than an aggregate of $15,750,000 pursuant to that certain Convertible Promissory Note and Warrant Purchase Agreement dated as of May 17, 2001, as amended through the date of this Agreement (the "Bridge Purchase Agreement") (approximately $11,600,000 of which has been raised prior to the date of this Agreement);

              (d) enter into, adopt, terminate or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in Section 2.19(j) or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees (except for existing payment obligations listed in Section 2.19 of the Disclosure Schedule);

              (e) acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than licenses, purchases and sales of assets in the Ordinary Course of Business;

              (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

              (g) discharge or satisfy any Security Interest or pay or assume any obligation or liability other than in the Ordinary Course of Business or in connection with the conversion of the Bridge Notes pursuant to the Bridge Purchase Agreement;

              (h) amend its charter, by-laws or other organizational documents;

              (i) change in any respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

              (j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

              (k) sell, assign, transfer or license any Intellectual Property, other than in the Ordinary Course of Business;

              (l) make or commit to make any capital expenditure in excess of $10,000 per item or $25,000 in the aggregate;

              (m) institute or settle any action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator;

              (n) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

              (o) agree in writing or otherwise to take any of the foregoing actions.

         4.5 ACCESS TO INFORMATION. The Company shall (and shall cause each Subsidiary to) permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries) to all premises, properties, financial, accounting and Tax records, contracts, other records and documents, and personnel, of or pertaining to the Company and each Subsidiary. The officers and management of the Company and the Subsidiaries shall cooperate fully with the Buyer's representatives and agents and shall make themselves available to the extent necessary to complete the due diligence process and the Closing. The Company shall, at the request of the Buyer, introduce the Buyer to the principal suppliers, customers and employees of the Company and its Subsidiaries to facilitate discussions between such persons and the Buyer in regard to the conduct of the business of the Company and the Subsidiaries following the Closing.

         4.6   NOTICE OF BREACHES.

              (a) From the date of this Agreement until the Effective Time, the Company shall promptly deliver to the Buyer supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement in this Agreement or the Disclosure Schedule inaccurate or incomplete at any time after the date of this Agreement until the Closing Date. No such supplemental information shall, except as provided in Section 5.2(f), be deemed to cure any misrepresentation or breach of warranty or constitute an amendment of any representation, warranty or statement in this Agreement or the Disclosure Schedule.

              (b) From the date of this Agreement until the Effective Time, the Buyer shall promptly deliver to the Company supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation or warranty in this Agreement inaccurate or incomplete at any time after the date of this Agreement until the Closing Date. No such supplemental information shall be deemed to cure any misrepresentation or breach of warranty or constitute an amendment of any representation or warranty in this Agreement.

         4.7   EXCLUSIVITY.

              (a) The Company shall not, and the Company shall require each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) initiate, seek, encourage or support any inquiry, proposal, offer or bid from, negotiate with, provide any information to, or enter into any agreement with any party (other than the Buyer) in connection with the sale or transfer of all or any substantial portion of the Company's stock or assets (whether by means of a stock sale, asset sale or otherwise), (ii) furnish any non-public information concerning the business, properties or assets of the Company, any Subsidiary or any division of the Company to any party (other than the Buyer) or (iii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction.

              (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

         4.8 EXPENSES. Except as set forth in Article VI and each of the Exchange Agreement, Escrow Agreement and Special Escrow Agreement, each of the Parties shall bear its or his own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, if the Merger is consummated and the Company and the Subsidiaries incur more than an aggregate of $300,000 in financial advisor, legal and accounting fees and expenses in connection with the Merger, any such fees in excess of $300,000 shall be withheld from the Merger Consideration payable to the Company Shareholders at Closing and paid directly to the professional advisors listed in SCHEDULE 4.8 in accordance with the provisions of Sections 1.3(e) and 1.10(a).

         4.9 ADDITIONAL FINANCIAL STATEMENTS. The Company shall deliver to the Buyer not less than three (3) business days prior to Closing unaudited reviewed, consolidated balance sheets and statements of income, changes in shareholders' equity and cash flows of the Company and the Subsidiaries as of and for the fiscal quarters ended March 31, 2001 and June 30, 2001 (the "Interim Financial Statements"). The Interim Financial Statements shall be reviewed by the Company's Auditors in accordance with Statement of Accounting Standards Statement No. 71 and, when delivered to Buyer, shall be included in the definition of "Financial Statements" for all purposes under this Agreement; PROVIDED, HOWEVER, that the foregoing financial statements referred to in this
Section 4.9 shall be subject to normal recurring year-end adjustments (which will not individually or in the aggregate be material) and shall not include footnotes.

         4.10 BENEFIT PLANS. At the request of the Buyer, the Company shall terminate its 401(k) plan no later than one (1) day prior to the Effective Time. On or as soon as practicable following the Effective Time, and subject to the requirements of applicable law and existing contractual agreements, employees of the Company and its Subsidiaries who continue employment with the Buyer ("Continuing Employees") shall be eligible to participate, on the same terms applicable to similarly situated employees of the Buyer, in the following broad-based benefit plans and programs maintained for similarly situated and geographically located employees of the Buyer (or in substantially similar programs): medical/dental/vision care, life insurance, disability income, sick pay, holiday and vacation pay, 401(k) plan coverage, Internal Revenue Code
Section 125 benefit arrangements, non-stock based retirement programs qualified under Section 401 of the Code, and dependent care assistance. Each Continuing Employee shall be given credit under any such Buyer employee benefit plan in which the employee becomes a participant, for purposes of any service requirements for participation or vesting in any such plans and programs (and not for purposes of benefit accrual), for his or her period of service with the Company or a Subsidiary credited under a similar plan prior to the Effective Time, subject to appropriate break in service rules or other applicable qualification requirements. Subject to the requirements of applicable law and existing contractual arrangements, each Continuing Employee and eligible dependent who, at the Effective Time, was participating in an employee group health plan maintained by the Company or a Subsidiary shall not be excluded from Buyer's employee group health plan or limited in coverage thereunder by reason of any waiting period restriction or pre-existing condition limitation. Nothing in this Agreement shall be construed to obligate the Buyer, the Company or any of their respective Subsidiaries to continue the employment of any Continuing Employee for any period of time following the Effective Time.

         4.11 AMENDMENT TO FINANCIAL ADVISOR AGREEMENT. Prior to the
Effective Time, the Company shall amend its engagement letter with Banc of America Securities LLC ("BOA") dated as of June 8, 2001 to eliminate as of the Effective Time (i) the Company's obligation to pay any fee to BOA after the Effective Time, and (ii) BOA's right of first offer to act as the sole financial advisor to the Company or any of its affiliates.

         4.12 SATISFACTION OF DISCLOSURE ITEMS. The Company shall use its Reasonable Best Efforts to resolve or eliminate to the Buyer's reasonable satisfaction those matters set forth in Sections 2.2 (items 3, 5, 6 and 10), 2.7 (items 15 and 18), 2.9 (items 3, 9, 10, 11, 13), 2.13 (item 1), 2.14 (item 14),
2.23 (items 2, 3 and 6) (the "Disclosure Schedule Items").

         4.13 BRIDGE FINANCING. In the event that the Closing has not occurred by August 31, 2001, the Buyer shall provide the Company with such bridge financing, in an amount not to exceed $5,000,000, as may be reasonably requested by the Company, provided that the Company and the Buyer, acting in good faith, agree upon commercially reasonable terms and conditions, which shall include, without limitation, security for such bridge financing. The Buyer shall not be obligated to provide any such financing in the event the Company is in material breach or default of any of its obligations under this Agreement; PROVIDED, HOWEVER, that the Buyer shall provide notice of any such material breach or default within five (5) business days after receipt of Company's request for any such bridge financing. Any such bridge financing shall be included as a liability of the Company on the Closing Balance Sheet.

                                   ARTICLE V
                      CONDITIONS TO CONSUMMATION OF MERGER

         5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

              (a) this Agreement and the Merger shall have received the Requisite Shareholder Approval; and

              (b) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

         5.2 CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE TRANSITORY SUBSIDIARY. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

              (a) the number of Dissenting Shares shall not exceed two percent (2%) of the number of outstanding Company Shares as of the Effective Time (calculated on an as-converted basis);

              (b) the Company and the Subsidiaries shall have obtained (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company or the Subsidiaries;

              (c) the representations and warranties of the Company set forth in the first sentence of Section 2.1 and in Section 2.3 and any representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, in all respects, and all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

              (d) the Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

              (e) no action, suit or proceeding shall be pending or threatened by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the Merger or any of the transactions contemplated by this Agreement, (ii) cause the Merger or any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Company or any of the Subsidiaries to own, operate or control any of its assets or operations, and no such judgment, order, decree, stipulation or injunction shall be in effect;

              (f) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (without qualification as to knowledge or materiality or otherwise) (the "Company Certificate") to the effect that each of the conditions specified in Section 5.1(a) and clauses (a) through (e) (insofar as clause (e) relates to actions, suits or proceedings involving the Company or a Subsidiary) of this Section 5.2 is satisfied in all respects; provided, however, that in the event (i) the Company has complied with its obligations pursuant to Section 4.6(a) and is unable to deliver a certificate which satisfies the requirements of this Section 5.2(f) solely as a result of the occurrence of events after the date of this Agreement ("Material Subsequent Events"), (ii) the Company delivers a Company Certificate which otherwise satisfies the requirements of this Section 5.2(f) and is otherwise qualified solely by the Material Subsequent Events and (iii) the Buyer is not obligated to proceed to Closing as a result of the occurrence of the Material Subsequent Events but nevertheless elects to do so in its sole discretion, then (A) the Company shall nevertheless be deemed to have satisfied its obligations under this Section 5.2(f) and (B) the Company's representations, warranties and covenants as of the Closing Date contained in this Agreement shall be deemed qualified by the Material Subsequent Events disclosed in the Company Certificate;

              (g) the Buyer shall have received from counsel to the Company an opinion in the form attached hereto as EXHIBIT E, addressed to the Buyer dated as of the Closing Date;

              (h) the Buyer shall have received copies of the resignations, effective as of the Effective Time, of each director and officer of the Company and the Subsidiaries (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary);

              (i) Each Company Shareholder listed on Schedule 5.2(i) shall have entered into non-competition and non-solicitation agreements with the Buyer in substantially the form attached hereto as EXHIBIT F;

              (j) (i) the Company shall have delivered to the Buyer and to the Internal Revenue Service notices that the Company Shares are not a "U.S. real property interest" in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, or (ii) the Company Shareholders shall have delivered to the Buyer certifications that they are not foreign persons in accordance with the Treasury Regulations under Section 1445 of the Code;

              (k) the Company shall have delivered to the Buyer evidence satisfactory to the Buyer that all outstanding Options, Warrants or other rights to purchase Company Shares or other equity interests in the Company have been exercised in full or terminated (without any further consideration or amounts (whether in the form of securities, cash or otherwise) payable or issuable thereunder after the Effective Time), effective immediately prior to the Effective Time, provided that the Company shall notify the Buyer in advance of paying cash to settle or terminate any such instruments and provide the Buyer a reasonable opportunity to consult with the Company concerning such proposed cash payment;

              (l) the Interim Financial Statements delivered by the Company to the Buyer pursuant to Section 4.9 shall disclose aggregate revenue of not less than $9,000,000 for the six months ended June 30, 2001;

              (m) if the Company shall not have resolved or eliminated all of the Disclosure Schedule Items to the extent required under Section 4.12 to the Buyer's reasonable satisfaction, then the Disclosure Schedule Items which remain unresolved or not eliminated at the Closing shall be included within the matters set forth in Section 6.1(e) and specified to Buyer's reasonable satisfaction. Any such Disclosure Schedule Items which remain unresolved or not eliminated at the Closing may be satisfied by the Buyer after the Effective Time without further approval or objection by the Shareholders' Representative; provided, however, that the Buyer shall not unreasonably withhold or delay the Buyer's consent to an agreement by the Shareholders' Representative to assume the defense of selected unresolved items pursuant to Section 6.3;

              (n) the Shareholders' Representative and the Exchange Agent shall have entered into the Exchange Agreement;

              (o) the Shareholders' Representative and the Escrow Agent shall have entered into the Escrow Agreement;

              (p) William J. McLaren, the Shareholders' Representative and the Escrow Agent shall have entered into the Special Escrow Agreement; and

              (q) the Buyer shall have received such other certificates and instruments (including without limitation certificates of good standing of the Company and the Subsidiaries in their jurisdiction of organization and the various foreign jurisdictions in which they are qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

         5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction (or waiver by the Company) of the following additional conditions:

              (a) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in the first sentence of Section 3.1 and in
Section 3.2 and any representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

              (b) each of the Buyer and the Transitory Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

              (c) no action, suit or proceeding shall be pending or threatened by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the Merger or any of the transactions contemplated by this Agreement, or (ii) cause the Merger or any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

              (d) the Buyer shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) (the "Buyer Certificate") to the effect that each of the conditions specified in clauses (a) through (c) (insofar as clause (c) relates to actions, suits or proceedings involving the Buyer or the Transitory Subsidiary) of this Section 5.3 is satisfied in all respects;

              (e) the Company shall have received such other certificates and instruments (including without limitation certificates of good standing of the Buyer and the Transitory Subsidiary in their jurisdiction of organization, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

              (f) the Buyer and the Exchange Agent shall have entered into the Exchange Agreement;

              (g) the Buyer shall have delivered the Preliminary Merger Consideration to the Exchange Agent in accordance with Section 1.7 and Section
1.11 hereof;

              (h) the Buyer and the Escrow Agent shall have entered into the Escrow Agreement;

              (i) the Buyer shall have delivered the Escrow Fund to the Escrow Agent;

              (j) the Buyer and the Escrow Agent shall have entered into the Special Escrow Agreement; and

              (k) the Buyer shall have delivered the Special Escrow Fund to the Escrow Agent.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 INDEMNIFICATION BY THE COMPANY SHAREHOLDERS. In the event the Closing occurs, and subject to the limitations set forth in Section 6.5, the Company Shareholders receiving the Merger Consideration pursuant to Section 1.5 shall severally, and to the proportionate extent of each Company Shareholders' interest in the Escrow Fund (except in the case of Fraud, in which case the Company Shareholders shall be jointly and severally liable), indemnify the Buyer in respect of, and hold it harmless against, any and all debts, obligations, Taxes and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by the Surviving Corporation or the Buyer or any Affiliate thereof resulting from, relating to or constituting:

              (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement or the Company Certificate;

              (b) any failure of any Company Shareholder to have good, valid and marketable title to the issued and outstanding Company Shares issued in the name of such Company Shareholder, free and clear of all Security Interests;

              (c) any claim by a shareholder or former shareholder of the Company, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a shareholder (other than the right to receive the Merger Consideration pursuant to this Agreement or appraisal rights under the applicable provisions of the California General Corporation Law), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Articles of Incorporation or By-laws of the Company; or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company;

              (d) any sales, use, transfer, stamp, conveyance, value added, recording, registration, documentary, filing or other similar Taxes and fees, whether levied on the Buyer, the Company Shareholders, the Company or any of their respective Affiliates, resulting from the Merger or otherwise on account of this Agreement or the transactions contemplated hereby;

              (e) any liability, obligation or claim arising out of or relating to (i) the Disclosure Schedule Items which remain unresolved or not eliminated pursuant to Section 5.2(m) and (ii) matters described in Sections 2.2 (items 7, 8 and 9), 2.7 (items 6, 8, 17 and 20), 2.8 (items 5, 6, 9, 10, 13, 14, 15,16 and
17), 2.9, 2.14 (item 16), 2.17 and 2.18(f) of the Disclosure Schedule (collectively, the "Section 6.1(e) Matters");

              (f) any liability, obligation or claim arising out of or relating to any payment required to be made under the terms of the Outlook Release, as defined in Section 2.7 of the Disclosure Schedule; or

              (g) any liability, obligation or claim arising out of or relating to the Company's failure to obtain any of the waivers, consents or approvals from third parties set forth on Section 2.4 of the Disclosure Schedule.

         6.2 INDEMNIFICATION BY THE BUYER. In the event the Closing occurs, and subject to the limitations set forth in Section 6.5, the Buyer shall indemnify the Company Shareholders in respect of, and hold them harmless against, any and all Damages incurred or suffered by the Company Shareholders resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Buyer or the Transitory Subsidiary contained in this Agreement or the Buyer Certificate.

         6.3 INDEMNIFICATION CLAIMS.

              (a) A party entitled, or seeking to assert rights, to indemnification under this Article VI (an "Indemnified Party") shall give written notification to the party from whom indemnification is sought (an "Indemnifying Party") of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VI may be sought. Such notification shall be given within 20 business days after receipt by the Indemnified Party of notice of such suit or proceeding, shall be accompanied by reasonable supporting documentation submitted by such third party (to the extent then in the possession of the Indemnified Party) and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; PROVIDED, HOWEVER, that no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; PROVIDED, HOWEVER, that (i) the Indemnifying Party may only assume control of such defense if it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VI, and (ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding involving criminal liability or in which any relief other than monetary damages is sought against the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; PROVIDED, HOWEVER, that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that the consent of the Indemnified Party shall not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability and has no other adverse effect on the Indemnified Party. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

              (b) In order to seek indemnification under this Article VI, an Indemnified Party shall give written notification (a "Claim Notice") to the Indemnifying Party which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages. If the Indemnified Party is the Buyer, the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

              (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer, provided that if the Indemnified Party is (A) the Buyer, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to disburse the Claimed Amount to the Buyer, or (B) the Company Shareholders, the Indemnifying Party shall pay the Claimed Amount in accordance with a payment and distribution method reasonably acceptable to the Buyer and the Shareholders' Representative), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is (A) the Buyer, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to disburse the Agreed Amount to the Buyer, or (B) the Company Shareholders, the Indemnifying Party shall pay the Agreed Amount in accordance with a payment and distribution method reasonably acceptable to the Buyer and the Shareholders' Representative), or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount.

              (d) Notwithstanding the other provisions of this Section 6.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages (not to exceed $200,000) for which such Indemnified Party may be entitled to indemnification pursuant to this Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

              (e) In the event the Buyer makes a claim for indemnification pursuant to the provisions of Section 6.1(f), then (i) the Buyer shall be entitled to satisfy such obligation, without prior notice to or consent from the Shareholders' Representative, and (ii) Buyer shall be reimbursed from the Escrow Fund for any such Damages for which it is entitled to indemnification pursuant to this Article VI without approval of or objection by the Shareholders' Representative.

              (f) For purposes of this Section 6.3 and the last two sentences of
Section 6.4, (i) if the Company Shareholders comprise the Indemnifying Party, any references to the Indemnified Party or the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Shareholders' Representative, and (ii) if the Company Shareholders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Shareholders' Representative. The Shareholders' Representative shall have full power and authority on behalf of each Company Shareholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Company Shareholders under this Article VI. The Shareholders' Representative shall have no liability to any Company Shareholder for any action taken or omitted on behalf of the Company Shareholders pursuant to this Article VI.

              (g) If at the time the last of the Section 6.1(e) Matters has been fully resolved, the aggregate amount of the specific reserves, if any, for such
Section 6.1(e) Matters set forth on the Closing Balance Sheet is in excess of the aggregate amount of Damages incurred by the Buyer with respect to such
Section 6.1(e) Matters, the amount of such excess shall be paid by the Buyer to the Shareholders' Representative for distribution to the Company Shareholders in proportion to their interests in the Escrow Fund.

         6.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except in the case of Fraud (which, for purposes of this Agreement, shall mean an intentional and/or knowing: (i) perversion of truth for the purpose of inducing another to rely upon it, (ii) false representation of a material fact or (iii) concealment of material fact which should have been disclosed, which in each case is intended to deceive another party), all representations and warranties contained in this Agreement, the Company Certificate or the Buyer Certificate shall (a) survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and (b) shall expire on the date 18 months following the Closing Date. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result of a legal proceeding instituted by or claim made by a third party, the Indemnified Party reasonably expects to incur Damages (an "Expected Claim Notice"), then the applicable representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and funds have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to disburse such retained funds to the Company Shareholders in accordance with the terms of the Escrow Agreement.

         6.5  LIMITATIONS.

              (a) Notwithstanding anything to the contrary herein, the Buyer shall not be entitled to recover any portion of the Escrow Fund under this
Article VI unless and until the aggregate Damages are in excess of $250,000 (at which point the Buyer shall be entitled to recover from the Escrow Fund the aggregate Damages in excess of $100,000, and not just amounts in excess of $250,000); provided that the limitation set forth above shall not apply to a claim against the Escrow Fund pursuant to (x) Section 1.8, (y) Section 6.1(a) relating to a breach of the representations and warranties set forth in Sections 2.1, 2.2, 2.3 or 2.9 (or the portions of the Company Certificate relating thereto), or (z) Section 6.1(b), (c), (d), (e), (f) or (g).

              (b) Notwithstanding anything to the contrary herein, the Buyer shall not be liable under this Article VI unless and until the aggregate Damages for which it would otherwise be liable exceed $250,000 (at which point the Buyer shall become liable for the aggregate Damages in excess of $100,000, and not just amounts in excess of $250,000); provided that the limitation set forth above shall not apply to a claim pursuant to Section 6.2 relating to a breach of the representations and warranties set forth in Sections 3.1, 3.2 or 3.5 (or the portions of the Buyer Certificate relating thereto).

              (c) Except in the case of Fraud (with respect to the Escrow Fund only), the Escrow Agreement and the Special Escrow Agreement shall be the exclusive means for the Buyer to collect any Damages for which it is entitled to indemnification under this Article VI in accordance with the respective provisions hereof and thereof. Except in the case of Fraud or intentional misrepresentation, the Buyer's liability for all Damages shall not exceed $20,000,000.

              (d) No Company Shareholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

              (e) The amount of any and all Damages for which indemnification is provided pursuant to this Article VI shall be net of any amounts actually received by the Indemnified Party under insurance policies with respect to such Damages.

         6.6 SPECIAL INDEMNIFICATION BY WILLIAM J. MCLAREN AND THE COMPANY SHAREHOLDERS.

              (a) INDEMNIFICATION. Notwithstanding anything to the contrary herein, in the event the Closing occurs, William J. McLaren and the Company Shareholders receiving the Merger Consideration pursuant to Section 1.5 (together, the "Special Indemnifying Parties") shall severally and to the proportionate extent of their respective interests in the Special Escrow Fund indemnify the Buyer (the "Special Indemnification Obligation") in respect of, and hold it harmless against, any and all Damages described in Section 6.6(b) incurred or suffered by, or imposed upon, the Buyer, the Company or the Surviving Corporation, as a result of the Payments (as hereinafter defined). For purposes of this Agreement, "Payments" shall mean any compensation payments, including without limitation the SM Non-Compete Payment, received by William J. McLaren from the Company, the Buyer or the Surviving Corporation in connection with the Merger.

              (b) DAMAGES. The Special Indemnifying Parties hereby acknowledge that for purposes of Section 6.6(a), "Damages" shall mean Damages as defined in
Section 6.1 arising out of or relating to any failure to pay or withhold any Taxes and/or any loss or limitation of any Tax deduction with respect to the Payments, the value of which loss or limitation shall be an amount equal to forty-five percent (45%) of the total amount of the item (or portion thereof) determined to be nondeductible. A Tax deduction shall not be considered lost or limited as a result of federal tax laws which limit the rate at which a deduction may be claimed for payments for non-competition agreements or which limit the rate at which net operating losses may be claimed in connection with acquired businesses. The Special Indemnifying Parties further acknowledge that the Buyer shall be entitled to indemnification hereunder without regard to whether William J. McLaren, the Company, or the Surviving Corporation may have a claim against a third party for some or all of the Damages incurred or suffered by the Buyer.

              (c) CLAIMS. For purposes of this Section 6.6, the provisions of Sections 6.3(a), (b), (c) and (f) are incorporated by reference herein and made a part hereof, except that any references therein to the Indemnifying Party shall be deemed to refer to the Special Indemnifying Parties and any references to Article VI shall be deemed to refer to Section 6.6.

              (d) SURVIVAL OF THE SPECIAL INDEMNIFICATION OBLIGATION. The Special Indemnification Obligation shall survive the Closing and expire upon the last to occur of (i) thirty-seven (37) months from the later of (A) the date that William J. McLaren's 2001 federal and state income tax returns are due and
(B) the date that William J. McLaren files his 2001 federal and state income tax returns and (ii) thirty-seven (37) months from the later of (C) the date that each of the Buyer's, the Company's and the Surviving Corporation's 2001 federal and state income tax returns are due and (D) the date that each of the Buyer, the Company and the Surviving Corporation files their respective 2001 federal and state income tax returns. Notwithstanding the foregoing, to the extent that any of William J. McLaren, the Buyer, the Company or the Surviving Corporation extends the statute of limitations for their respective 2001 returns as a result of a state or federal income Tax audit initiated after the date of this Agreement and prior to the Termination Date as defined in Special Escrow Agreement, the Special Indemnification Obligation shall survive and not expire until thirty (30) days following the resolution of such audit and the Special Escrow Fund shall continue to be held in accordance with the Special Escrow Agreement during such period; PROVIDED, that, in the case of an extension by the Buyer, the Company or the Surviving Corporation, such corporate party reasonably believes that such initiated audit has raised or could raise Tax issues relating to the Payments. If the Buyer delivers to the Special Indemnifying Parties, before such expiration, either a Claim Notice or an Expected Claim Notice (including, without limitation, an Expected Claim Notice relating to the commencement of any audit or inquiry by any Governmental Entity) under this
Section 6.6, then the Special Indemnification Obligation shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Buyer, the Buyer shall promptly so notify the Special Indemnifying Parties; and if the Buyer has delivered a copy of the Expected Claim Notice to the Escrow Agent and funds have been retained in escrow after the Termination Date (as defined in the Special Escrow Agreement) with respect to such Expected Claim Notice, the Special Indemnifying Parties and the Buyer shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to disburse such retained funds to William

J. McLaren and/or the Company Shareholders, as the case may be, in accordance with the terms of the Special Escrow Agreement.

              (e) RECOVERY. Except as set forth in Section 6.6(f), the Buyer shall be entitled to recover Damages under this Section 6.6 from the Special Escrow Fund. The limitations set forth in Section 6.5 shall not apply to a claim pursuant to this Section 6.6. Except as set forth in Section 6.6(f), the Special Escrow Agreement shall be the exclusive means for the Buyer to collect any Damages for which it is entitled to indemnification under this Section 6.6.

              (f) INSUFFICIENT SPECIAL ESCROW FUND. Notwithstanding the provisions of Section 6.6(e), the Special Indemnifying Parties acknowledge that, to the extent that the Special Escrow Fund is insufficient for the Buyer to collect all of the Damages for which it is entitled to indemnification under this Section 6.6, the Buyer may seek indemnification under the other provisions of Article VI and the Escrow Agreement, subject to the respective terms, conditions and limitations thereof.

                                  ARTICLE VII
                                  TERMINATION

         7.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Shareholder Approval), as provided below:

              (a) the Parties may terminate this Agreement by mutual written consent;

              (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (d) of Section 5.2 not to be satisfied and (ii) is not cured within 20 days following delivery by the Buyer to the Company of written notice of such breach;

              (c) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (a) or (b) of Section 5.3 not to be satisfied and (ii) is not cured within 20 days following delivery by the Company to the Buyer of written notice of such breach;

              (d) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Company Shareholders have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Shareholder Approval;

              (e) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before September 30, 2001 by reason of the failure of any condition precedent under
Section 5.1 or 5.2 hereof (unless the failure results directly from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement);

              (f) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if on or after September 1, 2001 the Company shall have requested the bridge financing contemplated by
Section 4.13 and the Buyer shall have thereafter notified the Company in writing that the Buyer has elected not to provide such bridge financing as a result of the occurrence of a material breach or default by the Company of any of its obligations under this Agreement (which notice from the Buyer to the Company shall also constitute an election by Buyer to terminate this Agreement pursuant to the provisions of Section 7.1(b));

              (g) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before September 30, 2001 by reason of the failure of any condition precedent under Section 5.1 or 5.3 hereof (unless the failure results directly from a breach by the Company of any representation, warranty or covenant contained in this Agreement); provided, however, that in the event the Buyer provides bridge financing to the Company in accordance with the provisions of Section 4.13, the Buyer shall have the right to extend the outside date for termination of this Agreement by the Company from September 30, 2001 until October 15, 2001; or

              (h) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Buyer receives an HSR Additional Action Request from the Federal Trade Commission or the Antitrust Division of the United States Department of Justice and does not elect to comply with such HSR Additional Action Request within fourteen days of receipt of such request.

         7.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).

                                  ARTICLE VIII
                                   DEFINITIONS

          For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Defined Term                                                  Section
------------                                                  -------
Adjusted Merger Consideration                                 1.8(f)
Affiliate                                                     2.14(f)
Aggregate Escrow Fund                                         1.5(a)

Aggregate Participation Amount                                1.5(a)
Agreed Amount                                                 6.3(c)
Agreement                                                     Introduction
Agreement of Merger                                           1.1
Arbitrator                                                    1.8(d)
Balance Sheet Date                                            2.6
BOA                                                           4.11
Bridge Financing                                              4.4(c)
Bridge Notes                                                  4.4(a)
Bridge Purchase Agreement                                     4.4(c)
Business Entity                                               2.4
Buyer                                                         Introduction
Buyer Certificate                                             5.3(d)
California Merger Filings                                     1.1
CERCLA                                                        2.20(a)
Certificates                                                  1.7(a)
Claim Notice                                                  6.3(b)
Claimed Amount                                                6.3(b)
Closing                                                       1.2
Closing Balance Sheet                                         1.8(b)
Closing Date                                                  1.2
Closing Working Capital                                       1.8(c)
Closing Working Capital Adjustment                            1.8(c)
Code                                                          2.7(g)
Company                                                       Introduction
Company Certificate                                           5.2(f)
Company Common Shares                                         1.5(a)
Company Option                                                1.5(a)
Company Series A Shares                                       1.5(a)
Company Series B Shares                                       1.5(a)
Company Series C Shares                                       1.5(a)
Company Series C-1 Shares                                     1.5(a)
Company Shareholders                                          1.6(a)
Company Shares                                                1.5(a)
Company's Auditor                                             1.8(b)
Company Vested Options                                        1.5(a)
Continuing Employees                                          4.10
Controlling Party                                             6.3(a)
Damages                                                       6.1
Delaware Merger Filings                                       1.1
Disclosure Schedule                                           Article II
Disclosure Schedule Items                                     4.12
Dispute Notice                                                1.8(d)

Dissenting Shares                                             1.6(a)
Effective Time                                                1.1
Employee Benefit Plan                                         2.19(a)
Environmental Law                                             2.20(a)
ERISA                                                         2.19(a)
ERISA Affiliate                                               2.19(a)
Escrow Agreement                                              1.3(f)
Escrow Agent                                                  1.3(f)
Escrow Fund                                                   1.11(a)
Exchange Agent                                                1.3(d)
Exchange Agreement                                            1.7(a)
Exchange Fund                                                 1.7(a)
Expected Claim Notice                                         6.4
Expenses                                                      1.10(a)
Financial Statements                                          2.6
Fraud                                                         6.4
Fully Diluted Company Shares                                  1.5(b)
GAAP                                                          1.8(b)
Governmental Entity                                           2.4
Hart-Scott-Rodino Act......                                   2.4
HSR Additional Action Request                                 4.2(a)
Indemnified Party                                             6.3(a)
Indemnifying Party                                            6.3(a)
Information Statement                                         4.3
Intellectual Property                                         2.12(b)
Interim Financial Statements                                  4.9
Materials of Environmental Concern                            2.20(b)
Material Subsequent Event                                     5.2(f)
Merger                                                        1.1
Merger Consideration                                          1.5(a)
Most Recent Balance Sheet                                     2.6
NDA                                                           4.2(b)
Net Merger Consideration                                      1.5(a)
Net Participation Amount                                      1.5(a)
Non-controlling Party                                         6.3(a)
Option Plans                                                  2.2
Options                                                       2.2
Ordinary Course of Business                                   2.4
Outstanding Company Shares                                    1.5(a)
Parties                                                       Introduction
Payments                                                      6.6(a)
Permits                                                       2.22
Per Share Escrow Amount                                       1.5(a)

Per Share Net Participation Amount                            1.5(a)
Personal Property                                             2.10(c)
Preferred Shares                                              1.5(a)
Preliminary Allocation Schedule                               1.5(g)
Preliminary Closing Balance Sheet                             1.8(a)
Preliminary Closing Balance Sheet Date                        1.8(a)
Preliminary Closing Working Capital                           1.8(a)
Preliminary Merger Consideration                              1.8(a)
Prior Agreement                                               Introduction
Qualified Bookings                                            1.8(b)
Reasonable Best Efforts                                       4.1
Related Party Transactions                                    2.23
Response                                                      6.3(c)
Restated Articles                                             1.5(a)
Requisite Shareholder Approval                                2.3
Retention Bonus Fund                                          1.5(d)
Section 6.1(e) Matters                                        6.1(e)
Securities Act                                                2.2
Securities Documentation                                      1.7(a)
Security Interest                                             2.4
Series A Preference                                           1.5(a)
Series B Preference                                           1.5(a)
Series C Preference                                           1.5(a)
Series C-1 Preference                                         1.5(a)
Shareholder Special Escrow Contribution                       1.11(a)
Shareholders' Representative                                  1.10(a)
Shareholders' Representative Fund                             1.10(a)
Shareholder Voting Agreement                                  Introduction
SM Escrow Contribution                                        1.5(f)
SM Non-Compete Payment                                        1.5(e)
Special Escrow Agreement                                      1.3(f)
Special Escrow Fund                                           1.11(b)
Special Indemnification Obligation                            6.6(a)
Special Indemnifying Parties                                  6.6(a)
Subsidiary                                                    2.4
Surviving Corporation                                         1.1
Target Amount                                                 1.8(c)
Taxes                                                         2.9(a)
Tax Returns                                                   2.9(a)
Transitory Subsidiary                                         Introduction
Warrants                                                      2.2
Withholding Taxes                                             1.5(a)

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

         9.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that the provisions in
Article I concerning payment of the Merger Consideration are intended for the benefit of the Company Shareholders and the provisions of Section 4.10 are intended for the benefit of the Continuing Employees.

         9.3 ENTIRE AGREEMENT. This Agreement and the exhibits and schedules attached thereto constitute the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, including without limitation the Prior Agreement, with respect to the subject matter hereof; PROVIDED, HOWEVER, that the NDA shall remain in effect in accordance with its terms.

         9.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

         9.5 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

         9.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company:                               Copy to:
-----------------                                -------

Securant Technologies, Inc.                      Brobeck, Phleger & Harrison LLP
345 California Street, 23rd Floor                One Market Square Tower
San Francisco, CA  94104                         San Francisco, CA  94105
Attention:  President                            Attention:  Shane Byrne, Esq.

If to the Shareholders' Representative:          Copy to:
--------------------------------------           -------

RH Investments 2001 LLC                             Russo & Hale LLP
401 Florence Street                                 401 Florence Street
Palo Alto, California  94301                        Palo Alto, California  94301
Attention:  Jack Russo, Esq.                        Attention:  Essie Caldwell

If to the Buyer or the Transitory Subsidiary:    Copies to:
--------------------------------------------     ---------

RSA Security Inc.                                   RSA Security Inc.
36 Crosby Drive                                     20 Crosby Drive
Bedford, Massachusetts 01730                        Bedford, Massachusetts 01730
Attention:  President                               Attention:  General Counsel

                                                    Hale and Dorr LLP
                                                    60 State Street
                                                    Boston, Massachusetts 02109
                                                    Attention: Hal J.
                                                     Leibowitz, Esq.

If to William J. McLaren:                         Copy to:
------------------------                          -------

1820 Vallejo Street, PH3                            Fenwick & West LLP
San Francisco, CA  94123                            Two Palo Alto Square
                                                    Palo Alto, CA  94306
                                                    Attention:  William Fenwick,
                                                      Esq.

         Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

         9.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; PROVIDED, HOWEVER, that any amendment effected subsequent to the Requisite Shareholder Approval shall be subject to any restrictions contained in the Delaware General Corporation Law and the California General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         9.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         9.11 SUBMISSION TO JURISDICTION. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in Boston, Massachusetts in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.7. Nothing in this Section 9.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

         9.12  CONSTRUCTION.

              (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

              (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         9.13 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                             RSA SECURITY INC.


                                             By: /s/ Arthur W. Coviello, Jr.
                                                 -------------------------------


                                             Title: Chief Executive Officer
                                                    ----------------------------


                                             FALCON ACQUISITION CORP.


                                             By: /s/ Arthur W. Coviello, Jr.
                                                 -------------------------------


                                             Title: President
                                                    ----------------------------


                                             SECURANT TECHNOLOGIES, INC.


                                             By: /s/ William J. McLaren
                                                 -------------------------------


                                             Title: Chief Executive Officer
                                                    ----------------------------

                                             SHAREHOLDERS' REPRESENTATIVE

                                             The undersigned has executed this
                                             Agreement solely for the purposes
                                             set forth in Sections 1.8, 1.10,
                                             9.7, 9.8, 9.11 and 9.13 and Article
                                             VI

                                             RH Investments 2001 LLC


                                             By: /s/ Jack Russo
                                                 -------------------------------
                                                 Jack Russo, Manager



                                             WILLIAM J. MCLAREN

                                             The undersigned has executed this
                                             Agreement solely for the purposes
                                             set forth in Sections 1.5(f),
                                             1.11, 6.6, 9.7, 9.8, 9.11 and 9.13


                                             By: /s/ William J. McLaren
                                                 -------------------------------
                                                 William J. McLaren



         The undersigned, being the duly elected Assistant Secretary of the Transitory Subsidiary, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Transitory Subsidiary entitled to vote on this Agreement.

                                             /s/ Kathryn L. Leach
                                             -----------------------------------
                                             Assistant Secretary


         The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by (i) a majority of the votes represented by the outstanding Preferred Stock entitled to vote on this Agreement and the Merger, voting as a single class, and (ii) a majority of the votes represented by the outstanding Common Stock entitled to vote on this Agreement and the Merger Agreement, voting as a single class.

                                            /s/ Jonti McLaren
                                            ------------------------------------
                                            Secretary

                                                                       EXHIBIT A

                              SHAREHOLDER AGREEMENT


         SHAREHOLDER AGREEMENT, dated as of July 30, 2001 (the "Agreement"), by and between the undersigned shareholder (the "Shareholder") of the Company (as hereinafter defined), RSA Security Inc., a Delaware corporation ("Buyer"), and Securant Technologies, Inc., a California corporation (the "Company"), solely for the purposes set forth in Section 2(b). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

         WHEREAS, as of the date hereof, the Shareholder owns of record and beneficially (as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) the number of shares of capital stock of the Company set forth on the signature page hereto (such shares, or any other voting or equity of securities of the Company hereafter acquired by any Shareholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

         WHEREAS, concurrently with the execution of this Agreement, the Company, Buyer, Falcon Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Buyer (the "Transitory Subsidiary"), and RH Investments 2001 LLC as the Shareholders' Representative are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, the Transitory Subsidiary will be merged with and into the Company, and the Company will be the surviving corporation (the "Merger"); and

         WHEREAS, as a condition to the willingness of Buyer to enter into the Merger Agreement, Buyer has required that the Shareholder agree, and in order to induce Buyer to enter into the Merger Agreement, the Shareholder is willing to agree to vote in favor of adopting the Merger Agreement and approving the Merger upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

         Section 1. VOTING OF SHARES.

         (a) VOTING. The Shareholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at any meeting of the shareholders of the Company, however called with respect to any of the following, and in any action by written consent of the shareholders of the Company with respect to any of the following, the Shareholder will vote, or cause to be voted, all of his, her or its respective Shares (i) in favor of adoption of the Merger Agreement and approval of the Merger contemplated by the Merger Agreement, and (ii) against any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of material assets or similar business transaction involving the Company, any Subsidiary or any division of the Company or any Subsidiary with any party other than the Buyer (each, an "Acquisition Proposal").

         (b) IRREVOCABLE PROXY.

                  (i) The Shareholder hereby irrevocably grants to and appoints, and hereby authorizes and empowers, Buyer for the term of this Agreement, and any individual designated in writing by it, and each of them individually, as the Shareholder's sole and exclusive proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the Shareholder's name, place and stead, to vote and exercise all voting and related rights (to the fullest extent that the Shareholder is entitled to do so) with respect to his, her or its Shares at any meeting of the shareholders of the Company called, and in every written consent in lieu of such meeting, with respect to any of the matters specified in, and in accordance and consistent with, this Section 1. The Shareholder may vote the Shares without regard to this Agreement or the restrictive covenants contained herein on all other matters not related to the Merger, the Merger Agreement or an Acquisition Proposal or otherwise relating to or affecting the matters contemplated thereunder.

                  (ii) The Shareholder understands and acknowledges that Buyer is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement and further acknowledges receipt and review of a copy of the Merger Agreement. The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) constitutes an inducement for Buyer to enter into the Merger Agreement, is given in connection with the execution of the Merger Agreement and is given to secure the performance of the duties of the Shareholder under this Agreement. Except as otherwise provided for herein, the Shareholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 705(e) and Section 705(f) of the California General Corporation Law.

                  (iii) Upon the execution of this Agreement by the Shareholder, the Shareholder hereby revokes any and all prior proxies or powers of attorney given by the Shareholder with respect to the Shares. The Shareholder acknowledges and agrees that no subsequent proxies with respect to such Shares shall be given, and if given, shall not be effective. All authority conferred herein shall survive the death or incapacity of the Shareholder and any obligation of the Shareholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Shareholder. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the Expiration Date (as defined in Section 5).

         Section 2. TRANSFER OF SHARES.

         (a) Except as expressly contemplated by the Merger Agreement, the Shareholder covenants and agrees that the Shareholder will not directly or indirectly, (i) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares. Notwithstanding the foregoing, at any time prior to, but not on or after, the record date for determining the shareholders of the Company entitled to vote or the effectiveness of a written consent on the matters set forth in Section 1, the Shareholder may effect a transfer of the Shares provided such transferee agrees in writing with the Buyer to be bound by all of the terms and conditions of this Agreement and has executed and delivered a proxy in respect of such transferred Shares.

         (b) The Company shall not recognize the transfer of any Shares in violation of the transfer restrictions set forth in Section 2(a) of this Agreement.

         Section 3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. The Shareholder hereby represents and warrants to the Buyer with respect to the Shareholder and its, his or her ownership of the Shares as follows:

         (a) OWNERSHIP OF SHARES. The Shareholder owns of record and beneficially all of the Shares set forth on the signature page hereto and has good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever, other than liens under applicable law or as expressly provided in this Agreement. The Shareholder owns no Company Shares other than the Shares as set forth on the signature page hereto. The Shareholder has sole voting power, without restrictions, with respect to all of the Shares.

         (b) POWER, BINDING AGREEMENT. The Shareholder has the legal capacity and all requisite power and authority to enter into and perform all of its, his or her obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

         (c) NO CONFLICTS. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Shareholder, the Shares or any of the Shareholder's properties or assets. Except as expressly contemplated hereby, the Shareholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, shareholders' agreement, partnership agreement or voting trust. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Shareholder in connection with the execution and delivery of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby.

         Section 4. NO SOLICITATION. Prior to the Expiration Date, the Shareholder agrees, in its individual capacity as a shareholder of the Company, that (i) it will not, nor will it authorize or permit any of its employees, agents and representatives to, directly or indirectly, (a) initiate, solicit, seek, support or encourage any inquiries, proposals, offers or bids of any Acquisition Proposal, (b) enter into any agreement with respect to any Acquisition Proposal, or (c) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, and (ii) it will notify Buyer as soon as possible if any such inquiries or proposals are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, it or any of its affiliates in its individual capacity.

         Section 5. TERMINATION. This Agreement shall terminate upon the Expiration Date; provided, however, that no such termination shall relieve any party of liability for a willful breach hereof prior to termination. As used herein, "Expiration Date" shall mean the earlier to occur of (i) the Effective Time, and (ii) the date on which the Shareholder is notified by the Buyer of the termination of the Merger Agreement in accordance with the terms thereof.

         Section 6. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         Section 7. FIDUCIARY DUTIES. The Shareholder is signing this Agreement solely in the Shareholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude the Shareholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement or as required by applicable law.

         Section 8. MISCELLANEOUS.

         (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

         (b) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

         (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of California.

         (d) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

         (e) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

                  (i) if to the Shareholder, to the address set forth on the signature page of this Agreement;

                  (ii)     if to the Buyer, to:

                           RSA Security Inc.
                           36 Crosby Drive
                           Bedford, MA 01730
                           Attn:  General Counsel
                           Telecopy:  (781) 301-5444

                           with a copy to:

                           Hale and Dorr LLP
                           60 State Street
                           Boston, MA 02109
                           Attn:  Hal J. Leibowitz, Esq.
                           Telecopy:  (617) 526-5000; and


                  (iii)    if to the Company, to:

                           Securant Technologies, Inc.
                           345 California Street, 23rd Floor
                           San Francisco, CA  94104
                           Attention:  President
                           Telecopy:

                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           One Market Square Tower
                           San Francisco, CA  94105
                           Attention:  Shane Byrne, Esq.
                           Telecopy:

         (f) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

         (g) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Buyer may assign this Agreement to any direct or indirect wholly owned subsidiary of the Buyer without consent of the Company or the Shareholder, provided that Buyer shall remain liable for all of its obligations under this Agreement and the Merger Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

         (h) INTERPRETATION. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

         (i) SUBMISSION TO JURISDICTION. Each of the parties to this Agreement
(i) consents to submit itself to the personal jurisdiction of any state or federal court sitting in San Francisco, California in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8(e). Nothing in this Section 8(i), however, shall affect the right of any party to serve legal process in any other manner permitted by law.

         (j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER OR THE SHAREHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

                           [Signature Page to follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.



                          BUYER:

                          RSA SECURITY INC.



                          By: /s/ Arthur W. Coviello, Jr.
                             ---------------------------------------------------

                          Name: /s/ Arthur W. Coviello, Jr.
                               -------------------------------------------------

                          Title:   Chief Executive Officer
                                ------------------------------------------------



                          SHAREHOLDER:



                          By:
                             ---------------------------------------------------

                          Name:
                               -------------------------------------------------

                          Title:
                                ------------------------------------------------

                          ------------------------------------------------------
                             STOCK          DESIGNATION
                          CERTIFICATE    (COMMON OR SERIES   NUMBER OF SHARES
                             NUMBER         PREFERRED)      REPRESENTED THEREBY
                          ------------------------------------------------------

                          ------------------------------------------------------

                          ------------------------------------------------------

                          ------------------------------------------------------

                          ------------------------------------------------------

                          ------------------------------------------------------

                          ------------------------------------------------------

                          ------------------------------------------------------

                          Shareholder's Address:

                          ------------------------------------------------------

                          ------------------------------------------------------

                          ------------------------------------------------------

                          ------------------------------------------------------

The undersigned has executed this Agreement solely for the purposes set forth in
Section 2(b):


                                  COMPANY:

                                  SECURANT TECHNOLOGIES, INC.



                                  By: /s/ Jonti McLaren
                                      ------------------------------------------

                                  Name: /s/ Jonti McLaren
                                        ----------------------------------------

                                  Title:   President
                                        ----------------------------------------

                                                                     EXHIBIT B-1

                               AGREEMENT OF MERGER
                                       OF
                            FALCON ACQUISITION CORP.
                                  WITH AND INTO
                           SECURANT TECHNOLOGIES, INC.

         THIS AGREEMENT OF MERGER ("Agreement") is entered into as of August 31, 2001, by and between FALCON ACQUISITION CORP., a Delaware corporation (the "Sub") and a wholly-owned subsidiary of RSA Security Inc., a Delaware corporation (the "Parent"), and SECURANT TECHNOLOGIES, INC., a California corporation (the "Company"). The Sub and the Company are referred to herein as the parties.

                                    RECITALS

         WHEREAS, the respective Boards of Directors of each of the Sub and the Company have resolved that the Sub and the Company be merged pursuant to the General Corporation Law of the State of California (the "CGCL") into a single corporation existing under the laws of the State of California pursuant to which the Company, shall continue as the surviving corporation (such transaction, the "Merger");

         WHEREAS, in connection therewith, the parties and, among others, the Parent have entered into that certain Agreement and Plan of Merger dated as of July 30, 2001, as amended (as so amended, with all the exhibits and schedules appended thereto, the "Merger Agreement");

         WHEREAS, the authorized capital stock of the Sub consists of 1,000 shares of common stock, $0.01 par value per share ("Sub Common Stock"), all of which are issued and outstanding;

         WHEREAS, the issued and outstanding capital stock of the Company consists of the following: 13,937,070 shares of Common Stock ("Company Common Stock"), 3,646,542 shares of Series A Preferred Stock ("Company Series A Preferred Stock"), 3,707,666 shares of Series B Preferred Stock ("Company Series B Preferred Stock"), 2,027,527 shares of Series C Preferred Stock ("Company Series C Preferred Stock"), and 6,015,151 shares of Series C-1 Preferred Stock ("Company Series C-1 Preferred Stock" and, together with the Company Series A Preferred Stock, the Company Series B Preferred Stock and the Company Series C Preferred Stock, the "Company Preferred Stock");

         WHEREAS, the respective Boards of Directors of each of the Sub and the Company and the respective stockholders of each of the Sub and the Company have approved the Merger Agreement and the Merger upon the terms and conditions hereinafter set forth and have approved this Agreement:

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         1. MERGER. The Sub shall be merged with and into the Company, and the Company shall be, and is sometimes referred to below as, the Surviving Corporation.

         2.   MERGER CONSIDERATION.

             (a) SUB COMMON STOCK. Upon the Effective Time (as defined herein), each outstanding share of Sub Common Stock shall be converted into and thereafter evidence one (1) share of common stock, $.01 par value per share, of the Surviving Corporation.

             (b) COMPANY CAPITAL STOCK. Other than those shares in respect of which any Company shareholder has perfected his, her or its dissenters rights under the CGCL, upon the Effective Time, each share of capital stock of the Company shall be canceled and converted in the following manner:

                  (i) COMPANY COMMON STOCK. Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive $2.1493047 ($0.5762295 of which will be withheld to secure certain indemnification obligations pursuant to the Merger Agreement).

                  (ii) COMPANY SERIES A PREFERRED STOCK. Each share of Company Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive $2.1493047 ($0.5762295 of which will be withheld to secure certain indemnification obligations pursuant to the Merger Agreement).

                  (iii) COMPANY SERIES B PREFERRED STOCK. Each share of Company Series B Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive $3.6293047 ($0.5762295 of which will be withheld to secure certain indemnification obligations pursuant to the Merger Agreement).

                  (iv) COMPANY SERIES C PREFERRED STOCK. Each share of Company Series C Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive $6.1393047 ($0.5762295 of which will be withheld to secure certain indemnification obligations pursuant to the Merger Agreement).

                  (v) COMPANY SERIES C-1 PREFERRED STOCK. Each share of Company Series C-1 Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive $6.1393047 ($0.5762295 of which will be withheld to secure certain indemnification obligations pursuant to the Merger Agreement).

         3.       ARTICLES AND BYLAWS; DIRECTORS AND OFFICERS.

                  (a) ARTICLES OF INCORPORATION. Upon the Effective Time, the Articles of Incorporation of the Surviving Corporation are amended and restated in the form attached hereto as EXHIBIT A and incorporated herein by this reference.

                  (b) BYLAWS. Upon the Effective Time, the existing Bylaws of the Company immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter further amended in accordance therewith and as provided by California law, and the Articles of Incorporation of the Surviving Corporation.

                  (c) DIRECTORS AND OFFICERS. Upon the Effective Time, each member of the Board of Directors of the Sub immediately prior to the Effective Time shall become a member of the Board of Directors of the Surviving Corporation (the "Surviving Corporation Board"). Immediately following the Effective Time, each officer of the Sub immediately prior to the Effective Time shall become an officer of the Surviving Corporation, in his or her respective positions as with the Sub, each to hold office in accordance with the Bylaws of the Surviving Corporation.

         4. EFFECT OF MERGER. Upon the Effective Time, the effect of the
Merger shall be as provided in the applicable provisions of the CGCL.
Without limiting the generality of the foregoing and subject thereto, upon the Effective Time, the separate existence of the Sub shall cease and the Company shall succeed, without other transfer, to all the rights and property of the Sub and shall be subject to all the debts and liabilities thereof in the same manner as if the Company had itself incurred them. In addition, all rights of creditors and all liens upon the property of each corporation shall be preserved unimpaired, provided that such liens upon property of the Sub shall be limited to the property affected thereby immediately prior to the Effective Time.

         5. FURTHER ACTIONS. After the Effective Time, the Company, through the persons who then become its officers immediately upon the Merger, shall execute or cause to be executed such further assignments, assurances or other documents as may be necessary or desirable to confirm the Company's title to properties, assets and rights in the Surviving Corporation.

         6. EFFECTIVE TIME. The effective time (the "Effective Time") shall be the date upon which an executed copy of this Agreement along with the appropriate officers' certificates are filed with the Secretary of State of California pursuant to Section 1103 of the CGCL.

         7. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument.

         8. TERMINATION.

                  (a) Notwithstanding the approval of this Agreement by the respective shareholders of each of the Sub and the Company, (i) this Agreement shall terminate forthwith in the event that the Merger Agreement shall be terminated as therein provided, and (ii) this Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the respective Boards of Directors of each of the Parent and the Company; provided, however, that this Agreement may only be terminated prior to the Effective Time.

                  (b) In the event of the termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of the Company, the Parent or the Sub or their respective officers or directors, except as otherwise provided in the Merger Agreement.

         9. AMENDMENT. This Agreement may be amended by the parties hereto any time before or after approval hereof by the respective shareholders of each of the Sub and the Company, but, after such approval, (a) no amendments shall be made which by law require the further approval of such shareholders without obtaining such approval, and (b) this Agreement may only be amended prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.



                      (This space intentionally left blank)

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



"SUB"                                          "THE COMPANY"

FALCON ACQUISITION CORP.                       SECURANT TECHNOLOGIES, INC.

By: /s/ Arthur W. Coviello, Jr.                By: /s/ Jonti McLaren
    ------------------------------------           -----------------------------
Name:   Arthur W. Coviello, Jr.                Name:   Jonti McLaren
Title:  President                              Title:  President and Secretary


By: /s/ Margaret K. Seif
    ------------------------------------
Name:   Margaret K. Seif
Title:  Secretary

                             CERTIFICATE OF OFFICER
                                       OF
                           SECURANT TECHNOLOGIES, INC.

         Jonti McLaren does hereby certify that:

         1. He is the President and Secretary, of SECURANT TECHNOLOGIES, INC. ("Securant"), a corporation duly organized and existing under the laws of the State of California.

         2. The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors of Securant.

         3. Securant has two (2) classes of stock which are entitled to vote on the merger: (a) Common Stock and (b) Preferred Stock. The number of outstanding shares of Common Stock entitled to vote is 13,937,070 shares. The number of outstanding shares of Preferred Stock entitled to vote is 15,396,886 shares, 3,646,542 of which are designated Series A Preferred Stock, 3,707,666 of which are designated Series B Preferred Stock, 2,027,527 of which are designated Series C Preferred Stock and 6,015,151 of which are designated Series C-1 Preferred Stock.

         4. The principal terms of the Agreement of Merger were approved by the vote of a number of shares which equaled or exceeded the percentage vote required. The percentage vote required was greater than fifty percent (50%) of Common Stock and Preferred Stock, each voting separately as a class.

         5. The distribution of the merger consideration pursuant Section 2 of the Agreement of Merger is in accordance with the Sixth Amended and Restated Articles of Incorporation of Securant.

         The undersigned declares under penalty of perjury under the laws of the State of California that the statements contained in this certificate are true and correct of his own knowledge.

Dated: August 31, 2001

                                                By: /s/ Jonti McLaren
                                                --------------------------------
                                                Name:   Jonti McLaren
                                                Title:  President and Secretary

                             CERTIFICATE OF OFFICER
                                       OF
                            FALCON ACQUISITION CORP.

         Arthur W. Coviello, Jr. and Margaret K. Seif hereby certify that:

         6. They are the President and Secretary, respectively, of FALCON ACQUISITION CORP., a Delaware corporation (the "Sub").

         7. The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors of Sub.

         8. The Sub has one class of stock, Common Stock, $0.01 par value per share, which is entitled to vote on the merger. The number of outstanding shares entitled to vote is One Thousand (1,000) shares of Common Stock.

         9. The principal terms of the Agreement of Merger were approved by the vote of a number of shares which equaled or exceeded the percentage vote required. The percentage vote required was greater than fifty percent (50%).

         Each of the undersigned declares under penalty of perjury under the laws of the State of California that the statements contained in this certificate are true and correct of his or her own knowledge.

Dated: August 31, 2001

                                        By:  /s/ Arthur W. Coviello, Jr.
                                           -------------------------------------
                                        Name:    Arthur W. Coviello, Jr.
                                        Title:   President

                                        By:  /s/ Margaret K. Seif
                                           -------------------------------------
                                        Name:    Margaret K. Seif
                                        Title:   Secretary

                                                                     EXHIBIT B-2

                              CERTIFICATE OF MERGER

                                       OF

                            FALCON ACQUISITION CORP.
                            (A DELAWARE CORPORATION)

                                      INTO

                           SECURANT TECHNOLOGIES, INC.
                           (A CALIFORNIA CORPORATION)

         Pursuant to Section 252 of the General Corporation Law of the State of Delaware, Securant Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of California (the "Corporation"), does hereby certify:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

            Name                                  State of Incorporation
            ----                                  ----------------------
            Falcon Acquisition Corp.                     Delaware
            Securant Technologies, Inc.                 California

         SECOND: That an Amended and Restated Agreement and Plan of Merger, dated as of July 30, 2001 (the "Merger Agreement"), by and among RSA Security Inc., a Delaware corporation, RH Investments 2001 LLC, a California limited liability company, as Shareholders' Representative (as defined therein), William
J. McLaren, and the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

         THIRD: That the name of the surviving corporation of the merger is Securant Technologies, Inc.

         FOURTH: That the Sixth Amended and Restated Articles of Incorporation of the surviving corporation, a California corporation, shall be amended and restated as attached hereto as EXHIBIT A.

         FIFTH: That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 36 Crosby Drive, Bedford, MA 01730.

         SIXTH: That a copy of the Merger Agreement will be furnished by the surviving corporation upon request and without cost to any stockholder of any constituent corporation.

         SEVENTH: That the surviving corporation does hereby agree that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Falcon Acquisition Corp., as well as for enforcement of any obligation of the surviving corporation, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Section 262 of the General Corporation Law of the State of Delaware, and does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings and mail a copy of such process to the surviving corporation at the address of its principal place of business at 36 Crosby Drive, Bedford, MA 01730.

         EIGHTH: That this Certificate of Merger shall be effective on September 4, 2001.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its President this 4th day of September, 2001.


                                            SECURANT TECHNOLOGIES, INC.

                                            (a California corporation)

                                            By: /s/  Jonti McLaren
                                               ---------------------------------
                                                 Jonti McLaren
                                                 President

                                                                     EXHIBIT C-1


                                ESCROW AGREEMENT

         This Escrow Agreement is entered into as of September 4, 2001, by and among RSA Security Inc., a Delaware corporation (the "Buyer"), and RH Investments 2001 LLC, a Delaware limited liability company, as the representative (the "Shareholders' Representative") of the shareholders of Securant Technologies, Inc., a California corporation (the "Company"), and United States Trust Company, as escrow agent (the "Escrow Agent"). The Buyer, the Shareholders' Representative and the Escrow Agent are referred to individually herein as a "Party" and are referred to collectively herein as the "Parties".

         WHEREAS, the Buyer and the Company have entered into an Agreement and Plan of Merger, dated as of July 30, 2001 (the "Merger Agreement"), by and among the Company, the Buyer, the Shareholders' Representative and a subsidiary of the Buyer, pursuant to which such subsidiary will be merged (the "Merger") into the Company which, as the surviving corporation (the "Surviving Corporation"), will become a wholly owned subsidiary of the Buyer;

         WHEREAS, the Merger Agreement provides that an escrow account will be established to secure the indemnification obligations and post-closing adjustment obligations of the shareholders of the Company receiving consideration pursuant to Section 1.5 of the Merger Agreement (the "Company Shareholders") to the Buyer under the Merger Agreement on the terms and conditions set forth herein; and

         WHEREAS, the Parties desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

         NOW, THEREFORE, the Parties hereby agree as follows:

         1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement. The Buyer and the Shareholders' Representative have provided the Escrow Agent with a true and correct copy of the Merger Agreement. The Parties acknowledge and agree that (i) references to the Merger Agreement and the incorporation by reference herein of defined terms used in the Merger Agreement are solely for the convenience of the Buyer and the Shareholders' Representative; (ii) the Escrow Agent is not a party to the Merger Agreement and has no duty to read or interpret the Merger Agreement to carry out its duties hereunder; (iii) the Escrow Agent may rely on the use of any such defined term by the Buyer or the Shareholders' Representative in any communication (a) received by the Escrow Agent and (b) delivered pursuant to the Merger Agreement, in connection with its duties hereunder; and (iv) the Buyer and the Company Shareholders, jointly and severally, agree to indemnify and hold the Escrow Agent and its officers, directors and employees harmless for any loss, cost, expense, damage, liability or claim in connection with any claim against the Escrow Agent based upon any reference to procedures set forth in the Merger Agreement, or the use herein of a defined term from the Merger Agreement, except if such loss, cost, expense, damage, liability or claim resulted from the Escrow Agent's gross negligence or willful misconduct.

         2. CONSENT OF COMPANY SHAREHOLDERS. The Company Shareholders have, by virtue of their approval of the Merger Agreement, consented to: (a) the establishment of the Escrow Fund (as defined herein) to secure the Company Shareholders' indemnification obligations under Article VI of the Merger Agreement and the post-closing adjustment obligations under Section 1.8 and
Section 1.9 of the Merger Agreement in the manner set forth herein, (b) the appointment of the Shareholders' Representative as their representative for purposes of this Agreement and as attorney-in-fact and agent for and on behalf of each Company Shareholder, and the taking by the Shareholders' Representative of any and all actions and the making of any decisions required or permitted to be taken or made by the Shareholders' Representative under this Agreement, and
(c) all of the other terms, conditions and limitations in this Agreement.

         3. ESTABLISHMENT OF ESCROW ACCOUNT. The Buyer and the Company Shareholders acknowledge that pursuant to Article VI of the Merger Agreement, the Buyer shall be indemnified against certain liabilities and contingencies. The Buyer and the Company Shareholders further acknowledge that, pursuant to
Section 1.8 and Section 1.9 of the Merger Agreement, the Escrow Agent is authorized to deliver certain amounts to the Buyer based on post-closing adjustments described in Sections 1.8 and 1.9 of the Merger Agreement. In order to provide a fund for payment of the obligations of the Company Shareholders under Article VI and Sections 1.8 and 1.9 of the Merger Agreement, the Buyer and the Company Shareholders hereby establish an escrow account (the "Escrow Account") with the Escrow Agent. The Escrow Agent acknowledges and accepts the deposit by the Buyer into the Escrow Account of $ 19,984,478.53 (the "Escrow Fund").

         4.      INVESTMENTS.

                  (a) PERMITTED INVESTMENTS. The Escrow Agent shall invest the Escrow Fund, at the joint direction of the Buyer and the Shareholders' Representative, in (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof, (ii) obligations (including certificates of deposit and bankers' acceptances) of banks which at the date of their last public reporting had total assets in excess of $500,000,000, including those of the Escrow Agent if otherwise qualifying, (iii) commercial paper rated at least A-1 or P-1 or, if not rated, issued by companies having outstanding debt rated at least AA or Aa, and (iv) money market mutual funds invested exclusively in some or all of the securities described in the foregoing clauses (i), (ii) and (iii). Income from any such investment shall be held by the Escrow Agent, shall be reinvested in accordance with this Section 4 and shall be considered part of the Escrow Fund.

                  (b) TAX REPORTING. All interest, accretion in principal or other income or gain realized upon any investment of the Escrow Fund hereunder (the "Interest Income") shall be retained or deposited in the Escrow Account. Until the final release of the Escrow Fund in accordance with Section 6, such Interest Income shall be held in the Escrow Account upon the terms and conditions set forth herein. All Interest Income shall be deemed to constitute Escrow Fund for purposes of this Agreement. For tax reporting and payment purposes, until the Termination Date (as defined in Section 9), the Escrow Agent shall allocate all Interest Income to the Buyer. The Buyer shall provide the Escrow Agent with such documentation as may be necessary for such tax reporting and payment purposes. The Buyer shall have the right to withdraw 45% of the Interest Income in order to enable it to pay any taxes attributable to such Interest Income. Upon demand by the Buyer, the Escrow
Agent shall promptly disburse to the Buyer an amount of the Escrow Fund equal to 45% of the Interest Income. The balance of the Interest Income shall be distributed in accordance with the terms of this Agreement.

                  (c) CERTIFICATION OF TAX IDENTIFICATION NUMBER. Each Company Shareholder shall provide the Escrow Agent with certified tax identification numbers on properly completed Forms W-9 (or with properly completed Forms W-8 in the case of non-U.S. persons) prior to the date on which any income earned on the investment of the Escrow Fund is credited to such Escrow Fund. The Parties and Company Shareholders understand that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended from time to time, may require withholding of a portion of any interest and other income earned on the investment of the Escrow Fund. Notwithstanding the foregoing, with respect to the delivery of taxpayer identification numbers of the Company Shareholders to the Escrow Agent, the parties acknowledge and agree that the Buyer and the Shareholders' Representative shall cooperate to deliver such information to the Escrow Agent as promptly as reasonably possible after the date hereof, provided, however, that the Buyer shall have no obligation, and it shall be the obligation solely of the Shareholders' Representative, to take any further action to collect such information from the Company Shareholders after such date.

          5. ADMINISTRATION OF ESCROW ACCOUNT. The Escrow Agent shall administer the Escrow Account as follows:

                  (a) If the Buyer has incurred or suffered Damages for which it believes it is entitled to indemnification under Article VI of the Merger Agreement, or if the Buyer is entitled to receive a portion of the Escrow Fund pursuant to the post-closing adjustment provisions set forth in Sections 1.8 and
1.9 of the Merger Agreement, the Buyer shall, prior to the Termination Date (as defined in Section 9) with respect to a particular claim, give written notice of such claim (a "Claim Notice") to the Shareholders' Representative and the Escrow Agent. Each Claim Notice shall state the amount of claimed Damages or, in the case of a claim for a post-closing adjustment, the amount of such adjustment (the "Claimed Amount"), and the basis for such claim.

                  (b) Claims for indemnification (other than those by the Escrow Agent) involving a claim or legal proceeding by a third party shall be made in accordance with the procedures set forth in Article VI of the Merger Agreement and the provisions of this Section 5. Claims for payment of amounts to the Buyer based on the post-closing adjustment provisions set forth in Sections 1.8 and
1.9 of the Merger Agreement shall be made in accordance with Sections 1.8 and
1.9 of the Merger Agreement and Section 5(a) hereof. For indemnification claims not involving any claim or legal proceeding by a third party, the procedures herein shall apply. Within 30 calendar days after a Claim Notice is sent, the Shareholders' Representative shall provide to the Buyer, with a copy to the Escrow Agent, a written response (the "Response") in which the Shareholders' Representative shall: (i) agree that an amount of the Escrow Fund equal to the full Claimed Amount may be released from the Escrow Account to the Buyer, (ii) agree that an amount of the Escrow Fund equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Buyer or (iii) contest that any portion of the Escrow Fund may be released from the Escrow Account to the Buyer. The Shareholders' Representative may contest the release of the Escrow Fund in an amount equal to all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Buyer is entitled to indemnification under
Article VI of the Merger Agreement. If no Response is delivered by, and received by the Escrow Agent from, the Shareholders' Representative within such 30-day period, the Shareholders' Representative shall be deemed to have agreed that an amount equal to all of the Claimed Amount may be released to the Buyer from the Escrow Account.

                  (c) If the Shareholders' Representative in the Response agrees (or is deemed to have agreed) that all or a portion of the Escrow Fund in an amount equal to all of the Claimed Amount may be released from the Escrow Account to the Buyer, the Escrow Agent shall, promptly, but no sooner than two days, following the earlier of the required delivery date for the Response or the delivery of the Response, disburse to the Buyer an amount of the Escrow Fund equal to the Claimed Amount (or such lesser amount of the Escrow Fund as is then held in the Escrow Account).

                  (d) If the Shareholders' Representative in the Response agrees that all or a portion of the Escrow Fund in an amount equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Buyer, the Escrow Agent shall promptly, but no sooner than two days, following the delivery of the Response, disburse to the Buyer an amount of the Escrow Fund equal to the Agreed Amount (or such lesser amount of the Escrow Fund as is then held in the Escrow Account).

                  (e) If the Shareholders' Representative in the Response contests the release of any portion of the Escrow Fund in an amount equal to all or part of the Claimed Amount (the "Contested Amount"), the matter shall be settled by binding arbitration in Boston, Massachusetts. All claims shall be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). Discovery relating to such claims shall be conducted pursuant to the rules of the applicable Federal rules relating to discovery. The Shareholders' Representative, on the one hand, and the Buyer, on the other hand, shall each designate one arbitrator within 15 days of the delivery of the Shareholders' Representative's Response contesting the Claimed Amount. The Shareholders' Representative and the Buyer shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; PROVIDED, HOWEVER, that (i) failing such agreement within 45 days of delivery of the Shareholders' Representative's Response, the third arbitrator shall be appointed in accordance with the AAA Rules and (ii) if either the Shareholders' Representative or the Buyer fails to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. The Company Shareholders, with respect to the arbitrator designated by the Shareholders' Representative, and the Buyer, with respect to the arbitrator designated by the Buyer, shall pay the fees and expenses of their respective arbitrators and shall bear equally the fees and expenses of the third arbitrator. The Shareholders' Representative and the Buyer shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the Buyer is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Merger Agreement and this Agreement.

The costs and expenses incurred in connection therewith shall be payable as determined by the arbitrator. The final decision of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, shall be furnished to the Buyer, the Shareholders' Representative and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Company Shareholders, the Shareholders' Representative, the Buyer and the Escrow Agent, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award.

                  (f) After delivery of a Response that the Claimed Amount is contested by the Shareholders' Representative, the Escrow Agent shall continue to hold in the Escrow Account an amount of the Escrow Fund sufficient to cover the Contested Amount (up to the amount of the Escrow Fund then available in the Escrow Account), notwithstanding the occurrence of the Termination Date, until
(i) delivery of a copy of a settlement agreement executed by the Buyer and the Shareholders' Representative setting forth instructions to the Escrow Agent as to the release of the Escrow Fund, if any, that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final award of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, setting forth instructions to the Escrow Agent as to the release of the Escrow Fund, if any, that shall be made with respect to the Contested Amount. The Escrow Agent shall thereupon release the Escrow Fund from the Escrow Account (up to the amount of the Escrow Fund then available in the Escrow Account) in accordance with such agreement or instructions.

                  (g) If, as a result of any third-party claim or legal proceeding subject to the indemnification procedures set forth in the Merger Agreement, any settlement has been entered into, or any judgment entered in favor of any third party (which is not subject to further appeal), the Buyer may give notice of the resulting Damages to the Escrow Agent, together with a copy of the settlement or judgment and the Escrow Agent shall, promptly, but no sooner than two days, following the receipt of such notice, disburse to the Buyer an amount of the Escrow Fund equal to such Damages (up to the amount of the Escrow Fund then available in the Escrow Account).

         6. RELEASE OF THE ESCROW FUND. Promptly, but no sooner than two days, after the Termination Date, the Escrow Agent shall distribute to the Company Shareholders, in accordance with each such Company Shareholder's proportionate interest in the Company as set forth on Schedule I attached hereto, the Escrow Fund then held in escrow. Notwithstanding the foregoing, if the Buyer has previously given any Claim Notices that have not then been resolved in accordance with Section 5, the Escrow Agent shall retain in the Escrow Account after the Termination Date an amount of the Escrow Fund equal to the aggregate Claimed Amount covered by all such Claim Notices that have not then been resolved. Any Escrow Fund so retained in escrow shall be disbursed in accordance with the terms of the resolution of such claims.

         7. FEES AND EXPENSES OF THE ESCROW AGENT. The Buyer and the Company Shareholders hereby agree that each shall pay to the Escrow Agent one-half of the Escrow Agent's fees and expenses in accepting and performing its appointment as escrow agent hereunder in accordance with the Fee Schedule attached hereto as ATTACHMENT A and made a part hereof. The Buyer and the Company Shareholders hereby agree that each shall pay one-half of any fees and expenses of counsel and other reasonable, actual and documented out-of-pocket expenses reasonably incurred by the Escrow Agent in the performance of its duties hereunder that may arise as a result of any dispute among the Parties hereto with respect to the Escrow Account or any arbitration that may arise under Section 5(e) hereof. In releasing any amounts payable to the Buyer hereunder, the Escrow Agent may deduct therefrom and pay to itself the amount of any outstanding fees and expenses attributable to the Buyer payable to it pursuant to the terms of this Agreement. In releasing any amounts payable to the Company Shareholders hereunder, the Escrow Agent may deduct therefrom and pay to itself the amount of any outstanding fees and expenses attributable to the Company Shareholders payable to it pursuant to the terms of the Agreement; PROVIDED, HOWEVER, that a written statement of such deductions and the basis therefor is concurrently delivered to the Shareholders' Representative. The Escrow Fund shall be the sole source of recovery of fees and expenses payable by the Company Shareholders under this Section 7.

         8. LIMITATION OF ESCROW AGENT'S LIABILITY.

                  (a) The Escrow Agent shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which are ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent. The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent's gross negligence or willful misconduct or breach of the terms of this Agreement. The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or in a separate written instruction), consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement or for any of the agreements referred to or described herein (including, without limitation, the Merger Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel (including in-house counsel), and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

                  (b) The Buyer and the Company Shareholders hereby, jointly and severally, agree to indemnify the Escrow Agent (and its officers, directors and employees) for, and hold it (and its officers, directors and employees) harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder including, without limitation, outside counsel fees. The Buyer and the Company Shareholders shall each be liable for one-half of such amounts; PROVIDED, HOWEVER, that the Escrow Fund shall be the sole source of recovery for amounts payable by the Company Shareholders under this Section 8(b). In no event shall the

Escrow Agent be liable for indirect, punitive, special or consequential damages or loss (including, but not limited to, lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

         The Buyer and the Company Shareholders hereby, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of the Escrow Account under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, assessments, additions for late payment, governmental charges, including, without limitation, withholdings or deductions or the failure to withhold or deduct the same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, including costs and expenses (including reasonable legal fees and expenses), interest, penalties and other expenses, that may be assessed against the Escrow Agent in any such payment or other activities under this Agreement (each, a "Liability"). The Buyer and the Shareholders' Representative shall instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement; PROVIDED, HOWEVER, that the indemnity in the foregoing sentence will not apply to the extent that a Liability results from the Escrow Agent's gross negligence or willful misconduct, which shall include failure to follow such written instructions.

         The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository or subescrow agent employed by the Escrow Agent than any such book entry depository or subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book entry depository or subescrow agent was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

         9. TERMINATION. The Agreement shall terminate upon the last to occur of
(i) March 4, 2003 (the "Termination Date") or (ii) the distribution by the Escrow Agent of all of the Escrow Fund in accordance with this Agreement; PROVIDED, HOWEVER, that the provisions of Sections 7 and 8 shall survive such termination.

         10. NOTICES. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

If to the Buyer:                            Copy to:
                                            -------

     RSA Security Inc.                            Hale and Dorr LLP
     36 Crosby Drive                              60 State Street
     Bedford, MA  01730                           Boston, MA  02109
     Attn:  General Counsel                       Attn: Hal J. Leibowitz, Esq.

If to the Company Shareholders or the
Shareholders' Representative:               Copy to:
                                            -------


RH Investments 2001 LLC                           Russo & Hale LLP
401 Florence Street                               401 Florence Street
Palo Alto, California  94301                      Palo Alto, California  94301
Attention:  Jack Russo, Esq.                      Attention:  Essie Caldwell
If to the Escrow Agent:

     United States Trust Company
     40 Court Street
     Boston, MA 02108
     Attn:  Mr. David A. Drollett
     Fax:  617-227-3664


Any Party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the Party to whom it was sent. Any Party may change the address to which notices, instructions or communications are to be delivered by giving the other Parties to this Agreement notice thereof in the manner set forth in this Section 10.

         11. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the Parties to this Escrow Agreement, not less than 60 days' prior to the date when such resignation shall take effect. The Buyer may appoint a successor Escrow Agent without the consent of the Shareholders' Representative so long as such successor is a bank with offices in The Commonwealth of Massachusetts with assets of at least $100 million, and may appoint any other successor Escrow Agent with the consent of the Shareholders' Representative, which shall not be unreasonably withheld, conditioned or delayed. If, within such notice period, the Buyer provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Fund then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Fund to such designated successor.

         12.       GENERAL.

                  (a) GOVERNING LAW, ASSIGNS. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of The Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of The Commonwealth of Massachusetts, and shall inure to the benefit of, the Parties hereto and their respective heirs, successors and assigns.

                  (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

                  (c) ENTIRE AGREEMENT. Except for those provisions of the Merger Agreement referenced herein, this Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the Parties with respect to the subject matter hereof.

                  (d) WAIVERS. No waiver by any Party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any Party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

                  (e) AMENDMENT. This Agreement may be amended only with the written consent of the Buyer, the Shareholders' Representative and the Escrow Agent.

                  (f) CONSENT TO JURISDICTION AND SERVICE. Each of the Buyer, the Company Shareholders and the Shareholders' Representative hereby absolutely and irrevocably consent and submit to the jurisdiction of any state or federal court sitting in Boston, Massachusetts in any action or proceeding brought against the Buyer, the Company Shareholders or the Shareholders' Representative by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the Buyer, the Company Shareholders or the Shareholders' Representative each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 10 hereof.

                  (g) FORCE MAJEURE. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

                  (h) REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The Parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.



                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

                                       RSA SECURITY INC.

                                       By: /s/ John F. Kennedy
                                          --------------------------------------

                                       Name: /s/ John F. Kennedy
                                            ------------------------------------

                                       Title:  Chief Financial Officer
                                             -----------------------------------


                                       RH INVESTMENTS 2001 LLC


                                       By: /s/ Jack Russo
                                          --------------------------------------

                                          Jack Russo, Manager



                                       UNITED STATES TRUST COMPANY

                                       By:  /s/ David A. Drollett
                                          --------------------------------------

                                       Name:  /s/ David A. Drollett
                                             -----------------------------------

                                       Title:  Vice President
                                             -----------------------------------

                                                                     EXHIBIT C-2


                                ESCROW AGREEMENT

         This Escrow Agreement is entered into as of September 4, 2001, by and among RSA Security Inc., a Delaware corporation (the "Buyer"), William J. McLaren ("McLaren"), RH Investments 2001 LLC, a Delaware limited liability company, as the representative (the "Shareholders' Representative") of the shareholders of Securant Technologies, Inc., a California corporation (the "Company"), and United States Trust Company, as escrow agent (the "Escrow Agent"). The Buyer, McLaren, the Shareholders' Representative and the Escrow Agent are referred to individually herein as a "Party" and are referred to collectively herein as the "Parties".

         WHEREAS, the Buyer and the Company have entered into an Amended and Restated Agreement and Plan of Merger, dated as of July 30, 2001 (the "Merger Agreement"), by and among the Company, the Buyer, the Shareholders' Representative, McLaren and a subsidiary of the Buyer, pursuant to which such subsidiary will be merged (the "Merger") into the Company which, as the surviving corporation (the "Surviving Corporation"), will become a wholly owned subsidiary of the Buyer;

         WHEREAS, upon the Merger, McLaren is entitled to receive Payments (as defined in the Merger Agreement) from the Company and/or the Buyer (the "Payments"), including compensation for signing a Non Competition and Non Solicitation Agreement;

         WHEREAS, the Merger Agreement provides that an escrow account will be established to secure the indemnification obligations of McLaren and the shareholders of the Company receiving consideration pursuant to Section 1.5 of the Merger Agreement (the "Company Shareholders") to the Buyer under Section 6.6 of the Merger Agreement on the terms and conditions set forth herein; and

         WHEREAS, the Parties desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

         NOW, THEREFORE, the Parties hereby agree as follows:

         1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement. The Buyer, McLaren and the Shareholders' Representative have provided the Escrow Agent with a true and correct copy of the Merger Agreement. The Parties acknowledge and agree that (i) references to the Merger Agreement and the incorporation by reference herein of defined terms used in the Merger Agreement are solely for the convenience of the Buyer, McLaren and the Shareholders' Representative; (ii) the Escrow Agent is not a party to the Merger Agreement and has no duty to read or interpret the Merger Agreement to carry out its duties hereunder; (iii) the Escrow Agent may rely on the use of any such defined term by the Buyer, McLaren or the Shareholders' Representative in any communication (a) received by the Escrow Agent and (b) delivered pursuant to the Merger Agreement, in connection with its duties hereunder; and (iv) the Buyer, McLaren and the Company Shareholders, jointly and severally, agree to indemnify and hold the Escrow Agent and its officers, directors and employees harmless for any loss, cost, expense, damage, liability or claim in connection with any claim against the Escrow
Agent based upon any reference to procedures set forth in the Merger
Agreement, or the use herein of a defined term from the Merger Agreement, except if such loss, cost, expense, damage, liability or claim resulted from the Escrow Agent's gross negligence or willful misconduct.

         2. CONSENT OF MCLAREN AND COMPANY SHAREHOLDERS. McLaren has consented to: (a) the establishment of the Escrow Fund (as defined herein) to secure McLaren's and the Company Shareholders' indemnification obligations under
Section 6.6 of the Merger Agreement and (b) all of the other terms, conditions and limitations in this Agreement. The Company Shareholders have, by virtue of their approval of the Merger Agreement, consented to: (a) the establishment of the Escrow Fund to secure McLaren's and the Company Shareholders' indemnification obligations under Section 6.6 of the Merger Agreement, (b) the appointment of the Shareholders' Representative as their representative for purposes of this Agreement and as attorney-in-fact and agent for and on behalf of each Company Shareholder, and the taking by the Shareholders' Representative of any and all actions and the making of any decisions required or permitted to be taken or made by the Shareholders' Representative under this Agreement, and
(c) all of the other terms, conditions and limitations in this Agreement.

         3. ESTABLISHMENT OF ESCROW ACCOUNT. The Buyer, McLaren and the Company Shareholders acknowledge that pursuant to Section 6.6 of the Merger Agreement, the Buyer shall be indemnified against certain liabilities and contingencies. In order to provide a fund for payment of the obligations of McLaren and the Company Shareholders under Section 6.6 of the Merger Agreement, the Buyer hereby establishes an escrow account (the "Escrow Account") with the Escrow Agent. The Escrow Agent acknowledges and accepts the deposit by the Buyer into the Escrow Account of $1,000,000 (the "Escrow Fund").

         4. INVESTMENTS.

                  (a) PERMITTED INVESTMENTS. The Escrow Agent shall invest the Escrow Fund, at the joint direction of the Buyer, McLaren and the Shareholders' Representative, in (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof, (ii) obligations (including certificates of deposit and bankers' acceptances) of banks which at the date of their last public reporting had total assets in excess of $500,000,000, including those of the Escrow Agent if otherwise qualifying, (iii) commercial paper rated at least A-1 or P-1 or, if not rated, issued by companies having outstanding debt rated at least AA or Aa, and (iv) money market mutual funds invested exclusively in some or all of the securities described in the foregoing clauses (i), (ii) and (iii). Income from any such investment shall be held by the Escrow Agent, shall be reinvested in accordance with this Section 4 and shall be considered part of the Escrow Fund.

                  (b) TAX REPORTING. All interest, accretion in principal or other income or gain realized upon any investment of the Escrow Fund hereunder (the "Interest Income") shall be retained or deposited in the Escrow Account. Until the final release of the Escrow Fund in accordance with Section 6, such Interest Income shall be held in the Escrow Account upon the terms and conditions set forth herein. All Interest Income shall be deemed to constitute Escrow Fund for purposes of this Agreement. For tax reporting and payment purposes, the Escrow

Agent shall allocate all Interest Income to the Buyer. The Buyer shall provide the Escrow Agent with such documentation as may be necessary for such tax reporting and payment purposes. The Buyer shall have the right to withdraw, at such times or times as Buyer pays its federal and/or state taxes, from the Escrow Fund an amount equal to 45% of the Interest Income in order to enable it to pay any such taxes attributable to such Interest Income. Upon demand by the Buyer, the Escrow Agent shall promptly disburse to the Buyer an amount of the Escrow Fund equal to 45% of the Interest Income. The balance of the Interest Income shall be held in the Escrow Fund and distributed in accordance with the terms of this Agreement.

                  (c) CERTIFICATION OF TAX IDENTIFICATION NUMBER. The Buyer, McLaren and each Company Shareholder shall each provide the Escrow Agent with its certified tax identification number on a properly completed Form W-9 upon demand by the Escrow Agent. The Parties understand that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding of a portion of any interest and other income earned on the investment of the Escrow Fund. Notwithstanding the foregoing, with respect to the delivery of taxpayer identification numbers of the Company Shareholders to the Escrow Agent, the parties acknowledge and agree that the Buyer and the Shareholders' Representative shall cooperate to deliver such information to the Escrow Agent as promptly as reasonably possible after the date hereof, provided, however, that the Buyer shall have no obligation, and it shall be the obligation solely of the Shareholders' Representative, to take any further action to collect such information from the Company Shareholders after such date.

         5. ADMINISTRATION OF ESCROW ACCOUNT. The Escrow Agent shall administer the Escrow Account as follows:

                  (a) If the Buyer has incurred or suffered Damages for which it believes it is entitled to indemnification under Section 6.6 of the Merger Agreement, the Buyer shall, prior to the Termination Date (as defined in Section
9) with respect to a particular claim, give written notice of such claim (a "Claim Notice") to McLaren, the Shareholders' Representative and the Escrow Agent. Each Claim Notice shall state the amount of claimed Damages (the "Claimed Amount"), and the basis for such claim.

                  (b) Claims for indemnification (other than those by the Escrow Agent) involving a claim or legal proceeding by a third party shall be made in accordance with the procedures set forth in Section 6.6 of the Merger Agreement and the provisions of this Section 5. For indemnification claims not involving any claim or legal proceeding by a third party, the procedures herein shall apply. Within 30 calendar days after a Claim Notice is sent, McLaren and the Shareholders' Representative shall jointly provide to the Buyer, with a copy to the Escrow Agent, a written response (the "Response") in which McLaren and the Shareholders' Representative shall: (i) agree that an amount of the Escrow Fund equal to the full Claimed Amount may be released from the Escrow Account to the Buyer, (ii) agree that an amount of the Escrow Fund equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Buyer or (iii) contest that any portion of the Escrow Fund may be released from the Escrow Account to the Buyer. McLaren and the Shareholders' Representative, acting jointly, may contest the release of the Escrow Fund in an amount equal to all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Buyer is entitled to indemnification under Section 6.6 of the Merger Agreement. If no Response is delivered by, and received by the Escrow Agent from, McLaren and the Shareholders' Representative within such 30-day period, McLaren and the Shareholders' Representative shall be deemed to have agreed that an amount equal to all of the Claimed Amount may be released to the Buyer from the Escrow Account.

                  (c) If McLaren and the Shareholders' Representative in the Response agree (or are deemed to have agreed) that all or a portion of the Escrow Fund in an amount equal to all of the Claimed Amount may be released from the Escrow Account to the Buyer, the Escrow Agent shall, promptly, but no sooner than two days, following the earlier of the required delivery date for the Response or the delivery of the Response, disburse to the Buyer an amount of the Escrow Fund equal to the Claimed Amount (or such lesser amount of the Escrow Fund as is then held in the Escrow Account).

                  (d) If McLaren and the Shareholders' Representative in the Response agree that all or a portion of the Escrow Fund in an amount equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Buyer, the Escrow Agent shall promptly, but no sooner than two days, following the delivery of the Response, disburse to the Buyer an amount of the Escrow Fund equal to the Agreed Amount (or such lesser amount of the Escrow Fund as is then held in the Escrow Account).

                  (e) If McLaren and the Shareholders' Representative in the Response contest the release of any portion of the Escrow Fund in an amount equal to all or part of the Claimed Amount (the "Contested Amount"), the matter shall be settled by binding arbitration in Boston, Massachusetts. All claims shall be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). Discovery relating to such claims shall be conducted pursuant to the rules of the applicable Federal rules relating to discovery. McLaren and the Shareholders' Representative, on the one hand, and the Buyer, on the other hand, shall each designate one arbitrator within 15 days of the delivery of the Response contesting the Claimed Amount. McLaren, the Shareholders' Representative and the Buyer shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; PROVIDED, HOWEVER, that (i) failing such agreement within 45 days of delivery of the Response, the third arbitrator shall be appointed in accordance with the AAA Rules and (ii) if either McLaren and the Shareholders' Representative, on the one hand, or the Buyer, on the other hand, fails to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. McLaren and the Company Shareholders, with respect to the arbitrator designated by McLaren and the Shareholders' Representative, and the Buyer, with respect to the arbitrator designated by the Buyer, shall pay the fees and expenses of their respective arbitrators and shall bear equally the fees and expenses of the third arbitrator. McLaren, the Shareholders' Representative and the Buyer shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the Buyer is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Merger Agreement and this Agreement. The costs and expenses incurred in connection therewith shall be payable as determined by the arbitrator. The final decision of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, shall be furnished to the Buyer, McLaren, the Shareholders' Representative and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Company Shareholders, McLaren, the Shareholders' Representative, the Buyer and the Escrow Agent, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award.

                  (f) After delivery of a Response that the Claimed Amount is contested by McLaren and the Shareholders' Representative, the Escrow Agent shall continue to hold in the Escrow Account an amount of the Escrow Fund sufficient to cover the Contested Amount (up to the amount of the Escrow Fund then available in the Escrow Account) until (i) delivery of a copy of a settlement agreement executed by the Buyer, McLaren and the Shareholders' Representative setting forth instructions to the Escrow Agent as to the release of the Escrow Fund, if any, that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final award of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, setting forth instructions to the Escrow Agent as to the release of the Escrow Fund, if any, that shall be made with respect to the Contested Amount. The Escrow Agent shall thereupon release the Escrow Fund from the Escrow Account (up to the amount of the Escrow Fund then available in the Escrow Account) in accordance with such agreement or instructions.

                  (g) If, as a result of any third-party claim or legal proceeding subject to the indemnification procedures set forth in the Merger Agreement, any settlement has been entered into, or any judgment entered in favor of any third party (which is not subject to further appeal), the Buyer may give notice of the resulting Damages to the Escrow Agent, together with a copy of the settlement or judgment and the Escrow Agent shall, promptly, but no sooner than two days, following the receipt of such notice, disburse to the Buyer an amount of the Escrow Fund equal to such Damages (up to the amount of the Escrow Fund then available in the Escrow Account).

         6. RELEASE OF THE ESCROW FUND. Promptly, but no sooner than two days, after the Termination Date, the Escrow Agent shall distribute (i) to the Company Shareholders, in accordance with each such Company Shareholder's proportionate interest in the Company as set forth on Schedule I attached hereto, up to $700,000 (plus any Interest Income attributable to such amount) from the Escrow Fund then held in escrow and (ii) to McLaren, any remaining amounts in the Escrow Fund then held in escrow. Notwithstanding the foregoing, if the Buyer has previously given any Claim Notices that have not then been resolved in accordance with Section 5, the Escrow Agent shall retain in the Escrow Account after the Termination Date an amount of the Escrow Fund equal to the aggregate Claimed Amount covered by all such Claim Notices that have not then been resolved. Any Escrow Fund so retained in escrow shall be disbursed in accordance with the terms of the resolution of such claims in the manner set forth in this
Section 6.

         7. FEES AND EXPENSES OF THE ESCROW AGENT. The Buyer, on the one hand, and McLaren and the Company Shareholders, on the other hand, hereby agree that each shall pay to the Escrow Agent one-half of the Escrow Agent's fees and expenses in accepting and performing its appointment as escrow agent hereunder in accordance with the Fee Schedule attached hereto as ATTACHMENT A and made a part hereof. The Buyer, on the one hand, and McLaren and the Company Shareholders, on the other hand, hereby agree that each shall pay one-half of any fees and expenses of counsel and other reasonable, actual and documented out-of-pocket expenses reasonably incurred by the Escrow Agent in the performance of its duties hereunder that may arise as a result of any dispute among the Parties hereto with respect to the Escrow Account or any arbitration that may arise under Section 5(e) hereof. In releasing any amounts payable to the Buyer hereunder, the Escrow Agent may deduct therefrom and pay to itself the amount of any outstanding fees and expenses attributable to the Buyer payable to it pursuant to the terms of this Agreement. In releasing any amounts payable to McLaren or the Company Shareholders hereunder, the Escrow Agent may deduct therefrom and pay to itself the amount of any outstanding fees and expenses attributable to McLaren or the Company Shareholders payable to it pursuant to the terms of the Agreement. In the case of each such deduction, a written statement of such deductions and the basis therefor shall be concurrently delivered to McLaren and the Shareholders' Representative. The Escrow Fund shall be the sole source of recovery of fees and expenses payable by McLaren and the Company Shareholders under this Section 7.

         8. LIMITATION OF ESCROW AGENT'S LIABILITY.

                  (a) The Escrow Agent shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which are ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent. The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent's gross negligence or willful misconduct or breach of the terms of this Agreement. The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or in a separate written instruction), consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement or for any of the agreements referred to or described herein (including, without limitation, the Merger Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel (including in-house counsel), and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

                  (b) The Buyer, McLaren and the Company Shareholders hereby, jointly and severally, agree to indemnify the Escrow Agent (and its officers, directors and employees) for, and hold it (and its officers, directors and employees) harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder including, without limitation, outside counsel fees. The Buyer, on the one hand, and McLaren and the

Company Shareholders, on the other hand, shall each be liable for one-half of such amounts; PROVIDED, HOWEVER, that the Escrow Fund shall be the sole source of recovery for amounts payable by McLaren and the Company Shareholders under this Section 8(b). In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages or loss (including, but not limited to, lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

         The Buyer, McLaren and the Company Shareholders hereby, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of the Escrow Account under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, assessments, additions for late payment, governmental charges, including, without limitation, withholdings or deductions or the failure to withhold or deduct the same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, including costs and expenses (including reasonable legal fees and expenses), interest, penalties and other expenses, that may be assessed against the Escrow Agent in any such payment or other activities under this Agreement (each, a "Liability"). The Buyer, McLaren and the Shareholders' Representative shall instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement; PROVIDED, HOWEVER, that the indemnity in the foregoing sentence will not apply to the extent that a Liability results from the Escrow Agent's gross negligence or willful misconduct, which shall include failure to follow such written instructions.

         The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository or subescrow agent employed by the Escrow Agent than any such book entry depository or subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book entry depository or subescrow agent was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

         9. TERMINATION. The Agreement shall terminate upon the last to occur of
(i) thirty-seven (37) months from the later of (A) the date that McLaren's 2001 federal and state income tax returns are due and (B) the date that McLaren files his 2001 federal and state income tax returns, (ii) thirty-seven (37) months from the later of (C) the date that each of the Company's, the Surviving Corporation's and the Buyer's 2001 federal and state income tax returns are due and (D) the date that each of the Company, the Surviving Corporation and the Buyer file their respective 2001 federal and state income tax returns (the "Termination Date") and (iii) the distribution by the Escrow Agent of all of the Escrow Fund in accordance with this Agreement; PROVIDED, HOWEVER, that the provisions of Sections 7 and 8 shall survive such termination. Notwithstanding the foregoing, to the extent that any of McLaren, the Buyer, the Company or the Surviving Corporation extends the statute of limitations for their respective 2001 returns as a result of a state or federal income Tax audit initiated after the date of this Agreement and prior to the Termination Date as determined in the preceding sentence, the Termination Date shall not occur until thirty (30) days following the resolution of such audit and the Escrow Fund shall continue to be held in the Escrow Account during such period; PROVIDED, that, in the case of an extension by the Buyer, the Company or the Surviving Corporation, such corporate party reasonably believes that such initiated audit has raised or could raise Tax issues relating to the Payments.

         10. NOTICES. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

If to the Buyer:                                   Copy to:
                                                   -------

     RSA Security Inc.                             Hale and Dorr LLP
     36 Crosby Drive                               60 State Street
     Bedford, MA  01730                            Boston, MA  02109
     Attn:  General Counsel                        Attn: Hal J. Leibowitz, Esq.

If to the Company Shareholders or the
Shareholders' Representative:                      Copy to:
                                                   -------

RH Investments 2001 LLC                            Russo & Hale LLP
401 Florence Street                                401 Florence Street
Palo Alto, California  94301                       Palo Alto, California  94301
Attention:  Jack Russo, Esq.                       Attention:  Essie Caldwell

If to McLaren:                                     Copy to:
                                                   -------

William J. McLaren                                 Fenwick & West LLP
1820 Vallejo Street, PH3                           Two Palo ALto Square
San Francisco, CA  94123                           8th Floor
                                                   Palo Alto, California 94306
                                                   Attention:  William Fenwick,
                                                   Esq.
If to the Escrow Agent:

     United States Trust Company
     40 Court Street
     Boston, MA 02108
     Attn:  Mr. David A. Drollett
     Fax:  617-227-3664


Any Party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the Party to whom it was sent. Any Party may change the address to which notices, instructions or communications are to be delivered by giving the other Parties to this Agreement notice thereof in the manner set forth in this Section 10.

         11. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the Parties to this Escrow Agreement, not less than 60 days' prior to the date when such resignation shall take effect. The Buyer may appoint a successor Escrow Agent without the consent of McLaren or the Shareholders' Representative so long as such successor is a bank with offices in The Commonwealth of Massachusetts with assets of at least $100 million, and may appoint any other successor Escrow Agent with the consent of McLaren and the Shareholders' Representative, which shall not be unreasonably withheld, conditioned or delayed. If, within such notice period, the Buyer provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Fund then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Fund to such designated successor.

         12. GENERAL.

                  (a) GOVERNING LAW, ASSIGNS. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of The Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of The Commonwealth of Massachusetts, and shall inure to the benefit of, the Parties hereto and their respective heirs, successors and assigns.

                  (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

                  (c) ENTIRE AGREEMENT. Except for those provisions of the Merger Agreement referenced herein, this Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the Parties with respect to the subject matter hereof.

                  (d) WAIVERS. No waiver by any Party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any Party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

                  (e) AMENDMENT. This Agreement may be amended only with the written consent of the Buyer, McLaren, the Shareholders' Representative and the Escrow Agent.

                  (f) CONSENT TO JURISDICTION AND SERVICE. Each of the Buyer, McLaren, the Company Shareholders and the Shareholders' Representative hereby absolutely and irrevocably consent and submit to the jurisdiction of any state or federal court sitting in Boston, Massachusetts in any action or proceeding brought against the Buyer, McLaren, the Company Shareholders or the Shareholders' Representative by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the Buyer, McLaren, the Company Shareholders or the Shareholders' Representative each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 10 hereof.

                  (g) FORCE MAJEURE. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

                  (h) REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The Parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  (i) LIMITATION ON THE RIGHTS OF MCLAREN. Notwithstanding and provision of this Agreement to the contrary, in the event the Escrow Fund shall at any time contain $700,000 or less (exclusive of any interest thereon), McLaren shall have no further rights or obligations under this Agreement, and all matters pertaining to the Escrow Fund and the Escrow Account shall thereafter be determined by the Buyer and the Shareholders' Representative.



                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

                                         RSA SECURITY INC.

                                         By: /s/ John F. Kennedy
                                            ------------------------------------

                                         Name: /s/ John F. Kennedy
                                              ----------------------------------

                                         Title:  Chief Financial Officer
                                               ---------------------------------


                                         MCLAREN

                                          /s/ William J. McLaren
                                         ---------------------------------------

                                         William J. McLaren


                                         RH INVESTMENTS 2001 LLC


                                         By: /s/ Jack Russo
                                            ------------------------------------

                                            Jack Russo, Manager



                                         UNITED STATES TRUST COMPANY



                                         By: /s/ David A. Drollett
                                            ------------------------------------

                                         Name:  /s/ David A. Drollett
                                               ---------------------------------

                                         Title:  Vice President
                                               ---------------------------------

                                                                       EXHIBIT D


                               EXCHANGE AGREEMENT


                  THIS EXCHANGE AGREEMENT (the "Exchange Agreement") is entered into as of September 4, 2001, by and among RSA Security Inc., a Delaware corporation (the "Buyer"), RH Investments 2001 LLC, a Delaware limited liability company (the "Shareholders' Representative"), and U.S. Bank Trust National Association (the "Exchange Agent"). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement (as defined herein).

                                    RECITALS

                  WHEREAS, pursuant to that certain Amended and Restated Agreement and Plan of Merger dated as of July 30, 2001 (the "Merger Agreement"), by and among the Buyer, Securant Technologies, Inc., a California corporation ("Securant"), Falcon Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Merger Sub"), the Shareholders' Representative and William J. McLaren, for certain purposes, the Merger Sub will be merged with and into Securant (the "Merger"), and Securant will continue as the surviving corporation and a wholly-owned subsidiary of the Buyer;

                  WHEREAS, this Exchange Agreement is being entered into pursuant to Section 1.7 of the Merger Agreement and the execution and delivery hereof is a condition to the obligations of the parties to the Merger Agreement to consummate the Merger;

                  WHEREAS, as set forth in Section 1.10 of the Merger Agreement, by their approval of the Merger Agreement and the Merger, the Company Shareholders have authorized the Shareholders' Representative to act as their representative under this Exchange Agreement and the Merger Agreement with the powers and authority provided herein and therein;

                  WHEREAS, pursuant to the Merger, all Company Shares (other than Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the Merger Sub, Securant or the Company Shareholders, be canceled and converted into the right to receive the consideration referred to in Section 1.5(a) of the Merger Agreement and as set forth on SCHEDULE 1(a) hereto;

                  WHEREAS, pursuant to the Merger, all Company Vested Options that are outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Merger Sub, Securant, the Company Shareholders or the holders of Company Vested Options, be canceled and converted into the right to receive the consideration referred to in Section 1.5(c) of the Merger Agreement and as set forth on SCHEDULE 1(a) hereto; and

                  WHEREAS, in connection with the foregoing, certain individuals who are employed by Securant at the Effective Time may be entitled to receive the consideration set forth on SCHEDULE 1(b) hereto in accordance with the terms set forth herein:

                                    AGREEMENT


             NOW, THEREFORE, in consideration of the entering into the Merger Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         1. DEPOSITS AND SCHEDULES.

         (a) MERGER CONSIDERATION SCHEDULE. Schedule 1(a) hereto (the "Merger Consideration Schedule") sets forth (i) the name and address of each of the Company Shareholders (other than the holders of Dissenting Shares) and each holder of Company Vested Options (each, a "Company Equity Holder"), (ii) the number of Company Shares and/or Company Vested Options, as the case may be, held by each Company Equity Holder as of the Effective Time, (iii) the amount of cash payable to each Company Equity Holder at the Closing ("Closing Merger Consideration"), and (iv) each Company Equity Holder's percentage interest in the Merger Consideration ("Percentage Ownership").

         (b) EMPLOYEE RETENTION PAYMENTS. Schedule 1(b) hereto (the "Employee Retention Schedule"), sets forth (i) the names of certain employees of Securant at the Effective Time (the "Eligible Employees"), and (ii) the amount of cash payable to each such employee (the "Employee Payment"), in accordance with provisions of Securant's form of Retention Bonus Agreement, a copy of which is attached hereto as Attachment A (the "Retention Bonus Agreement").

         (c) DEPOSITS BY THE BUYER. As of the date hereof, the Buyer or the Merger Sub shall have deposited with the Exchange Agent the sum of One Hundred Nine Million Twenty Thousand Nine Hundred Seventy-Eight and Fifty-Nine Hundredths Dollars ($109,020,978.59) (the "Exchange Fund") and One Million Sixteen Thousand Two Hundred Fifteen and Seventy-Eight Hundredths Dollars ($1,016,215.78) (the "Employee Retention Fund") for distribution in accordance with the provisions of Sections 2 and 3 hereof. Upon receipt of the Exchange Fund and the Employee Retention Fund, the Exchange Agent shall deliver to the Buyer and the Shareholders' Representative an acknowledgment of receipt of the Exchange Fund and the Employee Retention Fund and shall hold the Exchange Fund and the Employee Retention Fund and all interest earned thereon pursuant to the terms of this Exchange Agreement.

         (d) ADJUSTED MERGER CONSIDERATION. Pursuant to Sections 1.8 and 1.9 of the Merger Agreement, in the event the Adjusted Merger Consideration is greater than the Preliminary Merger Consideration (an "Adjusted Merger Consideration Event"), the Buyer shall deposit with the Exchange Agent for distribution in accordance with Section 2 hereof the amount owing to the Company Equity Holders (the "Adjusted Merger Consideration Fund") promptly upon the expiration of the 30-day period for giving the Dispute Notice, if no Dispute Notice is given, or upon notification by the Buyer to the Shareholders' Representative that no Dispute Notice will be given, or immediately upon final resolution of any dispute in connection with the determination of the Adjusted Merger Consideration. Upon receipt of the Adjusted Merger Consideration Fund, the Exchange Agent shall deliver to the Buyer and the Shareholders' Representative an acknowledgment of receipt of the Adjusted Merger Consideration Fund and shall hold the Adjusted Merger Consideration Fund and all interest earned thereon pursuant to the terms of this Exchange Agreement.

         2. EXCHANGE FUND SERVICES.

         (a) TRANSMITTAL LETTERS. As soon as practicable, but in any event no later than five (5) business days after the Effective Time, the Exchange Agent will mail by first class mail, postage prepaid, to each Company Equity Holder
(i) a letter of transmittal, substantially in the form attached hereto as Attachment B (the "Transmittal Letter"), and (ii) instructions for use in effecting the surrender of a certificate or certificates or other securities documentation which immediately prior to the Effective Time represented a share or shares of Company Shares (the "Certificates") or, in the case of Company Equity Holders holding Company Vested Options, the surrender of notice(s) of stock option grants (the "Option Notices") in exchange for payments of the Merger Consideration payable to such Company Equity Holder.

         (b) PAYMENTS OF CLOSING MERGER CONSIDERATION TO COMPANY EQUITY HOLDERS. Upon the receipt by the Exchange Agent of (i)(A) the Certificate(s) in the case of a Company Shareholder, (B) Option Notice(s), (C) warrant(s) in the case of a holder of warrants to purchase Company Shares that were exercised in accordance with their respective terms immediately prior to the Effective Time, or (D) convertible promissory notes in the case a holder of such notes that were converted in accordance with their respective terms immediately prior to the Effective Time (as applicable, the "Securities Documentation"), (ii) properly completed and executed Transmittal Letter from each Company Equity Holder, (iii) a Form W-9 (or a Form W-8 in the case of non-U.S. persons) properly completed and signed by a Company Equity Holder, and (iv) such other documents as may be reasonably required by the Exchange Agent (each such Company Equity Holder who has delivered all of the applicable documents being a "Documented Company Equity Holder"), the Exchange Agent will pay to such Documented Company Equity Holder from the Exchange Fund the amount of cash set forth in the "Closing Merger Consideration" column opposite such Documented Company Equity Holder's name on the Merger Consideration Schedule subject to any withholding pursuant to either
Section 2(k) hereof or Sections 1.5(c)(ii) and 1.16 of the Merger Agreement. Subject to Section 5 hereof, the Exchange Agent shall reserve for future payment to each Company Equity Holder that has not submitted completed Securities Documentation and a Transmittal Letter (each, an "Undocumented Company Equity Holder") that Company Equity Holder's share of the Closing Merger Consideration.

         (c) PAYMENT OF ADJUSTED MERGER CONSIDERATION TO COMPANY EQUITY HOLDERS. In an Adjusted Merger Consideration Event, the Exchange Agent will promptly pay to each Documented Company Equity Holder a portion of the Adjusted Merger Consideration Fund in accordance with their Percentage Ownership set forth on the Merger Consideration Schedule, subject to any withholding pursuant to either
Section 2(k) hereof or Sections 1.5(c)(ii) and 1.16 of the Merger Agreement. Subject to the provisions of Section 5 hereof, the Exchange Agent shall reserve for future payment to each Undocumented Company Equity Holder such Company Equity Holder's share of the Adjusted Merger Consideration.

         (d) DISCREPANCIES. The Exchange Agent will follow its regular procedures to reconcile any discrepancies between the number of Company Shares which any Transmittal

Letter may indicate are owned by a surrendering Company Equity Holder and the number of Company Shares that the Merger Consideration Schedule indicates was owned by the Company Equity Holder immediately prior to the Effective Time. In any instance where the Exchange Agent cannot reconcile such discrepancies by following such procedures, the Exchange Agent will consult with the Shareholders' Representative and the Buyer for instructions as to the number of Company Shares, if any, the Exchange Agent is authorized to accept for payment and shall act only in accordance with the joint written instructions of the Shareholders' Representative and the Buyer regarding resolution of such discrepancy. In the absence of such instructions, the Exchange Agent is instructed not to make any payment.

         (e) PROCESSING TRANSMITTAL LETTERS. The Exchange Agent will examine the Transmittal Letters and Securities Documentation delivered or mailed to the Exchange Agent to ascertain whether they have been completed and executed in accordance with the instructions set forth in the Transmittal Letter and are in proper form for surrender. In the event any Transmittal Letter has not been properly completed or executed, or the Securities Documentation is not in proper form for surrender or there is some other irregularity in connection with the surrender, the Exchange Agent will follow its regular procedures to cause such irregularity to be corrected. In instances where any such irregularity is neither corrected nor waived, the Exchange Agent shall first consult with the Shareholders' Representative and the Buyer to reconcile any issue of improper form or irregularity and shall act in accordance with the joint written instructions of the Shareholders' Representative and the Buyer regarding resolution of such issue. If no joint instructions are received from the Shareholders' Representative and the Buyer within ten (10) days of notice by the Exchange Agent to such parties, the Exchange Agent shall, as soon as practicable, return to the surrendering Company Equity Holder (by first class mail under a blanket surety bond or insurance protecting the Exchange Agent and Company Equity Holder or by registered mail insured separately for replacement value, as the Exchange Agent in its sole discretion determines) any Securities Documentation in connection therewith, whether with the Transmittal Letters and any other documents relating thereto and a letter of notice explaining the reasons for the return of the Securities Documentation and other documents.

         (f) DATE AND TIME STAMP. The Exchange Agent shall date and time stamp each document received by it under this Exchange Agreement.

         (g) PAYMENT OR DELIVERY TO PERSON OTHER THAN REGISTERED HOLDER. If any Closing Merger Consideration is to be delivered to a person other than the person in whose name the Securities Documentation surrendered in exchange therefor is registered, it shall be a condition to the delivery of such Closing Merger Consideration that (i) the Securities Documentation so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent nor any other party hereto shall be liable to a Company Equity Holder for any Closing Merger Consideration payable to such holder pursuant to the Merger Consideration Schedule that is delivered by the Exchange Agent to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (h) LOST SECURITIES DOCUMENTATION. If any Company Equity Holder reports to the Exchange Agent that his, her or its failure to surrender the Securities Documentation registered in his, her or its name immediately prior to the Effective Time according to the Merger Consideration Schedule is due to the loss, theft or destruction of the Securities Documentation, such Company Equity Holder shall furnish an affidavit for such lost, stolen or destroyed Securities Documentation in the form of attached hereto as Attachment C. The Exchange Agent may, in its discretion, and shall at the reasonable request of the Buyer, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Securities Documentation to deliver to the Exchange Agent a bond for the benefit of the Exchange Agent and the Buyer in such sum as the Exchange Agent or the Buyer may direct as indemnity against any claim that may be made against the Exchange Agent and/or the Buyer with respect to the Securities Documentation alleged to have been lost, stolen or destroyed. The Exchange Agent will notify the Buyer and the Shareholders' Representative no less than five (5) business days prior to making any payment under this Section 2(h), and upon receipt of any such affidavit (and bond, if applicable), the Exchange Agent may effect payment to the Company Equity Holder pursuant to
Section 2(a) above as though he, she or it had surrendered his, her or its Securities Documentation without any liability to the Exchange Agent.

         (i) CANCELLATION OF SECURITIES DOCUMENTATION. Upon the Exchange Agent's payment to a Company Equity Holder of the Closing Merger Consideration attributable to the Securities Documentation pursuant to the Merger Consideration Schedule, the Securities Documentation surrendered by such Company Equity Holder will be physically canceled by the Exchange Agent and delivered to the Buyer.

         (j) EXCHANGE REPORTS. The Exchange Agent will forward to the Buyer and the Shareholders' Representative monthly reports of the Securities Documentation surrendered and the aggregate amount of cash paid.

         (k) TAX REPORTING. On or before January 31, 2002 and January 31, 2003 the Exchange Agent will prepare and mail to each Company Equity Holder who has received disbursements from the Exchange Fund and, if applicable, the Adjusted Merger Consideration Fund, during the preceding calendar year, other than Company Shareholders who demonstrate their status as nonresident aliens in accordance with United States Treasury Regulations, a Form 1099-B and a Form 1099-INT or Form 1099-DIV (or other appropriate Form 1099), as applicable, in accordance with Treasury Regulations. The Exchange Agent will also prepare and file copies of such Forms 1099-B, 1099-INT and 1099-DIV (or other appropriate Form 1099) by magnetic tape with the Internal Revenue Service, in accordance with Treasury Regulations. If the Exchange Agent has not received notice from the surrendering Company Equity Holder of that Company Equity Holder's certified Taxpayer Identification Number, the Exchange Agent shall deduct and withhold backup withholding tax from any cash payment pursuant to Treasury Regulations. In the event that any issue arises regarding federal income tax reporting or withholding, the Exchange Agent will take such action as the Buyer and the Shareholders' Representative jointly instruct the Exchange Agent in writing. The Shareholders' Representative and the Buyer jointly may modify or supplement the federal tax reporting instructions to the Exchange Agent at any time by notice in writing and the Exchange Agent shall comply with such modified or supplemented instructions.

         3. EMPLOYEE RETENTION FUND SERVICES. On or prior to each of November 15, 2001 and February 15, 2002 (or such respective dates to allow the payments described herein to be made by the Exchange Agent on November 15, 2001 and February 15, 2002), the Shareholders' Representative and the Buyer shall deliver a joint written instruction to the Exchange Agent that provides (a) which Eligible Employees are entitled to his or her respective Employee Payment from the Employee Retention Fund in accordance with the Employee Retention Schedule,
(b) the addresses to which such Employee Payments shall be mailed and (c) appropriate instruction as prepared in good faith by the Buyer with respect to applicable withholding, employment and other taxes. The Exchange Agent shall deliver to the Buyer any such withheld amounts. The Exchange Agent shall not distribute any portion of the Employee Retention Fund absent such joint instruction. To the extent any balance remains in the Employee Retention Fund after making the requisite Employee Payments and delivering any withheld amounts to the Buyer in accordance with the joint written instruction, the Exchange Agent shall distribute such balance, subject to any portion of the balance of the Employee Retention Fund that is payable to any Undocumented Company Equity Holders, to the Documented Company Equity Holders in accordance with their Percentage Ownership set forth on the Merger Consideration Schedule. The Buyer hereby covenants and agrees that, upon receipt of any withheld funds from the Exchange Agent in accordance herewith, the Buyer shall forward such amounts to the applicable taxing authorities in a timely manner and in accordance with applicable law.

4. INVESTMENT OF EXCHANGE FUND AND EMPLOYEE RETENTION FUND. The Exchange Agent agrees to maintain the Employee Retention Fund and the undistributed portion of the Exchange Fund and, if applicable, the Adjusted Merger Consideration Fund, in money market funds with no less than a "AAA" rating, including without limitation, the U.S. Bank Money Market Accounts. The Exchange Agent shall pay to the Buyer any interest and other earnings on the Exchange Fund, the Adjusted Merger Consideration Fund and Employee Retention Fund upon the termination of said funds pursuant to Section 5. The parties acknowledge that the Exchange Agent shall not be responsible for any diminution in the Exchange Fund, the Employee Retention Fund and, if applicable, the Adjusted Merger Consideration Fund due to losses resulting from investments. The Exchange Agent may use its own bond department in executing purchases and sales of permissible investments.

         5. TERMINATION OF EXCHANGE FUND AND EMPLOYEE RETENTION FUND. The Exchange Agent shall deliver to the Buyer upon demand any portion of the Exchange Fund, Employee Retention Fund and, if applicable, the Adjusted Merger Consideration Fund (including interest and other earnings thereon) which remains undistributed to Undocumented Company Equity Holders six (6) months after the Closing Date (the "Exchange Period"), and any Undocumented Company Equity Holder that has not previously complied with the provisions of Section 2 shall thereafter look only to the Buyer, as a general unsecured creditor, for payment of its Closing Merger Consideration. Notwithstanding the foregoing, the Buyer may, at its election and with the consent of the Exchange Agent, which consent shall not be unreasonably withheld or delayed, extend the Exchange Period (the "Extended Exchange Period"), in which event, the Buyer shall provide prompt written notice thereof to the Shareholders' Representative.

         6. INDEMNIFICATION OF THE EXCHANGE AGENT. The Buyer and the Company Equity Holders shall reimburse, indemnify and hold harmless the Exchange Agent, its employees and agents (referred to in this Section 6 severally and collectively as the "Exchange Agent"), from and against any loss, damage, liability or claim suffered, incurred by, or asserted against the Exchange Agent (including any amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including reasonable expenses of legal counsel) arising out of, in connection with or based upon any act or omission by the Exchange Agent relating in any way to this Exchange Agreement or its services hereunder, so long as the Exchange Agent has acted in good faith and in a manner not constituting gross negligence, bad faith or willful misconduct. The right of the Exchange Agent to indemnification hereunder shall survive its resignation or removal as the Exchange Agent and shall survive the termination of this Exchange Agreement by lapse of time or otherwise.

         7. FEES. The Buyer and the Shareholders' Representative, on behalf of the Company Shareholders, hereby agree that each shall pay to the Exchange Agent one-half of the Exchange Agent's fees and expenses (the "Exchange Agent Fees") in accepting and performing its appointment as exchange agent hereunder in accordance with the fee schedule of the Exchange Agent attached hereto as
Schedule 7 and incorporated herein by this reference. Notwithstanding the foregoing, the Buyer hereby agrees that it alone shall pay to the Exchange Agent any Exchange Agent Fees relating to any Extended Exchange Period.

         8. LIMITATIONS UPON THE EXCHANGE AGENT'S DUTIES. As the Exchange Agent under this Exchange Agreement, the Exchange Agent:

                  (a) will have no duties or obligations other than those specifically set forth in this Exchange Agreement or in a written supplement to this Exchange Agreement delivered by each of the Shareholders' Representative and the Buyer and executed by the Exchange Agent;

                  (b) will be regarded as making no representations and having no responsibilities as to the legality, validity, sufficiency, value or genuineness of any Securities Documentation surrendered to the Exchange Agent under this Exchange Agreement and will not be required to and will make no representations as to the legality, validity, value or genuineness of the Merger, subject to the Exchange Agent's obligations pursuant to Section 2 hereof;

                  (c) will not be obligated to take any legal action under this Exchange Agreement which might, in the Exchange Agent's reasonable judgment, involve any expense or liability to it unless the Exchange Agent has been furnished with indemnity reasonably satisfactory to the Exchange Agent;

                  (d) may rely on and be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document or security delivered to the Exchange Agent and reasonably believed by the Exchange Agent to be genuine and to have been signed by the proper party or parties and may take the statements made therein as correct without any affirmative duty of inquiry or investigation, except to the extent attributable to the gross negligence, bad faith or willful misconduct of the Exchange Agent;

                  (e) will not be liable or responsible for any recital or statement contained in any Transmittal Letter or any other documents which are prepared by persons other than the Exchange Agent or its counsel, except to the extent attributable to the gross negligence, bad faith or willful misconduct of the Exchange Agent;

                  (f) will not be liable or responsible for any failure on the part of the Buyer, Securant or the Shareholders' Representative to comply with any of their covenants and obligations contained in the Merger Agreement or any other documents; and

                  (g) may consult with counsel satisfactory to the Exchange Agent, and the opinion of such counsel will be full and complete authorization and protection with respect to action taken, suffered or omitted by the Exchange Agent under this Exchange Agreement in good faith and in accordance with the opinion of such counsel, except to the extent attributable to the gross negligence, bad faith or willful misconduct of the Exchange Agent.

In the event any question or dispute arises with respect to the proper interpretation of the Merger Consideration Schedule, the Exchange Agent's duties under this Exchange Agreement or the rights of any party hereto or of any Company Equity Holder under this Exchange Agreement, the Exchange Agent will not be required to act and will not be held liable for refusal to act until the question or dispute has been judicially settled (and the Exchange Agent may, if the Exchange Agent in its sole discretion deems it advisable, but will not be obligated to, file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding upon the Buyer, the Shareholders' Representative and relevant Company Equity Holders, which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to the Exchange Agent and executed by each of such parties which, in the Exchange Agent's opinion, is relevant to the matter. At the Exchange Agent's option, the Exchange Agent may additionally require for such purpose, but will not be obligated to require for such purpose, the execution of such written settlement by the relevant Company Equity Holders and any other parties that may have an interest in the settlement. Any court order or judgment referred to above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Exchange Agent to the effect that such court order or judgment is final and enforceable and is not subject to further appeal. The Exchange Agent shall act on such court order and legal opinion without further question.

         9. TERMINATION OF EXCHANGE AGREEMENT. The Buyer and the Shareholders' Representative may jointly terminate this Exchange Agreement at any time by so notifying the Exchange Agent in writing. Unless so terminated, this Exchange Agreement shall continue in effect until the date that the Exchange Fund, the Employee Retention Fund and, if applicable, the Adjusted Merger Consideration Fund, have been finally distributed pursuant to the terms of this Exchange Agreement. In the event of a termination of this Exchange Agreement by the Buyer and the Shareholders' Representative prior to the date that the Exchange Fund, the Employee Retention Fund and, if applicable, the Adjusted Merger Consideration Fund, have been finally distributed, the Buyer and the Shareholders' Representative shall appoint a successor exchange agent and inform the Exchange Agent of the name and address of any successor exchange agent, provided that no failure by the Buyer and the Shareholders' Representative to appoint such a successor exchange agent shall affect the termination of this Exchange Agreement or the discharge of the Exchange Agent as the exchange agent hereunder. Upon any such termination, the Exchange Agent shall be relieved and discharged of any further responsibilities with respect to its duties hereunder (other than the Exchange Agent's responsibility to deliver the Exchange

Fund, the Employee Retention Fund and, if applicable, the Adjusted Merger Consideration Fund, to the successor exchange agent and to forward documents to the successor exchange agent pursuant to the following sentence hereof). Upon payment of all of the Exchange Agent's outstanding fees and expenses (other than fees and expenses of counsel of the Exchange Agent arising from any dispute under this Exchange Agreement), the Exchange Agent will, upon the Buyer's and the Shareholders' Representative's joint written instruction, deliver to the successor exchange agent any remaining funds which have been deposited with the Exchange Agent pursuant to this Exchange Agreement, deliver to the successor exchange agent any records concerning prior payments to and distributions from the Exchange Fund, the Employee Retention Fund and, if applicable, the Adjusted Merger Consideration Fund, and promptly forward to the successor exchange agent, any Securities Documentation, Transmittal Letters, or other documents relating to its previous duties hereunder that the Exchange Agent may receive after its appointment has so terminated. Sections 6, 7 and 8 of this Exchange Agreement shall survive the termination of this Exchange Agreement. In the event of a termination of the Exchange Agent, the Exchange Agent will promptly notify any Company Equity Holders who have not been paid hereunder of such termination, and, if a successor exchange agent has been appointed, of the name and address of such successor.

         10. ADDRESS FOR NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

   If to the Buyer:                        RSA Security Inc.
                                           36 Crosby Drive
                                           Bedford, Massachusetts 01730
                                           Attn: General Counsel

   With copy to:                           Hale and Dorr LLP
                                           60 State Street
                                           Boston, Massachusetts 02109
                                           Attention: Hal J. Leibowitz, Esq.

   If to the Company Equity Holders or     RH Investments 2001 LLC
   Shareholders' Representative:           401 Florence Street
                                           Palo Alto, California 94301
                                           Attn: Jack Russo, Esq.

   With copy to:                           Russo & Hale LLP
                                           401 Florence Street
                                           Palo Alto, California 94301
                                           Attn: Essie Caldwell

   If to the Exchange Agent:               U.S. Bank Trust National Association
                                           1 California Street, Suite 2550
                                           San Francisco, California 94111
                                           Attn: Ann Gadsby

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         11. ENTIRE AGREEMENT. This Exchange Agreement, the Merger Agreement and the respective exhibits and schedules attached hereto and thereto constitute the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among such parties, written or oral, with respect to the subject matter hereof.

         12. SUCCESSORS AND ASSIGNS. This Exchange Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Exchange Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto. Any company into which the Exchange Agent may be merged or with which it may be consolidated, or any company to whom the Exchange Agent may transfer all or substantially all of its exchange business, shall be the successor to the Exchange Agent without the execution or filing of any paper or any further act on the part of any party, anything herein to the contrary notwithstanding.

         13. GOVERNING LAW. This Exchange Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

         14. SUBMISSION TO JURISDICTION. Each of the parties hereto (a) submits to the jurisdiction of any state or federal court sitting in Boston, Massachusetts in any action or proceeding arising out of or relating to this Exchange Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Exchange Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10. Nothing in this Section 14, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

         15. AMENDMENTS. Any provision of this Exchange Agreement may be amended only by agreement in writing signed by all of the signatories hereto.

         16. COUNTERPARTS AND FACSIMILE SIGNATURES. This Exchange Agreement may be executed in two or more counterparts, including counterparts transmitted by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Exchange Agreement may be executed by facsimile signature.

         17. ATTORNEYS' FEES. In the event that any dispute arises with respect to the subject matter of this Exchange Agreement, including a dispute resolved through arbitration, the prevailing part(ies) shall be entitled to recover from the losing party(ies) its or their reasonable attorneys' fees and legal costs and expenses incurred in resolving or settling the dispute.

         18. HEADINGS. The section headings contained in this Exchange Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Exchange Agreement.



                      (This space intentionally left blank)

                  IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed on the day and year first above written.



"BUYER"                                       "SHAREHOLDERS' REPRESENTATIVE"

RSA SECURITY INC., a Delaware
corporation                                   RH INVESTMENTS 2001 LLC, a
                                              Delaware limited liability
                                              company
By:    /s/ John F. Kennedy
      -----------------------------------
Name:  /s/ John F. Kennedy                    By:   /s/ Jack Russo
      -----------------------------------        -------------------------------
Title: Chief Financial Officer                Name: /s/ Jack Russo
      -----------------------------------          -----------------------------
                                                    Title:  Manager

"EXCHANGE AGENT"

U.S. BANK TRUST NATIONAL ASSOCIATION

By:    /s/ Ann Gadsby
      -----------------------------------
Name:  /s/ Ann Gadsby
      -----------------------------------
Title: Vice President
      -----------------------------------

                                                                       EXHIBIT E





                                September 4, 2001


RSA Security Inc.
36 Crosby Dr.
Bedford, MA  01730

                  Re:  Securant Technologies, Inc.
                       ---------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Securant Technologies, Inc., a California corporation (the "Company"), in connection with the merger (the "Merger") of Falcon Acquisition Corp., a Delaware corporation (the "Sub") and wholly-owned subsidiary of RSA Security Inc., a Delaware corporation (the "Buyer"), with and into the Company pursuant to that certain Amended and Restated Agreement and Plan of Merger dated as of July 30, 2001 (the "Merger Agreement"), by and among the Buyer, the Sub, the Company, the Shareholders' Representative (as such term is defined therein) and William J. McLaren. This opinion is being delivered to you pursuant to Section 5.2(g) of the Merger Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Merger Agreement.

         In connection with the opinions expressed herein, we have reviewed the following documents:

                  1. the Merger Agreement;

                  2. the Agreement of Merger dated as of August 31, 2001, by and between the Company and the Sub (the "CA Merger Certificate") and the corresponding Officers' Certificates as filed with the Secretary of State of the State of California on September 4, 2001;

                  3. the Certificate of Merger dated as of September 4, 2001, by the Surviving Corporation as filed with the Secretary of State of the State of Delaware on September 4, 2001 (the "DE Merger Certificate"); and

                  4. originals or copies of such corporate documents or records of the Company and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

The documents listed in items (1)-(3) above are referred to herein as the "Transaction Documents."

RSA Security Inc.
September 4, 2001
Page 2


                  In connection with the opinions expressed herein, we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Merger Agreement and upon certificates, statements and, where we deemed appropriate, oral advice of government officials and of officers of the Company. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. With respect to our opinion in paragraph 3 concerning outstanding shares of capital stock, we note that we did not represent the Company at the time of all of the share issuances referred to in that paragraph, and our opinion therein is based solely upon the Company's and the US Subsidiary's stock records and resolutions of such corporations' Boards of Director furnished to us, and other factual matters certified to us in a certificate of the Company. To the extent that any of our opinions set forth below relate to full payment for, or the nature of any consideration paid for, any securities issued by the Company, we have relied solely upon a certificate of the Company concerning such matters without any independent verification of those facts. In rendering the opinion expressed in paragraph 5 relating to any consent, waiver, approval, order or authorization of, or registration, declaration or filing with any governmental entity in connection with the Merger, such opinion is limited to such laws, rules or regulations that in our professional experience are typically applicable to a Merger of the nature contemplated by the Agreement.

                  In rendering this opinion letter we have also assumed: (A) the legal capacity of natural persons; (B) the genuineness of all signatures; (C) the authenticity of the documents submitted to us as originals; (D) the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies; (E) that there are no extrinsic agreements or understandings among the parties to the Merger Agreement that would modify or interpret the terms of the Merger Agreement or the respective rights or obligations of the parties thereunder; (F) that the Transaction Documents have been duly and validly executed and delivered by or on behalf of each party thereto other than the Company, that each party to the Transaction Documents other than the Company has the power to enter into and perform its obligations thereunder and that the Transaction Documents constitute legal, valid, binding and enforceable obligations of each such party other than the Company; and (G) that each party to the Merger Agreement other than the Company has filed any required state franchise, income or similar tax returns and has paid any required state franchise, income or similar taxes.

                  As used in this opinion letter, the expression "we are not aware," "known to us," or the phrase "to our knowledge," or any similar expression or phrase with respect to our knowledge of matters of fact, means as to matters of fact that, based on the actual knowledge of individual attorneys within this Firm who have given substantive attention to the transactions contemplated by the Merger Agreement (and not including any constructive or imputed notice of any information), and, after an examination of documents referred to herein and after inquiries of officers of the Company, no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion letter. Specifically, but without

RSA Security Inc.
September 4, 2001
Page 3

limitation, we have made no inquiries of securities holders or employees of the Company, other than such officers to whom we have made inquiries referred to above. We also advise you that we have not performed searches of court dockets for purposes of our opinions set forth below.

                  This opinion letter relates solely to the laws of the State of California, the General Corporation Laws of the State of Delaware (the "DGCL") and applicable federal laws of the United States. To the extent that the laws of any other jurisdiction govern any of the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the State of California, and we are expressing no opinion herein as to whether such assumption is reasonable or correct. Without limiting the foregoing, we express no opinion on any of the Company's foreign subsidiaries or any law, rule, regulation, judgement, decree, injunction, order, suit, action or legal or administrative arbitration or other proceeding or governmental investigation applicable to any such subsidiary. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained. We have not examined the questions of what law would govern the interpretation or enforcement of the Transaction Documents, and our opinion with regard to the validity, binding nature and enforceability of the Transaction Documents is based upon the assumption that the internal laws of the State of California would govern the provisions thereof.

                  Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth herein, we are of the opinion that as of the date hereof:

                  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and corporate authority to own, operate and lease its properties and to conduct its business as, to our knowledge, it is now being conducted. Securant International, Inc. (the "US Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and corporate authority to own, operate and lease its properties and to conduct its business as, to our knowledge, it is now being conducted.

                  2. The Company has all requisite corporate power and authority to enter into, execute and deliver the Transaction Documents, to perform its obligations under the terms thereof and to consummate the transactions contemplated thereby. All corporate action on the part of the Company, including any required approvals or consents of its Board of Directors and shareholders, necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the consummation of the Merger and the other transactions contemplated thereby to which the Company is a party and (iii) the performance of the Company's obligations thereunder, has been taken. Each of the Transaction Documents has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

                  3. Immediately prior to the Effective Time, the capitalization of the Company consisted of the following: (a) 50,000,000 authorized shares of Common Stock, no par value per share, 13,937,070 shares of which are currently issued and outstanding; and (b) 30,000,000 authorized shares of Preferred Stock, no par value per share, of which (i) 3,646,542

RSA Security Inc.
September 4, 2001
Page 4


shares have been designated Series A Preferred Stock, all of which are currently issued and outstanding, (ii) 3,743,233 shares have been designated Series B Preferred Stock, 3,707,666 shares of which are currently issued and outstanding,
(iii) 8,300,000 shares have been designated Series C Preferred Stock, 2,027,527 shares of which are currently issued and outstanding, and (iv) 12,000,000 shares have been designated Series C-1 Preferred Stock, 6,015,151 of which are issued and outstanding. Immediately prior to the Effective Time, the capitalization of the US Subsidiary consisted of 100 authorized shares of common stock, par value $0.001 per share, all of which are currently issued and outstanding and held of record by the Company. All outstanding shares of capital stock of each of the Company and the US Subsidiary (i) were duly authorized and validly issued; (ii) are non-assessable and fully-paid; and (iii) were not subject to preemptive rights that were either created by statutory or charter preemptive rights or, to our knowledge, any other preemptive or similar rights. To our knowledge, except as set forth on Schedule 2.2 of the Disclosure Schedule and Supplement No. 1 thereto (together, the "Disclosure Schedule") , there are no outstanding (i) options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock, (ii) stock appreciation, phantom stock or similar rights with respect to the Company, or (iii) agreements, voting trusts, proxies, or understandings with respect to the voting or registration under the Securities Act, or the sale or transfer, of any shares of capital stock of the Company.

                  4. Except for (i) such vote or written consent of the shareholders of the Company as has been obtained in connection with the Agreement, (ii) the separate written notice of dissenters' rights which has been timely given under the California General Corporation Law by the Company to those shareholders entitled to such notice following approval of the Merger by the Company's shareholders, and (iii) the state and federal governmental filings referred to in paragraph 5, neither the execution, delivery and performance by the Company of the Transaction Documents, nor the consummation by the Company of the Merger as of the Effective Time, conflicts with, or results in a violation of or default under, or requires any notice, consent or waiver under (i) any provision of the Restated Articles or Bylaws of the Company or the Certificate of Incorporation or Bylaws of the US Subsidiary, (ii) any federal or California laws which, to our knowledge, are applicable to the Company or the US Subsidiary, or (iii) to our knowledge, any judgment, decree, injunction or order of any federal or California court, or any arbitrator or governmental agency or authority, having jurisdiction over the Company or the US Subsidiary or its properties or by which the Company or the US Subsidiary may be bound. Neither the execution, delivery and performance by the Company of the Transaction Documents, nor the consummation by the Company of the Merger as of the Effective Time, conflicts with, or results in a violation of or default under, or requires any notice, consent or waiver under any of the contracts or instruments listed in APPENDIX A to this opinion, except to the extent such matters are described or referred to in APPENDIX A.

                  5. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by the Company in connection with the execution and delivery of the Transaction Documents or the consummation by the Company of the Merger as of the Effective Time, except for (a) the filing of the CA Merger

RSA Security Inc.
September 4, 2001
Page 5

Certificate with the California Secretary of State and the DE Merger Certificate with the Delaware Secretary of State, (b) those listed on Schedule 2.4 of the Disclosure Schedule, and (c) the filings under the Hart-Scott-Rodino Act and the expiration of the waiting period thereunder. Our opinion, however, is subject to the timely and proper completion of all filings and other actions contemplated above where such filings and actions are to be undertaken on or after the date hereof.

                  6. To our knowledge, and except as set forth in the Disclosure Schedule, no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation is pending, or threatened in writing to which the Company is a party, or to which any of its assets or properties is subject, or which seeks to prohibit, restrain or enjoin the transactions contemplated by the Merger Agreement.

                  7. Upon the filing of the CA Merger Certificate with the Secretary of State of the State of California and the Delaware Merger Filings with the Secretary of State of the State of Delaware, the Merger will be effective under California law and Delaware law.

                  8. The provisions of each of the Merger Agreement, the Escrow Agreement and the Special Escrow Agreement which provide for the withholding of the Escrow Fund and the Shareholder Special Escrow Contribution from the Per Share Net Participation Amount (after giving effect to the liquidation preferences set forth in Section 2 of the Restated Articles) do not conflict with, or result in a violation of or default under, or require any notice, consent or waiver (except, as the case may be, for any required notice, consent or waiver as has been given or obtained) under (i) any provision of the Restated Articles or Bylaws of the Company, (ii) any federal or California laws which, to our knowledge, are applicable to the Company or the US Subsidiary, or (iii) the DGCL.

                  The foregoing opinions are subject to the following additional limitations, qualifications, assumptions and exceptions:

                  A. The validity, binding nature and enforceability of the Company's obligations under the Transaction Documents may be subject to or limited by (A) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; (B) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; and (C), without limiting the generality of the foregoing, the effect of California court decisions and statutes which indicate that provisions of the Transaction Documents which permit the Buyer, the Sub or any other person or entity ("Person") to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for the protection of the Buyer, the Sub or such other Person.

                  B. Our opinions are subject to the effect of California law which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause

RSA Security Inc.
September 4, 2001
Page 6

thereof which the court finds as a matter of law to have been unconscionable at the time it was made or contrary to public policy.

                 C.         We express no opinion as to:

                           (i) provisions of the Transaction Documents pursuant
to which any Person agrees to make payments without set-off, defense or counterclaim;

                           (ii) provisions purporting to require the award or
payment of attorneys' fees, expenses or costs in any action where the Buyer or the Sub is not the prevailing party, or the impact of California Civil Codess.1717 et seq. on any such provisions;

                           (iii) the enforceability under certain circumstances
of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or another remedy or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

                           (iv) provisions prohibiting waivers of any terms or
provisions of any of the Transaction Documents other than in writing, or prohibiting oral modifications thereof or modification by course of dealing to the extent such provisions are inconsistent with applicable law;

                           (v) the enforceability under certain circumstances of
provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts or where such indemnification or contribution is contrary to public policy;

                           (vi) any provision providing for the exclusive
jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining to the Transaction Documents;

                           (vii) the effect of any California law, federal law
or equitable principles which limit the amount of attorneys' fees that can be recovered under certain circumstances;

                           (viii) provisions purporting to waive any applicable
statutes of limitation;

                           (ix) the effect of any foreign, federal, state or
local land use laws, tax laws, environmental or similar laws, or laws applicable to export restrictions, any state or federal antitrust law, or any local or municipal law. Further, we express no opinion as to the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Transaction Documents because of the nature of the business of any party thereto other than the Company and the US Subsidiary. Moreover, none of the opinions or

RSA Security Inc.
September 4, 2001
Page 7


advice contained in this opinion letter covers or otherwise addresses any federal securities laws or regulations (including the Investment Company Act of 1940 and all other laws and regulations administered by the United States Securities and Exchange Commission), state Blue Sky laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments. We also express no opinion with respect to any title to any stock or other property or patent, copyright, trademark or other intellectual property matter, or as to the statutes, regulations, treaties or common laws of any nation, state or jurisdiction with regard thereto. In addition, we express no opinion as to any Shareholder Agreement, Noncompetition Agreement or Employment Agreement entered into by any party in connection with the transactions contemplated by the Merger Agreement; or

                           (x) solely with respect to the opinion set forth in
paragraph 4, the manner or effect of any response or lack of response by the Surviving Corporation after the date of this letter to shareholders of the Company, if any, who timely take action to assert dissenters' rights in response to the dissenters' rights notice referred to in paragraph 4.

                 D. Our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts.





                      (This space intentionally left blank)

RSA Security Inc.
September 4, 2001
Page 8


                  This opinion letter is rendered as of the date first written above solely for your benefit in connection with the Merger Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.


                                            Very truly yours,

                                            /s/ BROBECK, PHLEGER & HARRISON LLP
                                            ------------------------------------
                                            BROBECK, PHLEGER & HARRISON LLP

                                                                       EXHIBIT F

                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

         This Non-Competition and Non-Solicitation Agreement (the "Agreement") is entered into as of July 30, 2001, by and between RSA Security Inc. ("RSA"), a Delaware corporation, and ________________ (the "Selling Shareholder"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

         WHEREAS, the Selling Shareholder is a substantial shareholder of Securant Technologies, Inc., a California corporation (the "Company");

         WHEREAS, the parties have agreed that the Selling Shareholder will sell or transfer all of the Company Shares held by the Selling Shareholder to RSA in consideration for the Selling Shareholder's allocation of the Merger Consideration to be paid by RSA to the Company Shareholders pursuant to the terms of the Agreement and Plan of Merger, dated as of July 30, 2001 (the "Merger Agreement"), by and among RSA, Falcon Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of RSA, the Company and RH Investments 2001 LLC, as Shareholder's Representative;

         WHEREAS, the parties acknowledge that the Selling Shareholder's ownership of the Company Shares constitutes a substantial interest in the Company and his/her sale or transfer of such Company Shares to RSA constitutes a transfer of the goodwill in the Company to RSA; and

         WHEREAS, the parties acknowledge that the execution of this Agreement is a condition to RSA consummating the transactions contemplated by the Merger Agreement;

         NOW, THEREFORE, in consideration of the promises and conditions described above, and for other good and valuable consideration, as set forth herein and in the Merger Agreement, the sufficiency of which is hereby acknowledged, RSA and the Selling Shareholder agree as follows:

         1. If the Selling Shareholder remains employed by RSA or the Company immediately after the Closing Date (other than in a temporary or transitional position), then during the Restricted Period (as defined below), the Selling Shareholder will not directly or indirectly:

              (a) Engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is Competitive with the Business (as defined in
Section 2(a) below) of the Company or RSA or their respective subsidiaries, in the geographic territory or territories where each of the Company and RSA and their respective subsidiaries does business;

              (b) Solicit, divert or take away, or attempt to solicit, divert or take away, for any purposes that is Competitive with the Business, the business or patronage of any individual, corporation or other entity which was or is a prospective client, customer or account of the

Company or RSA or any of their respective subsidiaries at the end of the Restricted Period, or had been a client, customer or account of the Company or RSA or any of their respective subsidiaries within a period of two years prior to the end of the Restricted Period; or

              (c) Either alone or in association with others (i) solicit, or permit any organization directly or indirectly controlled by the Selling Shareholder to solicit, any employee of RSA (or the Company or any of their respective subsidiaries, as the case may be) to leave the employ of RSA (or the Company or any of their respective subsidiaries, as the case may be), or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Selling Shareholder to solicit for employment, hire or engage as an independent contractor, any person who was employed by RSA (or the Company or any of their respective subsidiaries, as the case may be) at any time during the term of the Selling Shareholder's employment with the Company or RSA; PROVIDED, that this clause (ii) shall not apply to any individual whose employment with RSA (or the Company or any of their respective subsidiaries, as the case may be) has been terminated for a period of six months or longer.

         2. If the Selling Shareholder does not remain employed by RSA or the Company immediately after the Closing Date, or accepts a position with RSA that the parties intend to be a temporary or transitional position, then during the Restricted Period, the Selling Shareholder will not directly or indirectly:

              (a) Engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is Competitive with the Business of the Company (as hereinafter defined), in the geographic territory or territories where the Company or any of its subsidiaries does business. "Competitive with the Business" of the Company shall mean any business or enterprise that develops, manufactures, markets, or sells any product or service which relates to any technology and/or services that provide for authorization, authentication or privilege management in network environments;

              (b) Solicit, divert or take away, or attempt to solicit, divert or take away, for any purpose that is Competitive with the Business of the Company, the business or patronage of any individual, corporation or other entity which was or is a prospective client, customer or account of the Company or any of its subsidiaries as of the date of this Agreement (which prospective clients, customers or accounts shall be as set forth in the Company's forecasted sales pipeline as attached hereto as EXHIBIT A), or had been a client, customer or account of the Company or any of its subsidiaries within a period of two years prior to the date of this Agreement; or

              (c) Either alone or in association with others (i) solicit, or permit any organization directly or indirectly controlled by the Selling Shareholder to solicit, any employee of the Company or any of its subsidiaries to leave the employ of the Company or any of its subsidiaries, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Selling Shareholder to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company or any of its subsidiaries at any time during the term of the Selling Shareholder's employment with the Company (each a "Former Employee"); PROVIDED, that this clause (ii) shall not apply to (x) any Former Employee whose employment with the Company or any of its subsidiaries has been involuntarily terminated, (y) any Former Employee whose employment with the Company or any of its subsidiaries has been otherwise terminated for a period of 90 days or longer or (z) any unsolicited offers of employment made to any Former Employee via general advertisement.

         3. For purposes of this Agreement, the "Restricted Period" shall mean the following:

              (a) If the Selling Shareholder remains employed by RSA or the Company immediately following the Closing Date (including in a temporary or transitional position), then the Restricted Period shall mean a period commencing on the Closing Date and ending on the later to occur of (i) the date that is eighteen (18) months following the Closing Date and (ii) the first anniversary of the last date of the Selling Shareholder's employment or transitional position with RSA, the Company or any of their respective subsidiaries; or

              (b) If the Selling Shareholder does not accept employment or a temporary or transitional position with RSA following the Closing Date, then the Restricted Period shall mean a period commencing on the Closing Date and ending on the date that is eighteen (18) months following the Closing Date.

         4. The Selling Shareholder agrees that during the Restricted Period, the Selling Shareholder will give notice to RSA of each new business activity the Selling Shareholder plans to undertake, at least five (5) business days prior to beginning any such activity. The notice shall state the name and address of the individual, corporation, association or other entity or organization ("Entity") for whom such activity is undertaken and the name of the Selling Shareholder's business relationship and position with the Entity. The Selling Shareholder further agrees to provide RSA with such other pertinent information concerning such business activity as RSA may reasonably request in order to determine the Selling Shareholder's continued compliance with his, her or its obligations under this Agreement. With respect to any such information, RSA agrees to enter into a nondisclosure agreement with the Selling Shareholder in customary form as reasonably requested by the Selling Shareholder; PROVIDED, that RSA's ability to enforce its rights hereunder shall not be precluded in any manner by entering into any such nondisclosure agreement. The sole purpose of this Section 4 is to permit RSA to determine the Selling Shareholder's continued compliance with the Selling Shareholder's obligations under this Agreement.

         5. In the event that the Selling Shareholder does not accept an employment position with RSA (including a temporary or transitional position) following the Closing Date, the Parties agree that the Selling Shareholder shall be entitled to the following benefits:

              (a) RSA shall pay the Selling Shareholder a lump sum severance payment of ________ within five (5) days of the date his employment terminates; and

              (b) RSA shall reimburse the Selling Shareholder for any costs and expenses incurred under COBRA, or such other insurance coverage providing comparable benefits to those provided under RSA's medical and dental benefit plans in effect immediately prior to the

Closing Date in the event that COBRA coverage is not available to the Selling Shareholder, for obtaining or continuing health care coverage (including medical and dental care coverage) for himself and his dependents for a period of eighteen (18) months following the Closing Date.

         In consideration for the promises made herein, including the promises contained in this Section 5, the Selling Shareholder acknowledges that, upon the effectiveness of this Agreement, none of the Company, the Surviving Corporation or RSA shall have any obligations to him under the letter agreement, dated August 9, 1996, between the Selling Shareholder and the Company, which letter agreement shall be deemed terminated and of no force or effect.

         6. This Agreement shall become effective immediately prior to the Effective Time of the Merger and shall terminate in its entirety and have no force or effect concurrently with the termination of the Merger Agreement in the event the Merger does not occur prior to such termination.

         7. The Selling Shareholder specifically represents that the Selling Shareholder is a substantial shareholder of the Company whose ownership of Company Shares constitutes a substantial interest in the Company and that the Selling Shareholder's sale or transfer of the Company Shares to RSA constitutes a transfer of the goodwill in the Company to RSA.

         8. If any restriction set forth in this Agreement is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

         9. The Selling Shareholder agrees that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company being purchased by RSA and are considered by the Selling Shareholder to be reasonable for such purpose. The Selling Shareholder agrees that any breach of this Agreement will cause RSA substantial and irrevocable damage and, therefore, in the event of any such breach, in addition to such other remedies which may be available, RSA shall have the right to seek specific performance and injunctive relief without posting a bond.

         10. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         11. No delay or omission by RSA in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by RSA on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

         12. RSA may assign this Agreement and/or its rights hereunder to any other corporation or entity which acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the business and/or assets of RSA or the Company, provided that any such corporation or entity shall assume any obligations of RSA hereunder. The obligations of the Selling Shareholder are personal and shall not be assigned by him.

         13. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to conflict of laws provisions. The parties hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the State of California or, if appropriate a federal court within California (which courts, together with all applicable appellate courts, for purposes of this Agreement are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter hereof.

         14. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

         15. This Agreement may be amended or modified only by a written instrument executed by both RSA and the Selling Shareholder.



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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                            SELLING SHAREHOLDER:





                                            Name:
                                                 -------------------------------




                                            RSA SECURITY INC.



                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------